UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ALPHA NATURAL RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 21, 2015

ALPHA NATURAL RESOURCES, INC.

One Alpha Place

P.O. Box 16429

Bristol, Virginia 24209

To the Stockholders of Alpha Natural Resources, Inc.:

NOTICE IS HEREBY GIVEN that Alpha Natural Resources, Inc.’s (“Alpha” or the “Company”) 2015 annual meeting of stockholders will be held at 8:00 a.m. local time on Thursday, May 21, 2015, at the Holiday Inn Hotel & Suites—Bristol Convention Center, 3005 Linden Dr., Bristol, VA 24202 (the “Annual Meeting”). The terms “Alpha,” “the Company,” “we,” “our,” “us,” and similar terms refer to Alpha Natural Resources, Inc. and its subsidiaries.

At the meeting, we will ask stockholders to consider and act upon the following matters:

1.	The election of seven (7) directors nominated by our board of directors for a term of one year;

2.	Approval of a proposed authorized share increase;

3.	Approval of a reverse stock split and authorized share decrease;

4.	Advisory approval of the Company’s executive compensation;

5.	Ratification of KPMG LLP as Alpha’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and

6.	If properly presented, a stockholder proposal regarding proxy access.

We plan to hold a brief business meeting focused on these items, at which we will address any other proper business that may arise, and we will offer reasonable time for your comments and questions.

The Board of Directors unanimously recommends that you vote “FOR” proposals 1 through 5 and that you vote “AGAINST” proposal 6. These proposals are further described in the accompanying proxy statement.

Only Alpha stockholders of record at the close of business on April 1, 2015 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. For ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for inspection at Alpha’s corporate offices located at One Alpha Place, Bristol, Virginia 24202.

Your vote is very important. If you are unable to attend the meeting, we urge you to vote by proxy in any one of the following three ways:

•	VIA THE INTERNET, which we encourage if you have Internet access, at the address shown on your proxy card;

•	BY TELEPHONE, using the toll-free telephone number shown on the proxy card; or

•	BY MAIL, by completing, signing and returning the enclosed proxy card in the postage-paid envelope.

By Order of the Board of Directors,

Kevin S. Crutchfield

Chairman of the Board of Directors

and Chief Executive Officer

April 9, 2015

i

(CONTINUED)

ii

PROXY STATEMENT

For 2015 Annual Meeting of Stockholders of

Alpha Natural Resources, Inc.

To Be Held On

May 21, 2015

The board of directors of Alpha Natural Resources, Inc. (“Alpha” or the “Company”) is soliciting proxies to be voted on the stockholders’ behalf at the 2015 annual meeting of stockholders. This document includes information about the issues to be voted upon at the annual meeting.

In accordance with rules adopted by the United States Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials other than as described below. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you on how to submit your proxy via the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of the proxy materials, you should follow the instructions for requesting these materials included in the Notice of Internet Availability of Proxy Materials.

It is anticipated that the Notice of Internet Availability of Proxy Materials will first be sent to stockholders on or about April 9, 2015. The proxy statement and the form of proxy relating to the 2015 annual meeting will first be made available to stockholders on or about April 9, 2015 at www.edocumentview.com/ANR. In accordance with SEC rules, the website, www.edocumentview.com/ANR, provides complete anonymity with respect to a stockholder accessing the website.

ABOUT THE ANNUAL MEETING

Why have you provided me this proxy statement?

Alpha’s board of directors is soliciting your “proxy,” which is your authorization for our representatives to vote your shares as you direct. This proxy statement, along with the accompanying Notice of 2015 Annual Meeting of Stockholders, describes the purposes of the meeting and the information you need to know to vote at the meeting. Once given, your proxy will be effective for the May 21, 2015 Annual Meeting and at any adjournment, postponement or continuation of that meeting.

When and where will the annual meeting be held?

The annual meeting will be held on Thursday, May 21, 2015, at 8:00 a.m. local time, at the Holiday Inn Hotel & Suites—Bristol Convention Center, 3005 Linden Dr., Bristol, VA 24202. Directions to the meeting are provided in the Notice of Internet Availability of Proxy Materials and on the proxy card.

Who can attend the meeting?

Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the annual meeting. If you are not a stockholder of the Company, you will be admitted only if you have a valid legal proxy, form of photo identification and you sign-in at the registration desk. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 7:30 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. The use of cell phones, smartphones, pagers, recording and photographic equipment and/or computers is not permitted at the annual meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you must bring a copy of a brokerage statement reflecting your stock ownership as of the record date and sign in at the registration desk at the meeting.

Who is entitled to vote at the annual meeting?

Anyone who owns (of record) Alpha common stock as of the close of business on April 1, 2015, which our board of directors has determined to be the record date for the annual meeting, is entitled to one vote per share owned. There were •••,•••,••• shares outstanding as of April 1, 2015.

What are the voting rights of holders of Alpha common stock?

Each outstanding share of Alpha common stock is entitled to one vote on each matter considered at the annual meeting.

What items will be voted on at the meeting, and how does the Board recommend that I vote?

You will be voting on the following matters:

1.	The election of seven (7) directors nominated by our board of directors for a term of one year;

2.	Approval of a proposed authorized share increase;

3.	Approval of a reverse stock split and authorized share decrease;

4.	Advisory approval of the Company’s executive compensation;

5.	Ratification of KPMG LLP (“KPMG”) as Alpha’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and

6.	If properly presented, a stockholder proposal regarding proxy access.

The Board of Directors unanimously recommends that you vote “FOR” proposals 1 through 5 and that you vote “AGAINST” proposal 6.

For more information regarding each proposal, see the section of this proxy statement entitled “Proposals” beginning on page 45.

How do I vote?

You may vote your shares in four different ways:

1.	Via the Internet. You may vote your shares via the internet by following the instructions on your proxy card. If you own your shares in “street name” or in a nominee account, you may place your vote through the Internet by following the instructions on the proxy card provided by your broker, bank or other holder of record.

2.	By Telephone. You may vote your shares by telephone by calling the toll-free telephone number provided on the proxy card. If you own your shares in “street name” or in a nominee account, you may place your vote by telephone by following the instructions on the proxy card provided by your broker, bank or other holders of record.

3.	By Mail. Mark your voting instructions on, and sign and date, the proxy card and return it to Alpha’s Corporate Secretary, Richard H. Verheij, at One Alpha Place, P.O. Box 16429, Bristol, Virginia 24209. If you mail your proxy card, Mr. Verheij must receive it before the polls close at the meeting.

4.	In Person. You may deliver your completed proxy in person at the meeting. If your shares are held in “street name” or a nominee account, you will need to obtain a proxy form from the institution that holds your shares in order to vote at the meeting. The board of directors recommends that you vote by one of the three methods above even if you plan to attend the meeting.

How do I revoke my proxy or change my voting instructions?

You may revoke your proxy or change your voting instructions in four ways:

1.	Submit voting instructions again by telephone or the internet. If you are a “street name” stockholder, you must follow instructions found on the voting instruction card provided by your broker or other “street” nominee, or contact your broker or other “street” nominee in order to revoke your previously given proxy.

2.	Submit a new proxy card bearing a later date than the one you wish to revoke. A valid later-dated proxy will automatically revoke any proxy previously submitted by you. If you own your shares in “street name,” because your broker or other “street” nominee is actually the record owner, you must obtain a new proxy card from the broker or other “street” nominee. If you are a holder of record, then you must obtain a new proxy card from Alpha’s transfer agent, Computershare Investor Services, at 877-373-6374. We must receive your new proxy card before the annual meeting begins.

3.	Write to Alpha’s Corporate Secretary, Richard H. Verheij, at One Alpha Place, P.O. Box 16429, Bristol, Virginia, 24209. Your letter should contain the name in which your shares are registered, your control number, the date of the proxy you wish to revoke or change, your new voting instructions, if applicable, and your signature. Mr. Verheij must receive your letter before the annual meeting begins.

4.	Attend the annual meeting and vote in person as described above (or by personal representative with an appropriate proxy). Attendance at the meeting will not by itself revoke a previously granted proxy; to alter your prior instructions, you must vote your shares during the meeting.

How will proxies be voted if I give my authorization?

The board of directors has selected Kevin S. Crutchfield, Richard H. Verheij, and William L. Phillips III, and each of them, to act as proxies with full power of substitution. All properly executed proxy cards delivered by stockholders and not previously revoked will be voted at the annual meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a properly executed proxy card will be voted “for” proposals 1 through 5 and “against” proposal 6.

Will any other business be presented for a vote at the annual meeting?

Management knows of no other matters that may come before the annual meeting for consideration by the stockholders. However, if any other matter properly comes before the annual meeting, the persons named as proxies will vote upon this matter in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with their best judgment.

The chair of the annual meeting may refuse to allow presentation of a proposal or nominee for the board of directors if the proposal or nominee was not properly submitted. The requirements for submitting proposals and nominations for next year’s annual meeting are described in the section entitled “Stockholder Proposals for the 2016 Annual Meeting” on page 72.

What constitutes a quorum?

For business to be conducted at the annual meeting, a quorum constituting a majority of the shares of Alpha common stock issued and outstanding and entitled to vote must be in attendance or represented by proxy.

What are the voting options and approval requirements for each matter to be voted on?

Delaware law, the New York Stock Exchange’s (“NYSE”) rules and regulations and/or Alpha’s certificate of incorporation and bylaws govern the vote requirements applicable to each proposal.

1.	Election of directors. You may vote in favor of a nominee, vote against a nominee, or abstain from voting as to any nominee. Each share of common stock may be voted for as many nominees as there are directors to be elected. Each director shall be elected to the board of directors if the votes cast for the director nominee’s election exceed the votes cast against the nominee’s election. Stockholders may not cumulate their votes.

2.	Authorized share increase. You may vote in favor of the proposal, vote against the proposal or abstain from voting. The proposal will pass if approved by a majority of the shares outstanding and entitled to vote on the matter.

3.	Reverse stock split and authorized share decrease. You may vote in favor of the proposal, vote against the proposal or abstain from voting. The proposal will pass if approved by a majority of the shares outstanding and entitled to vote on the matter.

4.	Advisory approval of executive compensation. You may vote in favor of the proposal, vote against the proposal or abstain from voting. The advisory vote to approve the compensation paid to our executive officers as reported in this proxy statement will pass if approved by a majority of the shares present in person or represented by proxy and entitled to vote on the matter. As an advisory vote, your vote will not be binding on the Company or the board of directors. However, our board of directors and our compensation committee, which is responsible for designing and administering the Company’s executive compensation program, value the opinions of our stockholders and to the extent there is any significant vote against the compensation paid to our named executive officers in 2014, the compensation committee will evaluate whether any actions are necessary to address stockholders’ concerns when making future compensation decisions.

5.	Ratification of KPMG’s appointment. You may vote in favor of the proposal, vote against the proposal or abstain from voting. The proposal will pass if approved by a majority of the shares present in person or represented by proxy and entitled to vote on the matter.

6.	Stockholder proposal regarding proxy access. You may vote in favor of the proposal, vote against the proposal or abstain from voting. The proposal will pass if approved by a majority of the shares present in person or represented by proxy and entitled to vote on the matter.

The Board of Directors unanimously recommends that you vote “FOR” proposals 1 through 5 and that you vote “AGAINST” proposal 6.

How will votes be counted?

The inspector of elections appointed by the board of directors for the annual meeting will calculate affirmative votes, negative votes, abstentions and broker non-votes. Under Delaware law, abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the annual meeting. An abstention has the same effect as a vote “against” a particular proposal except, in the case of Proposal 1 (election of directors), where abstentions will have no effect on the outcome.

You, as beneficial owner, own your shares in “street name” if your broker or other “street” nominee is actually the record owner. Under the NYSE rules, brokers or other “street” nominees have authority to vote in their discretion on “routine” matters – such as the proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal 5) – if they have not received voting instructions from their clients who are the beneficial owners of the shares at least ten days before the date of the meeting.

When the broker or other “street” nominee does not receive voting instructions from clients with respect to “non-routine” matters, the broker or other “street” nominee may not vote on the matter, resulting in a “broker non-vote.” Broker non-votes are included in the calculation of the number of votes considered to be present at the annual meeting for purposes of determining a quorum, but will not be treated as votes cast. Accordingly, for Proposals 2 and 3, which require the approval of a majority of shareholders outstanding and entitled to vote on the matter, abstentions and broker non-votes will have the same effect as an “against” vote. Non-routine matters to be considered at the 2015 annual meeting include Proposals 1 through 4 and Proposal 6.

Where can I find voting results of the annual meeting?

Preliminary voting results will be announced at the annual meeting. Preliminary or final voting results will also be published in Alpha’s Current Report on Form 8-K, which will be filed with the SEC on or about May 29, 2015. Once it is filed, you may receive a copy of the Current Report through the internet at www.alphanr.com or through EDGAR, the SEC’s electronic data system, at www.sec.gov. You may also receive a copy by contacting Alpha’s investor relations department at (276) 739-4144, or the SEC at (800) SEC-0330 for the location of its nearest public reference room.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent or with stock brokers or other nominees. Please complete and provide your voting instructions for all proxy cards that you receive.

What is the cost of soliciting proxies, and who pays that cost?

Alpha is bearing the entire cost of soliciting proxies. Proxies will be solicited principally through the mail, but may also be solicited personally or by telephone, facsimile, or special letter by Alpha’s directors, officers, and regular employees for no additional compensation. To assist in the solicitation of proxies and the distribution and collection of proxy materials, Alpha has engaged Innisfree M&A Incorporated, a proxy solicitation firm, for an estimated fee of $12,500. Alpha will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals who are the beneficial owners of shares of common stock.

ABOUT OUR MANAGEMENT TEAM

Alpha is led by Kevin S. Crutchfield, who serves as our Chairman of the Board and Chief Executive Officer. In addition to Mr. Crutchfield, whose detailed biography appears on page 7, the following persons comprise the Company’s Management Committee.

Gary W. Banbury (62) has served as our executive vice president and chief administrative officer since January 2015. His responsibilities include the company’s human resources strategy including talent management, compensation, benefits and employee relations, as well as Running Right, safety, corporate security, continuous improvement, corporate infrastructure, information technology and strategic sourcing. He previously served as executive vice president, administration and support services from July 2013. Prior to joining Alpha, Mr. Banbury served as executive vice president and chief administrative officer for Allied Nevada Gold Corp. from January 2012 to May 2013 and as vice president human resources and administration for Thompson Creek Metals Company Inc. from March 2011 to December 2011. Prior to that time, Mr. Banbury held a number of other senior roles, including president and chief operating officer of RJ Human Capital Services from March 2010 to March 2011 and senior vice president/chief administrative officer for Coeur d’Alene Mines Corporation. Mr. Banbury earned his bachelor of science degree in personnel and labor relations from Michigan Technological University.

Philip J. Cavatoni (51) has served as our executive vice president and chief financial and strategy officer since February 2015, having previously served as executive vice president and chief strategy officer since July 2009. He served as Alpha’s treasurer and executive vice president — finance and strategy from February 2009 until July 2009. Before joining Alpha, Mr. Cavatoni held various positions with JPMorgan Chase & Co., a global financial services firm (“JPM”), beginning in 1991. Mr. Cavatoni’s most recent position with JPM was managing director and head of the firm’s Basic Materials practice, where he was responsible for management of client relationships, advisory and financing transactions and the strategic allocation of capital across the sector. Additionally, Mr. Cavatoni was responsible for JPM’s midwest M&A practice. He earned his bachelor of science degree from Drexel University in 1986 and his master of business administration degree from the University of Chicago Booth School of Business. He serves on the Virginia Highlands Community College Foundation Board and the Drexel University President’s Leadership Council.

V. Keith Hainer (46) has been our executive vice president – mining operations since January 2015. He previously served as senior vice president—operations excellence & idle mines for one of Alpha’s wholly-owned subsidiaries, Maxxim Shared Services, LLC, from September 2012. Prior to that position, Mr. Hainer served as vice president, asset engineering from June 2011, when he joined Alpha in connection with its acquisition of Massey Energy Company. At Massey, he was the vice president, maintenance from May 2008. Mr. Hainer began his mining career at Shell Mining in 1989, at Marrowbone Development. He has held a number of positions in engineering, maintenance and production. Mr. Hainer holds a bachelor of science degree in physics from Marshall University, a bachelor of science degree in electrical engineering from West Virginia Institute of Technology and, also from Marshall University, a master of science degree in engineering and master of business administration degree. He is a professional engineer and has obtained significant mining and operational experience while working at both underground and surface mining operations during his career.

Alan W. Jones Jr. (43) has served as our senior vice president and chief accounting officer since February 2015. He previously served as senior vice president and controller of Alpha’s wholly-owned subsidiary, Alpha Natural Resources Services, LLC, from June 2009. In this capacity, Mr. Jones oversaw the Company’s accounting, internal control and financial reporting departments. During 2011, Alan completed Alpha’s Executive Readiness Program at the Darden School of Business at the University of Virginia. Prior to joining Alpha, Mr. Jones was a partner with the accounting firm Ernst and Young LLP, where he served for seventeen years, working primarily with large public corporations in the mining, energy, utility and consumer products sectors. Mr. Jones earned a bachelor of science degree in accounting from Virginia Commonwealth University in 1992. He is a certified public accountant, licensed in Virginia, and a member of the American Institute of Certified Public Accountants.

Mark M. Manno (44) has served as our senior vice president – chief information and sourcing officer since February 2015. Prior to that position, he served as senior vice president, strategic sourcing and information technology for Alpha’s wholly-owned subsidiary, Alpha Natural Resources Services, LLC, a role he held from April 2014, and vice president, strategic sourcing and materials management from March 2012. He previously served as vice president and assistant general counsel. Before joining Alpha in 2010, Mr. Manno was general counsel and real estate division president for SJ Strategic Investments in Bristol, Tennessee. Earlier in his career, he served in multiple roles with King Pharmaceuticals, Inc. and was an attorney with Baker, Donelson, Bearman, Caldwell & Berkowitz, PC in Johnson City, Tennessee. Before joining the private sector, Mr. Manno was an officer in the U.S. Navy and a graduate of the US Naval Academy. He completed his master of business administration degree at Mississippi State University in 1995 and his law degree at the University of Memphis in 1999.

Brian D. Sullivan (47) has been our executive vice president and chief commercial officer since September 2012. Mr. Sullivan has also served as president of Alpha Australia LLC since February 2011. Mr. Sullivan served for ten years as senior vice president and general counsel to The United Company, a private diversified holding company headquartered in Bristol, Virginia, as well as to that company’s subsidiaries in the coal, and oil and gas businesses. In this position, he was responsible for all aspects of mergers and acquisitions activity, contract negotiation and administration, human resources, and litigation. Prior to 2001, Mr. Sullivan was counsel with

Paul, Hastings, Janofsky & Walker, in the firm’s Atlanta office. He began his legal career in Washington D.C. in 1992 with Arent, Fox. He is a graduate of Duke University and the State University of New York at Buffalo School of Law, summa cum laude.

Richard H. Verheij (56) has been our executive vice president, general counsel and corporate secretary since August 2014. Prior to joining Alpha, Mr. Verheij was general counsel of UST, Inc., parent of U.S. Tobacco Company, and Magnum Coal Company. Following the acquisition of Magnum by Patriot Coal in 2008, he served as a legal consultant to Patriot, where he focused extensively on legal and environmental issues for the company. In addition to the legal department at Alpha, the environmental, internal audit and enterprise risk management departments also report to Mr. Verheij. Mr. Verheij brings to Alpha more than 30 years of extensive legal and regulatory experience, including a strong background in the coal sector. He holds a bachelor of arts degree in political science and legal studies from Case Western Reserve University and is also a graduate of the Case Western Reserve School of Law.

ABOUT OUR BOARD OF DIRECTORS

OUR DIRECTORS

The Company’s directors are elected annually. The biography of each nominee for election at the annual meeting appears below.

Kevin S. Crutchfield (54) was appointed as the chairman of our board of directors effective May 17, 2012, elected as chief executive officer and a member of the board at the time of the merger with Foundation Coal Holdings, Inc. (“Foundation”) on July 31, 2009 (the “Foundation Merger”), and served on the board of Alpha’s predecessor from November 2007 until the Foundation Merger. He has also served on the safety, health, environmental and sustainability committee since the Foundation Merger. Prior to that time, he served as Alpha’s predecessor’s president from January 2007 until the Foundation Merger. Mr. Crutchfield also served as Alpha’s predecessor’s executive vice president from November 2004 until January 2007. Mr. Crutchfield joined Alpha’s management team in March 2003. Prior to joining Alpha, he served as vice president of El Paso Corporation (from June 2001 to January 2003), president of Coastal Coal Company (acquired by Alpha in 2003), and held senior executive positions with AMVEST Corporation, AEI Resources, Inc., Cyprus Australia Coal Company and Pittston Coal Company. He holds a bachelor of science degree in mining and minerals engineering from Virginia Polytechnic Institute and State University and he also completed the executive program at the University of Virginia’s Colgate Darden School of Business.

Mr. Crutchfield has served as a member of the board of directors of Coeur Mining, Inc. since May 2013, where he is a member of the environmental, health, safety and social responsibility and compensation committees. He also served as a member of the board of directors of Rice Energy Inc. (“Rice”) from January 2014 until November 2014, when he resigned from the board in accordance with the terms of a stockholder agreement among, Alpha, Rice and others. He also served on the board of directors of King Pharmaceuticals, Inc. from February 2010 until the first quarter of 2011, when he resigned in connection with its acquisition by Pfizer, Inc.

Qualifications: Mr. Crutchfield is the most senior executive of the Company and provides our board with the greatest insight into the Company’s business, challenges and the material risks facing it. Mr. Crutchfield has more than 25 years of experience in the coal industry and has held many senior leadership positions throughout his career. Through that experience, he has developed an expertise and thorough understanding of the business challenges confronting the coal industry particularly in the area of risk management. He has also been actively involved in developing, managing and overseeing coal mine safety policies and procedures throughout his career.

William J. Crowley, Jr. (69) was appointed to our board of directors in December 2004. Mr. Crowley currently serves as a member of our safety, health, environmental and sustainability committee. Mr. Crowley has also served as an independent business advisor to various companies since 2002. Prior to his retirement in 2002, Mr. Crowley had a 32-year career with Arthur Andersen LLP, the public accounting firm, of which 16 years were in Baltimore, Maryland, including as managing partner of the Baltimore office for seven years. In this capacity, he was charged with the task of overseeing and managing the risks associated with portfolio clients which included performing an annual risk assessment, signing off on client acceptance or terminating a client relationship, assessing the capabilities of Arthur Andersen LLP’s personnel and ensuring the appropriate staffing of engagements based on skill sets and the client risk profile.

Mr. Crowley currently serves as the chairman of the board of directors of JNL Series Trust, JNL Investors Series Trust, JNL Strategic Income Fund and JNL Variable Fund LLC, which are all part of a mutual fund complex (the “JNL Entities”). Prior to December 31, 2013, Mr. Crowley served as the chairman of the JNL Entities’ audit and investment committees for three years. He served as a director and chairman of the audit committee and as a member of the nominating and governance committee of BioVeris Corporation (“BioVeris”) from May 2004 to June 2007. He also served as a director and member of the audit committee of Provident Bankshares Corporation (“Provident Bankshares”) from May 2003 to May 2009.

Qualifications: Mr. Crowley brings significant financial reporting, management and risk assessment expertise as a result of his more than 32 years of experience with Arthur Andersen LLP. Mr. Crowley further enhances the expertise of our board with respect to financial matters and risk oversight through his directorships with the JNL Entities and his prior membership on the boards of directors of BioVeris and Provident Bankshares.

E. Linn Draper, Jr. (73) was appointed to our board of directors at the time of the Foundation Merger. Dr. Draper currently serves as a member of the audit and the nominating and corporate governance committees. Prior to the Foundation Merger, he served as a member of the board of Alpha’s predecessor from its formation in November 2004. Dr. Draper joined American Electric Power, an electric utility company (“AEP”), as president in 1992 and served as the chairman, president and chief executive officer of AEP from 1993 until his retirement in April 2004. Prior to joining AEP, Dr. Draper worked for Gulf States Utilities Company from 1979 to 1992, serving as its chairman of the board of directors, and president and chief executive officer from 1987 to 1992. Dr. Draper received a Ph.D. in nuclear engineering from Cornell University, was a professor of nuclear engineering at the University of Texas at Austin, and served as chairman of the Institute of Nuclear Power Operations from 2001 to 2003.

He has served as a director of Alliance Data Systems, Inc., a data management and transaction processing company, since 2005 (serving as a member of the compensation committee since 2005 and as chairman of that committee since 2009). Dr. Draper has also served as the non-executive chairman of the board of directors of NorthWestern Corporation, an electric and gas utility, since 2004. He previously served as a director of Temple-Inland Inc., a building products and corrugated packaging company, from 2004 until February 2012, and TransCanada Corporation, a pipeline and power generation company, from 2005 until April 2013.

Qualifications: Dr. Draper provides valuable insight into the Company’s customers due to his previous service as the president, chief executive officer, and/or chairman of the board of directors of several large publicly traded utility companies. He has significant M&A expertise, safety experience, expertise in the natural resources industry and regulations to which it is subject, as well as expertise in the area of energy companies generally. Dr. Draper also brings other significant expertise as a result of his extensive experience serving on public company boards. Through his senior executive experience in the energy industry and membership on energy company boards (as described above), and his nuclear science experience, he contributes to the board an understanding of, and perspective on, the risk management and safety challenges facing the broader energy industry.

Deborah M. Fretz (66) was appointed to our board of directors in February 2012. She currently serves as chairman of our audit committee and as a member of the compensation committee. From 2002 until her retirement in July 2010, Ms. Fretz was president and chief executive officer of Sunoco Logistics Partners, LP.

Sunoco Logistics Partners is a publicly traded master limited partnership which was formed to acquire, expand, own and operate a geographically diverse group of crude oil and refined products pipelines, terminals and storage facilities in eleven states. Prior to her role in Sunoco Logistics Partners, she held executive positions with the commercial and manufacturing businesses of Sunoco, including as vice president mid-continent refining, marketing and logistics which included Sunoco’s lubricant business as well as the MidAmerica refining and marketing business. She holds a Bachelor of Science degree in biology and chemistry from Butler University and an MBA from Temple University. She also completed the senior executive program at MIT’s Sloan School.

Ms. Fretz currently serves as a member of the supervisory board of Chicago Bridge & Iron Company N.V., a provider of infrastructure services to energy companies, since May 2013. Ms. Fretz served as a director of Niska Gas Storage Partners LLC, a diversified natural gas storage company (“Niska”), until March 2014, where she had served as the interim non-executive chair of the board and a member of the audit and compensation committees, and GATX, a Chicago-based transportation service firm (“GATX”), until 2012. She also previously served as a director of the Federal Reserve Bank of Philadelphia.

Qualifications: Ms. Fretz brings to our board many years of experience, knowledge and leadership in the energy industry. She has gained significant experience in overseeing the strategy, operations, and governance of major public companies, both as an executive officer and director. This experience has included her service as the former president and chief executive officer of Sunoco Logistics Partners, as well as her service on corporate boards.

P. Michael Giftos (68) was appointed to our board of directors in December 2005. Mr. Giftos currently serves as chairman of the safety, health, environmental and sustainability committee, and as a member of our audit and nominating and corporate governance committees. From 1975 to 2004, he served in many executive positions with CSX Corporation and its subsidiaries (“CSX”). From 2000 through 2004, Mr. Giftos served as CSX Transportation’s executive vice president and chief commercial officer. He also served as senior vice president and general counsel at CSX from 1990 through 2000. From 1985 through 1989, he served as vice president and general counsel at CSX. Mr. Giftos was directly involved in risk management at CSX and the CSX transportation risk management group reported to him during much of the period that he served as a CSX senior vice president. Mr. Giftos received his law degree from the University of Maryland in 1974 and a bachelor of arts in political science from George Washington University in 1969.

Mr. Giftos has also served as a member of the board of directors of Pacer International, Inc., a global cartage and logistics services company (“Pacer”), from April 2004 through April 2014, when Pacer was acquired. He served as a member of Pacer’s compensation committee and chairman of its governance committee.

Qualifications: Mr. Giftos has more than 30 years of experience in the railroad industry in which he has served in a number of senior executive capacities. In addition to the business expertise he developed while employed in the railroad industry, Mr. Giftos has developed significant expertise in the areas of corporate governance and compensation through his service on our board of directors since December 2005 and his service on the board of directors of Pacer.

L. Patrick Hassey (69) joined our board of directors in August 2012. He currently serves as a member of our audit and compensation committees. He served as chairman and chief executive officer of Allegheny Technologies Incorporated, a global leader in the production of specialty materials for the aerospace, chemical and oil and gas industries (“ATI”), until he retired in May 2011. He was elected to ATI’s board of directors in July 2003, appointed as ATI’s president and chief executive officer in October 2003, and became chairman of ATI’s board of directors in May 2004. Mr. Hassey served as ATI’s president until August 2010. Prior to October 2003, he was as an outside management consultant to ATI’s executive management. Before joining ATI, Mr. Hassey served as executive vice president and as a member of the corporate executive committee of Alcoa from May 2000 until his early retirement in February 2003, and as executive vice president of Alcoa and group president of Alcoa Industrial Components from May 2000 to October 2002. Prior to May 2000, he served as executive vice president of Alcoa and president of Alcoa Europe, Inc. from 1998 to 2000.

Mr. Hassey currently is a member of the board of directors of Ryder System, Inc., a global leader of transportation and supply chain management solutions (“Ryder”), where he is chairman of the compensation committee and a member of the corporate governance and nominating committee. In September 2014, Mr. Hassey joined the board of directors of Kaiser Aluminum Corporation, fabricator of aluminum products for the aerospace, automotive and other aluminum product markets.

Qualifications: Mr. Hassey adds public company executive leadership experience to our board with his successful 43-year career in the metals industry, a key destination for our products, which includes more than seven years as ATI’s chief executive officer and as chairman and a member of ATI’s board of directors. During his tenure at ATI, he led the company’s transformation to a global specialty metals business, experience he contributes to our board, along with his expertise in manufacturing, logistics and marketing. His experience as the chairman of ATI’s board of directors and as a member of Ryder’s and Kaiser’s boards of directors also provides our board with additional public company corporate governance expertise and perspective.

Joel Richards, III (68) was appointed to our board of directors in March 2005. He currently serves as chairman of our compensation committee and as a member of our safety, health, environmental and sustainability committee. He also served as a member of the board of directors of Foundation’s predecessor, RAG American Coal Holdings, Inc. (“RAG”), from 2000 to 2003. Since 2002, he has been a principal in a management consultant firm, Joel Richards and Associates, LLC. Mr. Richards was executive vice president and chief administrative officer of El Paso Energy Corp. from 1996 until his retirement in 2002. From 1990 through 1996, he served as senior vice president human resources and administration at El Paso Natural Gas Company. At El Paso, Mr. Richards served on the executive committee, which reviewed and managed, among other matters, risk throughout the organization and served on its corporate safety committee for several years which performed a corporate safety performance quarterly review of all El Paso company business units. He was also senior vice president finance and administration at Meridian Minerals Company, where he worked from 1985 to 1990. Prior to that time, he held various management and labor relations positions at Burlington Northern, Inc., Union Carbide Corporation and Boise Cascade Corporation. Mr. Richards earned his bachelor of science in political science and masters in administration from Brigham Young University.

Mr. Richards has served as a member of the board of directors of The Layton Companies, Inc., a privately held firm specializing in construction management for a wide variety of commercial and public clients, since September 2008. He is a member of that board’s audit and compensation committees.

Qualifications: Mr. Richards has more than 30 years of experience in the natural resources and energy industries and has held many senior leadership positions. He has corporate governance, compensation/human resources and audit expertise which he developed through his prior leadership positions, including his membership on The Layton Companies’ board of directors.

INDEPENDENT AND NON-MANAGEMENT DIRECTORS

Under the NYSE rules and, with respect to the audit committee, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and rules adopted under the Exchange Act, we are required to have a majority of independent directors on our board and to have only independent directors serving on each of our audit, compensation and nominating and corporate governance committees. As more fully described below, our safety, health, environmental and sustainability committee must be composed of at least a majority of independent directors pursuant to the committee’s charter.

Our nominating and corporate governance committee undertook an annual review of director and director nominee independence in February 2015. The purpose of this review was to determine whether any relationships or transactions involving directors and director nominees, their family members and affiliates were inconsistent with a determination that the director or director nominee is independent under the independence standards set forth in the NYSE rules and our Corporate Governance Practices and Policies and, with respect to audit committee members and nominees, under the independence standards for audit committee members adopted by the SEC. Based on that review, our board of directors has determined that each of Ms. Fretz and Messrs. Brisimitzakis, Draper, Eisenberg, Giftos, Hassey, and Richards qualify as “independent” under the independence standards set forth in the NYSE rules, and that each of Ms. Fretz and Messrs. Draper, Giftos and Hassey qualify as “independent” under the independence standards for audit committee members adopted by the SEC.

In connection with each of the quarterly meetings of the board of directors, the non-management directors meet in executive session without any members of management present. If the board of directors convenes a special meeting, the non-management directors may meet in executive session if the circumstances warrant. The lead independent director presides at executive sessions of the non-management directors.

BOARD AND ITS COMMITTEES

Our board of directors has four standing committees: (i) an audit committee; (ii) a compensation committee; (iii) a nominating and corporate governance committee; and (iv) a safety, health, environmental and sustainability committee. Each of these committees has adopted and acts according to a written charter. Stockholders may obtain a copy of each charter, at no cost, either on our website, www.alphanr.com, or upon written request to William L. Phillips III, Assistant Secretary, Alpha Natural Resources, Inc., One Alpha Place, P.O. Box 16429, Bristol, Virginia 24209. From time to time, our board of directors may also form special ad hoc committees to which it may delegate certain authority to administer particular duties of the board.

The board of directors held nine meetings in 2014, either in person or by telephone. Each currently serving director attended at least 75% of the aggregate of the total number of meetings of the board of directors in 2014 (held during the periods for which he or she served as a director) and the total number of meetings held by each committee on which he or she served in 2014 (during the period that he or she served). See “Committee Membership” on page 14 for information regarding the committees on which each of our directors sit and the number of committee meetings held by each committee in 2014.

Under Alpha’s Corporate Governance Practices and Policies, directors are expected to attend stockholder meetings. All directors attended the 2014 annual meeting of stockholders. Alpha has scheduled one of its quarterly board of directors meetings on the same date as the annual meeting. A copy of Alpha’s Corporate Governance Practices and Policies is available at no cost either through our website, www.alphanr.com, or upon written request to William L. Phillips III, Assistant Secretary, Alpha Natural Resources, Inc., One Alpha Place, P.O. Box 16429, Bristol, Virginia 24209.

Although the NYSE rules require only that the board have standing audit, compensation and nominating and corporate governance committees, the board feels that it is important to maintain a safety, health, environmental and sustainability committee to oversee the Company’s policies and procedures regarding these matters.

BOARD LEADERSHIP STRUCTURE

Chairman of the Board

Mr. Crutchfield serves as our chief executive officer and chairman of the board. Our board selected Mr. Crutchfield as chairman of the board to effectively execute Alpha’s business strategy and address the complexity and challenges facing Alpha’s business through unified leadership of management and the board. Mr. Crutchfield’s serving as both chief executive officer and chairman of the board enables Alpha to better identify and carry out strategic priorities and bring significant matters to the board’s attention in a timely and efficient manner.

The chairman presides at all meetings of the board and stockholders. In addition, the chairman performs such other duties as from time to time may be assigned to him by the board, including, but not limited to:

•	Providing leadership to the board;

•

Approving the schedule and agenda for board meeting(s) as well as information to be sent to the board, determining whether there are major risks which the board should focus upon at the meeting(s), and facilitating communication among the directors;

•	Authority to direct the calling of a special meeting of the board or of the independent members of the board; and

•	Authority to consult directly with major stockholders.

Lead Independent Director

In October 2010, Alpha’s board of directors elected Mr. Eisenberg as lead independent director. The lead independent director has the following duties and powers:

•	To serve as the liaison between the independent members of the board and the chairman;

•	To preside at all meetings of the board of directors at which the chairman is not present, including executive sessions and meetings of non-management directors and/or independent directors;

•

To approve the agendas for board meetings, the meeting schedule to assure that there is sufficient time for discussion of all agenda items, and the information to be sent to the board, as well as to review with the chairman whether there are major risks which the board should focus upon at its meetings and to facilitate communication among the independent directors (with the chairman);

•	Authority to direct the chief executive officer or corporate secretary to call a special meeting of the board or of the independent members of the board;

•	Authority to consult and communicate directly with major stockholders, when requested; and

•	To perform other duties as may from time to time be delegated to the lead independent director by the board.

Mr. Eisenberg’s service on the board will conclude as of the annual meeting, and the board intends to elect a new lead independent director at that time.

Committee Chairs

Each of the board’s standing committees is chaired by an independent director, further helping to ensure a robust role for the Board’s independent directors.

BOARD’S ROLE IN RISK MANAGEMENT OVERSIGHT

Our management team is responsible for the identification, assessment and mitigation of risk at the Company. Under our Corporate Governance Practices and Policies, our board of directors is charged with evaluating major risks facing Alpha which are communicated to the board by management, and overseeing that appropriate risk management and control procedures are in place.

Alpha has an enterprise risk management committee (“ERMC”), composed of members of management, whose mission is to protect the Company’s enterprise value by (i) formalizing the integration of risk management in the assessment of strategic options and (ii) institutionalizing the identification, prioritization, measurement and mitigation of key risks. Senior management, under the direction of the general counsel and with the assistance of the ERMC, is charged with establishing and implementing an enterprise risk management (“ERM”) process within the Company.

The ERMC has constructed an ERM policy and manual that outlines processes, and defines the roles and responsibilities, for risk decisions and dictates how risk is reported to the board. That policy and manual were approved by management and reviewed with the audit committee and board as the framework for further development of the Company’s ERM processes.

The ERM department has developed a list of key group risks that could have a material financial impact on the Company and that are material enough to warrant board oversight. Owners of the key group risks have been named and teams formed to develop and implement mitigation plans for each of the key group risks. Mitigation plans were also reviewed with the audit committee and board. The ERMC continues to monitor key risk indicators, risk mitigation plans and provides management and the audit committee periodic status reports on each of the key group risks.

Our board of directors has delegated to various of its committees the responsibility for overseeing the management of certain risks. Even when risk oversight has been delegated to a committee, however, the full board maintains oversight of these risks through the receipt of reports from the committee chairs to the full board at each regularly-scheduled board meeting.

The audit committee has regularly reviewed the progress of the Company’s ERM program. Additionally, in accordance with NYSE rules, the board has delegated to the audit committee oversight of risks related to the integrity of the Company’s financial reporting processes. The audit committee:

•

reviews and discusses with management Alpha’s major financial risk exposures and steps that management has taken to monitor and control these exposures (including management’s risk assessment and risk management policies); and

•

oversees procedures that management has established to monitor compliance with Alpha’s Code of Business Ethics (the “Code of Ethics”) to address any potential conflicts of interest and other matters addressed in the Code of Ethics and its related person transaction policy, which is described under “Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons” on page 70.

Oversight of certain risks has also been delegated to the safety, health, environmental and sustainability committee, such as risks associated with safety and health and the protection of the environment. The compensation committee regularly assesses whether Alpha’s compensation policies and practices incentivize excessive risk-taking. The nominating and corporate governance committee reviews material governance-related risks, such as those related to director and officer succession. For more information about the functions and activities of the Board’s standing committees, see the section entitled “Board Committees” below.

CODE OF BUSINESS ETHICS

Alpha has adopted a Code of Ethics that applies to employees (including senior financial employees), officers (including the chief executive officer and chief financial officer), and board members. The Code of Ethics is available at no cost either through Alpha’s website, www.alphanr.com, or upon written request to William L. Phillips III, Assistant Secretary, Alpha Natural Resources, Inc., One Alpha Place, P.O. Box 16429, Bristol, Virginia 24209.

BOARD COMMITTEES

Committee Membership

The table below identifies the standing board committees on which each of our directors currently sits:

Name	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee		Safety, Health, Environmental and Sustainability Committee
Kevin S. Crutchfield(1)							X
Angelo C. Brisimitzakis			X		X		X
William J. Crowley, Jr.							X
E. Linn Draper, Jr.	X				X
Glenn A. Eisenberg(2)					X	(3)	X
Deborah M. Fretz	X	(3)	X
P. Michael Giftos	X				X		X	(3)
L. Patrick Hassey	X		X
Joel Richards, III			X	(3)			X

(1)	Chairman of the board
(2)	Lead independent director
(3)	Committee chair

The number of meetings held by the standing board committees in 2014 was as follows:

Committee	No. of Meetings Held
Audit Committee	11
Compensation Committee	9
Nominating and Corporate Governance Committee	4
Safety, Health, Environmental and Sustainability Committee	5

Audit Committee

Our audit committee currently consists of four directors: Ms. Fretz and Messrs. Draper, Giftos, and Hassey, with Ms. Fretz serving as chair. Our board has determined that all current members of the audit committee are financially literate under current listing standards of the NYSE. Further, our board has determined that all current members of the committee are independent within the meaning of SEC and NYSE regulations, and that Ms. Fretz qualifies as an “audit committee financial expert.”

The audit committee assists the board in monitoring the quality, reliability and integrity of our accounting policies and financial statements, overseeing our compliance with legal and regulatory requirements and reviewing the independence, qualifications and performance of our internal and independent auditors. Among other matters enumerated in the audit committee charter, the committee is generally responsible for:

•	Appointing and compensating our independent auditors, including authorizing their scope of work and approving any non-audit services to be performed by them with respect to each fiscal year;

•

Reviewing and discussing our annual audited and quarterly unaudited financial statements with our management and independent auditors, as well as a report by the independent auditor describing the firm’s internal quality control procedures, any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm, and all relationships between us and the independent auditor;

•	Reviewing our financial press releases, as well as other financial information and earnings guidance, if given, provided to analysts and rating agencies;

•	Overseeing the Company’s guidelines and policies with respect to risk assessment and risk management policies; and

•	Reviewing and discussing procedures management has established to monitor compliance with our Code of Ethics.

Compensation Committee

Our compensation committee currently consists of four members: Ms. Fretz and Messrs. Brisimitzakis, Hassey, and Richards, with Mr. Richards serving as chairman. Our board has determined that all current members of the compensation committee are independent within the meaning of the NYSE rules.

The compensation committee is generally responsible for assisting our board in all matters relating to the compensation of our directors and executive officers and overseeing our compliance with legal and regulatory requirements as they relate to matters of compensation. Among other things, our compensation committee is responsible for:

•	Reviewing and approving our executive compensation policies and practices, as well as the corporate goals and objectives relevant to the compensation of our chief executive officer;

•

Reviewing and approving the compensation, including salary, bonuses and benefits, paid to our chief executive officer, other executive officers and directors, including any employment agreements or similar arrangements, and recommending ratification, in the case of our chief executive officer’s compensation, to the independent members of the board;

•	Evaluating the independence of any advisors retained by the compensation committee as required by law or rule and/or by other criteria as determined by the compensation committee; and

•	Reviewing and making recommendations to our board with respect to cash incentive compensation plans and equity-based plans, and administering the plans.

The compensation committee charter sets forth the committee’s role and responsibilities relative to managing and approving the components of compensation for our executive officers and certain other responsibilities. Under its charter, our compensation committee is authorized to delegate its responsibilities to one or more subcommittees, other board members, and Company officers subject to, and in accordance with, restrictions set forth in its charter. Under the terms of the Alpha Natural Resources, Inc. Amended and Restated 2012 Long-Term Incentive Plan, our compensation committee is authorized to administer the plan and may delegate its authority thereunder to another committee of the board or to an appropriate officer of Alpha, in accordance with law and the terms of the plan. Additionally, our annual incentive bonus plan provides our compensation committee, with respect to participants who it determines are not subject to Section 162(m) of the Internal Revenue Code of 1986 (as amended, the “Code”), the authority to delegate its powers under the plan to our chief executive officer. Our compensation committee has delegated to our chief executive officer authority to administer, grant, and determine awards of non-executive employees under the annual incentive bonus plan and the Amended and Restated 2012 Long-Term Incentive Plan. The committee has also delegated authority to our chief executive officer and/or certain other officers to add eligible non-executive employees into the Company’s deferred compensation plan and the Key Employee Separation Plan.

In addition, our human resources department and Benefits Committee, which is composed of senior employees, support the compensation committee in its work and, in some cases, act pursuant to delegated authority to fulfill various functions in administering the day-to-day aspects of our compensation and benefits plans.

Committee Meetings

The compensation committee meets at scheduled times during the year, typically prior to quarterly board meetings. However, other scheduled meetings may be conducted in person or telephonically, depending on the work tasks of the committee. The agendas for meetings are initially prepared by human resources in consultation with the committee’s chairman, and then provided for comments to the chief executive officer, the general counsel, the compensation committee’s independent compensation consultant and outside legal counsel. Typically, the chief executive officer is invited to attend compensation committee meetings; however, neither the chief executive officer nor any other officers of the Company attend executive sessions held by the compensation committee. The independent compensation consultant typically attends the entire committee meeting, including most executive sessions. The attendance of the chief executive officer and certain other officers, principally the executive leader of human resources, allows the compensation committee to make inquiries into matters for which it is responsible and assists the committee in making informed decisions. The actions of the compensation committee are recorded in the minutes of the meeting and resolutions document all formal actions taken by the committee. The compensation committee chairman reports on the committee’s actions and recommendations at the next regularly scheduled board meeting.

Role of Executive Management in Determining Executive Compensation

Our compensation committee works with our management team in reviewing compensation matters, as more fully described above and in the section entitled “Compensation Discussion and Analysis” on page 27.

Annual Process for Determining Compensation of Executive Officers

As more fully described in “Compensation Discussion and Analysis” on page 27, our compensation committee, together with the independent compensation consultants engaged by the committee, conducts an annual review of our overall compensation program for executive officers and directors. With respect to executive officer compensation, our compensation committee reviews, among other items, each of the key components of compensation — base salary, short- and long-term incentives and perquisites, both within Alpha and as compared to peer data to determine whether each of these components is in line with our compensation philosophy and the Company’s related goals and objectives. Upon the recommendation of our chief executive officer with respect to the compensation of each other executive officer, and, following its review of the findings of our independent compensation consultants, our compensation committee then determines the compensation for all key executives and recommends ratification, in the case of our chief executive officer’s compensation, to the independent members of our board.

Process for Determining Non-Employee Director Compensation

Our compensation committee makes recommendations to the board regarding non-employee directors’ compensation and benefits, including cash, equity-based awards and other compensation. In determining non-employee director compensation, our compensation committee seeks advice from the independent compensation consultants who are retained by the committee to, among other functions: (i) conduct a competitive assessment of non-employee director compensation compared to competitive practice, (ii) inform the committee of emerging trends in director pay practices, and (iii) assess the amount of compensation that is adequate to compensate our directors for their time and effort with respect to board obligations. If, after the annual review of non-employee director compensation by our compensation committee, the committee determines that any changes should be made to the program, it will recommend them to our board for approval.

For details regarding 2014 non-employee director compensation, see the section entitled “Director Compensation” on page 21.

Independent Compensation Consultants

The compensation committee has the authority to engage the services of outside advisors and, the compensation committee has retained Meridian Compensation Partners, LLC (“Meridian”) since August 2012 to assist the compensation committee with its review of the Company’s executive and director compensation programs including, without limitation: (i) reviewing the peer group for benchmarking purposes with respect to compensation and performance, (ii) conducting a competitive assessment of each executive’s total direct compensation (e.g., base salary, annual- and long-term incentives), (iii) developing a trends report regarding executive compensation and keeping the compensation committee apprised of regulatory changes and other developments related to executive compensation, (iv) advising the compensation committee regarding annual- and long-term incentive plan design, (v) performing a competitive assessment of non-employee director compensation, and (vi) assisting with the preparation of proxy disclosures. To maintain the consultants’ independence from management, the consultants did not provide any services to the Company, other than services provided to the compensation committee. Prior to retaining Meridian and on an annual basis thereafter, the committee reviews the following with Meridian: (i) whether Meridian provided other services to Alpha, (ii) the amount of fees received from the Company by Meridian as a percentage of the total revenue of Meridian, (iii) policies and procedures of Meridian that are designed to prevent conflicts of interest, (iv) any business or personal relationships of the consultants or Meridian with members of the compensation committee or Alpha’s executive officers, and (v) any Alpha stock owned by the consultants. In each case, the committee has found that Meridian and the Meridian consultants did not have any relationships with Alpha or own stock in the Company.

The independent compensation consultants reported directly to the compensation committee and, with the consent of the committee, coordinated and gathered information with which to advise the committee from members of management and human resources personnel. The work of Meridian for the committee did not present any conflicts of interest that required the committee’s consideration.

For more information regarding our compensation committee’s processes for determining executive officer compensation and the role of our independent compensation consultants in executive compensation matters, see “Compensation Discussion and Analysis” beginning on page 27.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently has four members: Messrs. Brisimitzakis, Draper, Eisenberg, and Giftos, with Mr. Eisenberg serving as chairman. Our board has determined that all members of the nominating and corporate governance committee are independent within the meaning of the NYSE rules.

The nominating and corporate governance committee assists the board in identifying individuals qualified to become board members and executive officers and selecting, and recommending that the board select, director nominees for election to our board and its committees. Our nominating and corporate governance committee is also generally responsible for:

•	Developing and recommending governance policies and procedures for our board and monitoring compliance with our Corporate Governance Practices and Policies;

•	Considering questions of independence and possible conflicts of interest that may affect directors;

•	Leading our board in its annual performance review;

•	Making recommendations regarding the purpose, structure and operations of each of our board committees;

•	Overseeing and approving a management continuity planning process; and

•

Considering and recommending whether the board should accept any director resignations, including when a director fails to receive the required number of votes for re-election in an uncontested election.

Director Nomination Procedures

Pursuant to our Corporate Governance Practices and Policies and the committee’s charter, our nominating and corporate governance committee reviews the qualifications of proposed director nominees to serve on our board of directors and recommends nominees to our board. Our board is ultimately responsible for proposing a slate of nominees to the stockholders for election to the board, using information provided by the committee.

Our chief executive officer, members of our nominating and corporate governance committee, and other members of our board of directors are sources for the identification of prospective director nominees. Our nominating and corporate governance committee also has authority to retain third-party search firms to identify director candidates. The committee may consider proposed nominees that are identified by stockholders in the manner prescribed by our bylaws (as described below).

Stockholder Director Nominations

Sections 2.01 and 2.02 of our bylaws describe the process by which stockholders of the Company may submit director nominations at an annual meeting or at a special meeting at which directors are to be elected, respectively. Any stockholder of the Company who is entitled to vote at a meeting, who has complied with the notice procedures set forth in Section 2.01 or Section 2.02, as applicable, and who was a stockholder of record at the time the notice is delivered to the corporate secretary of the Company may propose a director nomination. The procedures for a stockholder to nominate a director include the following:

•

The stockholder must have given timely written notice, in proper form, to the corporate secretary of the Company including, without limitation, the stockholder’s name and address and information regarding the stockholder’s ownership of Alpha securities. The deadlines for providing notice to the Company of a proposed director nomination at our next annual meeting are set forth in our bylaws and summarized in “Stockholder Proposals for the 2016 Annual Meeting” on page 72.

•	The notice provided to the corporate secretary of the Company must include all information relating to a director nominee that would be required to be disclosed in a proxy statement or other filings.

•

The notice provided to the corporate secretary of the Company must include a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any stockholder proponent and each proposed director nominee.

•

The notice provided to the corporate secretary of the Company must include a written questionnaire with respect to the background and qualification of a director nominee and the background of any other person or entity on whose behalf the nomination is being made.

•

The notice provided to the corporate secretary of the Company must include a written representation and agreement that the stockholder’s director nominee, among other matters, (i) is not and will not become a party to any arrangement with any person as to how the person, if elected as a director, will act or vote on any issue that has not been disclosed in the above-described questionnaire or any voting commitment that could limit or interfere with the person’s ability, if elected, to comply with his or her fiduciary duties to Alpha, (ii) is not and will not become a party to any arrangement with any person, other than Alpha, with respect to compensation, reimbursement or indemnification for service as an Alpha director that has not been disclosed in the above-described questionnaire, (iii) if elected following nomination by a stockholder under Section 2.01 of the bylaws, intends to tender promptly following the annual meeting at which he or she is elected, any advance resignation notice requested by the board of directors in connection with the next election which resignation will be contingent upon the nominee failing to receive a majority of the votes cast by stockholders in an uncontested election and the board’s acceptance of the resignation, and (iv) the person, if elected, would be in compliance with applicable law and all conflicts of interest, confidentiality and other policies and guidelines of Alpha applicable to directors generally and publicly available as of the date of the representation.

•

Alpha may also require that any proposed director nominee furnish such other information as may reasonably be required by the Company to determine the eligibility of the proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the nominee.

The foregoing summary of our stockholder director nomination procedures is not complete and is qualified in its entirety by reference to the full text of our bylaws that has been publicly filed with the SEC and is available at no cost at www.sec.gov.

Director and Board Qualifications

We believe that our board members should have the highest professional and personal ethics and values. Candidates should bring integrity, insight, energy, and analytical skills to board deliberations. We recognize that the strength and effectiveness of the board reflects the balance, experience, and diversity of the individual directors, their commitment and, importantly, the ability of directors to work effectively as a group in carrying out their responsibilities. We seek board candidates who are:

•	Respected within the industry and our markets;

•	Proven leaders in the communities in which we do business;

•	Experienced managers;

•	Visionaries for the future of our business;

•	Able to effectively handle crises and minimize risk;

•	Dedicated to sound corporate governance; and

•	Collegial.

We seek candidates who demonstrate an understanding of our short- and long-term goals and objectives and a commitment to enhancing stockholder value. Toward this goal, we believe that our directors should have experience with certain matters, including:

•	Senior leadership or operating experience;

•	Public company risk management;

•	Accounting and finance (including expertise that could qualify at least one director as an “audit committee financial expert”);

•	Public company board service;

•	Regulatory knowledge/expertise and familiarity with the natural resources industry;

•	Safety, health and environmental issues;

•	International markets;

•	Business development/M&A experience and experience formulating corporate strategy;

•	Risk management;

•	Communications;

•	Information Technology;

•	Government relations; and

•	Compensation/human resources issues.

Non-management director candidates should generally be free from any relationship with management or Alpha that could create a conflict of interest or compromise their independent judgment. The committee will also consider the length of an existing director’s service on the board and the extent to which a particular director would fill a present or anticipated future need on the board.

The Company does not maintain a separate policy regarding the diversity of its board members. However, our Corporate Governance Practices and Policies and the charter of the nominating and corporate governance committee state that the board, in identifying director candidates, will take into account all factors it considers appropriate to assure a strong board, which may include, among other things, diversity in geographic origin, gender, ethnic background and professional experience. Consistent with these documents, the board seeks nominees with distinct professional backgrounds, experience and perspectives so that the board as a whole has the range of skills and viewpoints necessary to fulfill its responsibilities. As part of our annual board self-evaluation process, the board evaluates whether or not the board as a whole has the appropriate mix of skills, experience, backgrounds and diversity in relation to the needs of the Company for the current issues facing the Company.

Our nominating and corporate governance committee periodically reviews with our board of directors and each committee the requisite skills and characteristics of individual directors as well as the composition of our board as a whole. From time to time, we may seek to enhance our board of directors with one or more members who possess a specific area of experience or expertise.

Once our nominating and corporate governance committee has identified a prospective nominee, the committee evaluates the prospective nominee against the standards and qualifications set forth above, as well as any other criteria the committee may consider appropriate.

While our nominating and corporate governance committee has no formal process for evaluating proposed nominees, the members of the committee generally will review the resume of a proposed nominee and consult the proposed nominee’s personal references. Our nominating and corporate governance committee will also personally interview (and, as appropriate, suggest that other members of our board interview) the proposed nominee, if the committee considers the proposed nominee suitable for consideration. After completing this evaluation, our nominating and corporate governance committee makes a recommendation to the full board as to the persons who should be nominated by our board, and the board determines the nominees after considering the recommendation and report of the committee.

The nominees for election at the annual meeting, Messrs. Crutchfield, Crowley, Draper, Giftos, Hassey, and Richards, and Ms. Fretz, each a current director of Alpha, were selected by the Board following consultation with our nominating and corporate governance committee.

Safety, Health, Environmental and Sustainability Committee

Our safety, health, environmental and sustainability committee currently has six members: Messrs. Brisimitzakis, Crowley, Crutchfield, Eisenberg, Giftos, and Richards, with Mr. Giftos serving as chairman. Under the committee’s charter, a majority of its members must satisfy the independence standards of the NYSE and any applicable regulatory requirements.

The safety, health, environmental and sustainability committee provides oversight of the Company’s performance in relation to safety, occupational health, environmental and sustainability issues, including: (i) reviewing appropriate objectives and policies for the Company relative to the protection of the safety and health of employees, contractors, customers, the public and the environment; (ii) overseeing the Company’s monitoring and enforcement of these policies and related procedures and practices and, in connection with this oversight, assessing reports and other information provided by Company management and such external resources as the committee deems appropriate, (iii) overseeing the Company’s policies and procedures for identifying, assessing, monitoring and managing the principal risks in the Company’s business associated with safety and occupational health, the protection of the environment and sustainable development and, in connection with this oversight, assessing reports and other information provided by Company management and such external resources as the committee deems appropriate; (iv) discussing with management annually the scope, plans, and resources for conducting audits of the Company’s safety, health, environmental and sustainable practices and performance and, at least annually, reviewing significant results of these audits; (v) reviewing the Company’s response to significant safety, health, environmental and sustainability-related public policy, legislative, regulatory, political and social issues and trends that may affect the business operations, financial performance, or public image of the Company or the industry; and (vi) performing other duties as assigned to it from time to time by the board.

DIRECTOR COMPENSATION

2014 Director Compensation

The following table sets forth information concerning the compensation paid by us to our directors for the year ended December 31, 2014.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5)(6) ($)	Total ($)
Angelo C. Brisimitzakis	114,000	92,496	—	—	2,000	208,496
William J. Crowley, Jr.	110,000	92,496	—	1,057	11,500	215,053
E. Linn Draper, Jr.	16,041	184,455	—	—	10,000	210,496
Glenn A. Eisenberg	149,500	92,496	—	—	16,500	258,496
Deborah M. Fretz	127,000	104,496	—	180	15,100	246,776
P. Michael Giftos	128,500	92,496	—	—	10,000	230,996
L. Patrick Hassey	126,000	92,496	—	—	10,000	228,496
Joel Richards, III	122,500	92,496	—	—	10,500	225,496

(1)	Mr. Crutchfield, our chief executive officer, is also the chairman of our board of directors. Mr. Crutchfield’s compensation is reported in the Summary Compensation Table and the other tables set forth herein. Mr. Crutchfield does not receive any additional compensation in connection with his service on our board of directors.

(2)	The values in this column are based on the aggregate grant date fair values of awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification, (“ASC”) Topic 718, “Compensation — Stock Compensation” (“FASB ASC Topic 718”). A discussion of the relevant assumptions made in the valuation of these awards is provided in Note 21 to the financial statements in Alpha’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed on February 26, 2015 (the “Form 10-K”).

The values set forth in this column relate to the following restricted stock unit awards: on May 22, 2014, Ms. Fretz and Messrs. Brisimitzakis, Crowley, Draper, Eisenberg, Giftos, Hassey and Richards each received an award of 24,025 restricted stock units, each with an aggregate grant date fair value of $92,496; on March 31, 2014, May 22, 2014, June 30, 2014, September 30, 2014 and December 31, 2014, Dr. Draper was awarded 1,412, 15,584, 3,774, 4,032 and 1,173 share units, respectively, with each award having an aggregate grant date fair value of $6,001, $59,998, $14,002, $9,999 and $1,959; on March 31, 2014, Ms. Fretz was awarded 2,825 share units, having an aggregate grant date fair value of $12,006. The share units were awarded to Ms. Fretz and Dr. Draper in connection with their deferral of cash fees for service on our board in 2014, which fees were deferred and converted into share units and which share unit amounts granted on each payment date are determined by dividing the cash fees deferred on that date by the closing market price per share of Alpha’s common stock on that date.

As of December 31, 2014, Messrs. Brisimitzakis, Crowley, Draper, Eisenberg, Giftos, Hassey and Richards each held an aggregate of 24,025, 48,952, 50,692, 37,459, 35,719, 58,376 and 48,952 restricted stock units, and Ms. Fretz an aggregate of 48,314 restricted stock units, respectively.

As of December 31, 2014, Dr. Draper and Ms. Fretz held an aggregate of 73,099 and 21,215 share units, respectively.

(3)	As of December 31, 2014, Mr. Eisenberg held options to purchase 2,000 shares of Alpha’s common stock. There were no option grants made to non-employee directors in 2014.

(4)	Amounts in this column reflect the “above market” earnings credited to the participant’s cash account for cash deferrals during 2014 under the Non-Employee Directors Deferred Compensation Plan. For more information regarding the Non-Employee Directors Deferred Compensation Plan, see “Non-Employee Directors Deferred Compensation Plan” on page 22.

(5)	With respect to Messrs. Brisimitzakis, Crowley, Draper, Eisenberg, Giftos, Hassey and Richards, and Ms. Fretz, the amount reported in this column includes Political Action Committee (“PAC”) Company matching contributions in the amount of $2,000, $5,000, $10,000, $10,000, $10,000, $10,000, $4,000, and $10,000, respectively.

(6)	With respect to Messrs. Crowley, Eisenberg, and Richards and Ms. Fretz, the amount reported in this column includes company-provided physicals in the amount of $6,500, $6,500, $6,500, and $5,100, respectively.

Additional Information Regarding Director Compensation

Director Compensation Arrangements

The table below sets forth the 2014 compensatory arrangements with non-employee directors of the Company:

Type of Compensation	Dollar Value of Board Compensation
Annual Retainer	$60,000
Lead independent director	additional $25,000 annual retainer*
Audit committee chairman	additional $15,000 annually
Other committee chairmen	additional $12,500 annually
Per board of directors meeting	additional $2,000
Per committee meeting	additional $2,000
Initial equity compensation	equity worth $80,000 in the form of restricted stock units
Annual equity compensation	equity worth $92,500 in the form of restricted stock units

*	This fee was last paid in December 2014.

In addition, Alpha reimburses directors for travel expenses incurred in connection with attending board of directors, committee and stockholder meetings and for other Alpha business-related expenses.

Non-Employee Directors Deferred Compensation Plan

In November 2009, the compensation committee approved the Non-Employee Directors Deferred Compensation Plan for deferrals of cash compensation to be paid to the Company’s non-employee directors for the 2010-2011 board year and thereafter. The purpose of the plan is to permit non-employee directors of the Company to defer the receipt of compensation that would otherwise become payable to them. According to the terms of the plan, participants may elect to defer up to 100% of the cash compensation payable to them by delivering a deferral commitment to the compensation committee or its designated administrator, which deferral commitment will indicate whether the amount of compensation to be deferred will be credited to the cash account or share unit account established by the Company under a Company equity incentive plan.

Amounts credited to the participant’s share unit account will be equal to the amount of the compensation that is being deferred, converted as of the payment date established by the compensation committee or its designated administrator into share unit equivalents based on the fair market value of a share of common stock on the payment date. Amounts credited to the participant’s cash account will be equal to the amount of compensation on the payment dates specified by the compensation committee and interest on the amount of the cash account will be credited thereto as of the last day of each calendar quarter and will accrue interest annually at the Moody’s AAA corporate bond rate or such other rate as determined by our compensation committee.

The Company will generally distribute the participant’s share unit account balance, if any, to the participant in the form of shares of common stock under a Company equity incentive plan and the participant’s cash account balance, if any, to the participant in a lump sum cash payment, on the six month anniversary of the date the participant terminates all service relationships with the Company and its affiliates. In the event of a change in control, participants will be entitled to receive the value of their accounts in a single lump sum cash payment on, or within 30 days of, the date of the change in control.

Director Deferred Compensation Agreement

At the time of the Foundation Merger, we adopted the deferred compensation agreement for directors, which was previously adopted by the compensation committee of Alpha’s predecessor under the 2005 Long-Term Incentive Plan. Under the deferred compensation agreement, any compensation that would be payable in cash may be deferred in the form of share units or cash, at the director’s election. Any deferred amounts held in an account of share units will receive the value of any dividends on the units held in the account as if the units were actual shares of common stock on a dividend record date. Deferred amounts held in a cash account will earn interest annually at the Moody’s AAA or such other rate as determined by our compensation committee.

Generally, upon a director’s termination from service, we will distribute the director’s share unit account to the director in the form of shares of common stock in a lump sum on the six month anniversary of the date of the director’s termination and/or the director’s cash account to the director in the form of cash in a lump sum on the six month anniversary of the date of the director’s termination of service.

In the event of a change in control, the director (or his/her estate) will receive the value of the shares and cash in the accounts in the form of a single lump-sum cash payment within 30 days of the change in control.

Restricted Stock Units

Non-employee directors’ annual equity awards are currently in the form of restricted stock units. These awards are granted pursuant to restricted stock unit agreements that generally provide for vesting on the one-year anniversary of the grant date, and for awards granted prior to 2013, six months following the cessation of a director’s service on the board. The awards are subject to forfeiture in the event a director breaches certain confidentiality covenants and will accelerate and vest in connection with a change in control or if the director ceases to serve as a member of our board as a result of permanent disability or death.

Director Stock Ownership Guidelines

The board adopted stock ownership guidelines applicable to Alpha’s non-employee directors and executives effective July 31, 2009 and subsequently amended the guidelines on November 8, 2012 (the “Guidelines”). Generally, non-employee directors must accumulate and maintain equity ownership in Alpha by November 8, 2017 with a value of no less than five times the cash Annual Retainer. In determining if a director has satisfied this Guideline, all stock and equity interests beneficially owned by the director, or to which the director is otherwise entitled, are taken into consideration, including, without limitation, any unvested equity grants. To the extent a director is elected, appointed or otherwise named subsequent to November 8, 2012, the five-year period referred to above will begin as of the date the director is elected, appointed, or otherwise named. For purposes of the Guidelines, equity ownership is measured following the end of each fiscal year of the Company, based on the average daily stock price of our common stock during the month of December in that fiscal year. The nominating and corporate governance committee is responsible for the administration and interpretation of the Guidelines. For a description of the Guidelines applicable to executive officers, see “Compensation Discussion and Analysis” beginning on page 27.

No Hedging/Pledging Policies

Our insider trading policy prohibits hedging transactions such as short selling, buying or selling publicly traded options (including puts and calls), zero-cost collar, and forward sales contracts.

Our insider trading policy also prohibits the holding by employees, officers and directors of Alpha securities in a margin account or pledging Alpha securities as collateral for a loan.

DIRECTOR RESIGNATION POLICY

Our Corporate Governance Practices and Policies provide that the board of directors expects a director to tender his or her resignation if he or she fails to receive the required number of votes for election. If a director fails to receive the required vote for election in an uncontested election, the nominating and corporate governance committee will determine whether to accept a director’s resignation and submit its recommendation to the board for consideration. The board of directors will make its determination regarding acceptance of the resignation within 90 days following certification of the election results, and the board will promptly publicly disclose its decision.

COMMUNICATING WITH THE BOARD OF DIRECTORS

Stockholders and other interested parties may contact an individual director or the board of directors as a whole by writing to the following address:

Board of Directors

Attn: Richard H. Verheij, Corporate Secretary

Alpha Natural Resources, Inc.

One Alpha Place

P. O. Box 16429

Bristol, VA 24209

Stockholders and other interested parties should clearly specify in each communication the name of the individual director or group of directors to whom the communication is addressed. Communications from stockholders and other interested parties will be promptly forwarded by the corporate secretary of Alpha to the specified director addressee. Communications addressed to the full board of directors or the group of non-management directors will be forwarded by the corporate secretary of Alpha to the chairman of the board of directors or the lead independent director, as appropriate. Communications received through this method of delivery that do not indicate a specific recipient will be sent to the full board of directors. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the chairman of the audit committee and are handled in accordance with procedures established by the audit committee.

BOARD COMMITTEE REPORTS

REPORT OF THE AUDIT COMMITTEE

The audit committee of the Company’s board of directors is currently composed of four non-employee, independent directors and operates under a written charter adopted by the board of directors. The committee charter is available on the Company’s web site, www.alphanr.com.

The Company’s management is responsible for the Company’s financial reporting processes, including the system of internal controls. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements and for issuing an opinion on the conformity of those financial statements with United States generally accepted accounting principles. The independent registered public accounting firm is also responsible for performing an audit of the effectiveness of internal controls over financial reporting and expressing an opinion on internal control over financial reporting. The audit committee oversees the Company’s financial reporting processes on behalf of the board of directors.

In this context, the audit committee has met and held discussions with management, the Company’s internal auditors and the independent registered public accounting firm. Management represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with United States generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The audit committee has also discussed internal control over financial reporting with management and the independent registered public accounting firm. The audit committee discussed with the independent registered public accounting firm matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board, regarding the independent accountant’s communications with the audit committee concerning independence, the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Accounting Oversight Board and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the firm is independent, the audit committee considered, among other factors, whether any non-audit services provided by the firm were compatible with its independence.

The audit committee discussed with the Company’s independent registered public accounting firm and the Company’s internal auditors the overall scope and plans for their respective audits. The audit committee meets with the independent registered public accounting firm at least quarterly, with and without management present, to discuss the results of their audit, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC. The audit committee approved, and the board of directors ratified, the selection of the Company’s independent registered public accounting firm.

Deborah M. Fretz, Chair	P. Michael Giftos
E. Linn Draper	L. Patrick Hassey

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management. Based on its review and discussion with management, the compensation committee recommended to the board of directors that the “Compensation Discussion and Analysis” section be included in this proxy statement.

Joel Richards, III, Chair	Deborah M. Fretz
Angelo C. Brisimitzakis	L. Patrick Hassey

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (the “CD&A”) section is designed to provide our stockholders with an explanation of Alpha’s executive compensation philosophy and objectives, our 2014 executive compensation program and the compensation paid by us to the following named executive officers (or “NEOs”):

•	Kevin S. Crutchfield, Chairman of the Board and Chief Executive Officer (“CEO”)

•	Frank J. Wood, EVP and Chief Financial Officer until February 28, 2015

•	Paul H. Vining, President until January 31, 2015

•	Philip J. Cavatoni, EVP and Chief Financial and Strategy Officer

•	Brian D. Sullivan, EVP and Chief Commercial Officer

•	Vaughn R. Groves, EVP, General Counsel and Corporate Secretary until September 1, 2014

The CD&A is organized into the following sections:

•	Business Performance and Impact on Pay

•	Executive Summary of the 2014 Compensation Program

•	2014 Say-on-Pay Vote

•	Executive Compensation Setting Process

•	Overview of the 2014 Executive Compensation Program

•	Other Programs, Agreements and Arrangements

Business Performance and Impact on Pay

We are providing information regarding our business performance and the impact of business performance upon pay actually realized by our CEO in order to enable our stockholders to better understand our executive compensation program, the key business factors that affect its design and the payments ultimately made under the program.

2014 Business Performance

Alpha is one of the largest and most regionally diversified coal suppliers in the United States. With affiliate mining operations in Virginia, West Virginia, Kentucky, Pennsylvania and Wyoming, Alpha supplies metallurgical coal to the steel industry and thermal coal to generate power to customers on five continents.

2014 was another challenging year for Alpha and the coal industry. Alpha announced further cost reductions to better match production and overhead expenses with current and anticipated market conditions, which continued to deteriorate during the year for both metallurgical and thermal coal. These conditions have persisted into early 2015. Alpha responded to these market conditions by:

•	Achieving total 2014 revenues of $4.3 billion;

•	Maintaining total liquidity of approximately $2.2 billion as of December 31, 2014, including nearly $1.3 billion in cash and marketable securities;

•	Continuing proactive adjustment of operations and overhead cost structure, including substantial reductions in overhead expenses;

•	Disposing of non-core assets for approximately $95 million in cash during 2014;

•	Engaging in debt refinancing transactions to extend debt maturity dates;

•	Extending the senior secured credit facility and established a new $200 million accounts receivable securitization facility;

•	Monetizing assets, including the sale of approximately 3.5 million shares of Rice Energy Inc. common stock for approximately $91 million in cash; and

•	Maintaining focus on safety and environmental goals.

Alpha will continue to monitor evolving market and industry conditions and remains poised to adjust to these conditions as necessary.

Pay-for-Performance

Alpha believes that volatile commodity prices, general market conditions, including uncertainties in Asia and Europe, and regulatory actions, such as recently effective United States environmental regulations that discourage the use of coal, led to a significant decline in Alpha’s stock price during 2014. These conditions have affected other coal companies as well. Many large United States coal companies experienced significant declines in their stock prices from January 2, 2014 through December 31, 2014 (in addition to James River Coal Company filing for bankruptcy in April 2014): Walter Energy, -91.6%; Arch Coal, Inc., -59.8%; Peabody Energy Corporation, -60.2%; Cliffs Natural Resources Inc., -72.6%; CONSOL Energy, Inc. -10.7%; and Alpha, -76.6%.

Alpha’s longstanding philosophy of pay-for-performance is evident in the structure of our compensation program, in which a majority of our executives’ compensation is “at risk”, subject to the achievement of prescribed business goals. Further, a significant portion of total compensation is linked to stock price in order to closely align compensation with the interests of our stockholders. For example, 60% of our current NEOs’ annual targeted pay is in the form of equity compensation. In the case of our CEO, it is 69%. Current industry and market realities also create, however, an equally strong need for Alpha to attract and retain talent with compensation and incentives that present challenging, but attainable, individual and corporate performance hurdles.

The chart below shows that, for 2012 through 2014, the value of our CEO’s realizable compensation, as measured on December 31, 2014, is significantly below the target compensation for that period.

Realizable pay is defined as (i) base salary, (ii) annual incentive bonuses paid, (iii) cash retention payments, (iv) the value, as of December 31, 2014, of restricted stock units granted from 2012 through 2014, and (v) the total value, as of December 31, 2014, of performance share units granted from 2012 through 2014 which have been paid out upon completion of the applicable performance period plus outstanding awards for which management expects a payout. No value is included for the 2012 performance share units and the 2014 performance share unit awards with a one-year operating cash flow goal, because the pay-out was zero and the 2014 operating cash flow goal was not met. The 2013 performance share units and 2014 performance share units with a three-year total stockholder return (TSR) goal are shown at target and threshold pay-out levels, respectively, based on management’s expectations regarding performance against the applicable goals at December 31, 2014. The special performance-based cash retention award is shown at zero, because as of December 31, 2014, the stock price goal necessary to earn the award had not been attained. The value of restricted stock units and performance share units as of December 31, 2014 is based on our closing stock price on December 31, 2014 of $1.67 per share.

This chart demonstrates that our CEO’s compensation is strongly linked to the performance of our stock price and that in light of its performance, our CEO’s realizable compensation is significantly less than his target compensation for the last three years.

Executive Summary of the 2014 Compensation Program

The following provides an overview of our executive compensation philosophy.

•

The goals of our executive compensation program are to attract and retain top talent, drive the achievement of short-term and long-term objectives, link pay with performance, align managements’ interests with our stockholders’ interests, and to be competitive in the markets in which Alpha competes for talent.

•

The compensation program for our NEOs consists of the following three primary components: base salary, a cash-based annual incentive bonus, and equity-based long-term incentive awards consisting of performance share units and restricted stock units.

•	We generally aim for base salaries, target bonuses and long-term incentive compensation at the median of competitive practice.

•

The compensation committee believes in a pay-for-performance philosophy, which is why the majority of the compensation for our NEOs is performance-based and “at risk.” This strong linkage between pay and performance, combined with market factors largely beyond management’s control, has resulted, in recent years, in realizable compensation for our CEO and other officers that is significantly less than target compensation. This difference is demonstrated under “Pay-for-Performance” on page 28.

•

The compensation committee balances its pay-for-performance philosophy with the equally important goal of attracting and retaining key talent to manage and navigate Alpha through continuing difficult market conditions.

•

The compensation committee believes the compensation program for the NEOs promotes an appropriate level of risk taking and has designed the compensation program to include several features for mitigating excessive risk, such as (i) the use of a mix of performance measures to determine incentive payouts, including Adjusted EBITDA, safety, cash flow and TSR, (ii) establishing a pay mix that emphasizes long-term incentive compensation, (iii) establishing caps on incentive payouts equal to or less than 200% of target awards, (iv) the adoption of stock ownership guidelines, and (v) the adoption of clawback provisions applicable to incentive compensation awards.

This philosophy was reflected in our 2014 compensation programs, which are summarized below and which are further detailed beginning in “Executive Compensation Setting Process” on page 31.

•

Annual Incentive Award. Consistent with our pay-for-performance philosophy, the components of our 2014 annual cash incentive bonuses align directly with critical measures of annual performance — Adjusted EBITDA, safety and strategic objectives relating to sales, general and administrative (“SG&A”) expenses, operations improvement, environmental risk management and liquidity preservation. For 2014, the compensation committee maintained the same percentage weights applied in 2013 for the EBITDA, safety and strategy objective goals: 70%, 15%, and 15%, respectively, and capped pay-outs at 150% of target for the strategic objectives. The 2014 annual incentive awards were earned at approximately 65% of target award level.

•

Long-Term Incentive Awards. Our 2014 long-term incentive program is intended to drive the achievement of critical long-term business objectives, align management’s interests with those of our stockholders and foster retention of key executives. 60% of the target value of each NEO’s 2014 long-term incentive award was granted in the form of performance share units, while 40% of the value was granted in the form of restricted stock units.

-

Performance Share Unit Awards. The performance share unit awards granted in 2014 were of two types. One-half vests based on the Company’s TSR relative to its compensation peer group over a three-year measurement period, with the maximum achievement capped at 200% of target. The other half vests based upon achievement of a one-year operating cash flow goal, with the maximum achievement capped at 150% of target. These units, if earned, will not pay-out until 2017.

The 2014 performance share unit awards with a one-year operating cash flow goal were not earned, and thus these awards were forfeited.

The 2012 performance share units granted in the first quarter of 2012, with a performance period of 2012 through 2014, were not earned, and thus these awards did not pay-out.

-

Restricted Stock Units. Restricted stock units vest based on continued service with Alpha. Generally, one-third vests on each of the first three anniversaries of the grant date if the recipient’s service with Alpha continues through that date.

-

As described above, challenging market and regulatory conditions persisted in 2014. To retain executive talent through these difficult conditions, the compensation committee approved retention bonuses for certain executives to help ensure stability in the Company’s senior management team. Messrs. Crutchfield, Vining and Sullivan were each awarded retention bonuses generally providing that, if the executive remains with Alpha over at least a two-year period, he will be paid an aggregate amount of $2 million, in the case of each of Messrs. Crutchfield and Vining, and $1 million, in the case of Mr. Sullivan, over the retention period. In connection with his appointment as chief financial officer, Mr. Cavatoni was also awarded a retention bonus in January 2015 in the aggregate amount of $600,000. As a result of his voluntary resignation, Mr. Vining will not be paid $1.5 million of his award. For more information regarding the retention bonuses, see “Retention Program” on page 41.

2014 Say-on-Pay Vote

At Alpha’s 2014 annual meeting of stockholders, the Company submitted its executive compensation programs to an advisory stockholder vote. The stockholders overwhelmingly approved Alpha’s executive compensation policies and programs, with 94.1% of votes cast voting in favor of the proposal. The compensation committee interpreted this result to mean that Alpha’s stockholders are supportive of the Company’s executive compensation philosophy and program.

Executive Compensation Setting Process

2014 Executive Compensation Goals

Alpha strives to recruit individuals who will support the Company’s mission, vision, and values — “Running Right.” To accomplish this overarching goal, Alpha’s executive compensation philosophy seeks to provide the NEOs with base salaries, target bonus and long-term incentive opportunities that are positioned around the median of competitive practice in order to assist in attracting and retaining critical talent and to further motivate and reward NEOs for sustained, long-term improvements in the Company’s financial results and the achievement of long-term business objectives. Further, consistent with the compensation philosophy described under “Executive Summary of the 2014 Compensation Program” on page 29, Alpha’s 2014 executive compensation programs are designed to:

•	support talent attraction and retention;

•	link pay and performance;

•	drive achievement of key short- and long-term business objectives;

•	be consistent with reward practices in those markets in which Alpha competes for talent;

•	align management’s interests with stockholders’ interests; and

•	promote an appropriate level of risk taking while mitigating excessive risk taking.

Elements of 2014 Compensation and Objectives

The compensation program for our NEOs consists of a number of elements that support our performance and retention objectives. The compensation earned under certain components may vary significantly based on Company performance.

Compensation Element	Description	Form	Objective
Base salary	Fixed based on level of responsibility, experience, tenure and qualifications	• Cash	• Support talent attraction and retention

Annual Incentive Bonus (AIB)	Variable based on the achievement of annual financial, safety and strategic objectives	• Cash	• Link pay and performance • Drive the achievement of short-term business objectives

Long-Term Incentive Awards	Variable based on the achievement of longer-term goals and stockholder value creation

•    Time-vested restricted stock units payable in common stock and vesting over a three-year period

•    Performance share units payable in common stock or cash based on TSR performance relative to a peer group over a three-year period

•    Performance share units payable in cash and earned based on one-year cash flow from operations performance, but not paid for a three-year period

• Support talent attraction and retention • Link pay and performance • Drive the achievement of longer-term business objectives • Align NEO and stockholder interests

Retention Programs	Variable or fixed amounts paid over time to certain executives if they are employed with the Company on the applicable payment dates	• Cash • Time-vested restricted stock units payable in common stock	• Support talent retention during prolonged challenging market and regulatory conditions

Other Compensation and Benefits Programs	Employee health, welfare, and retirement	• Group Benefits • Life & Disability • 401(k) • Deferred Compensation	• Support talent attraction and retention

Compensation Committee’s Role in Determining Executive Compensation

The compensation committee of the board of directors is responsible for ensuring that the Company’s executive compensation policies and programs reflect the short-term and long-term interests of the Company’s stockholders and are competitive in the markets in which Alpha competes for talent. The compensation committee reviews and approves the design of the compensation program, compensation levels, and benefit programs for the NEOs and other members of the management committee. When appropriate, the compensation committee consults with other board committees, such as the safety, health, environmental and sustainability committee, regarding appropriate targets for performance objectives that relate to their areas of expertise.

The compensation committee is committed to ensuring our compensation and benefit programs are aligned with Alpha’s values and business strategy by regularly reviewing and analyzing the competitiveness of Alpha’s executive compensation program with Company performance. Each key component of compensation (base salary, short-term and long-term incentives) is reviewed for both internal competitiveness and, when appropriate comparisons are available, for external competitiveness based on industry peers and published survey data.

The compensation committee also takes into account external market conditions, such as competition for executives for a particular position, and position-specific factors when approving the total compensation for each NEO. The position-specific factors influencing the compensation levels include largely qualitative factors such as experience, tenure, job performance, contributions to our financial results, scope of responsibilities, and complexity of the position.

Role of Management and CEO in Determining Executive Compensation

As part of our annual process for establishing executive compensation, the CEO, the executive leader of administration, and the human resources department provide information and recommendations to the compensation committee and compensation consultants regarding plan design and performance metrics for the incentive plans. The CEO reviews the performance of the other NEOs with the compensation committee and makes recommendations to the committee regarding compensation levels and awards for the other NEOs. With respect to the CEO’s compensation, the committee reviews peer group data provided by the compensation consultant and the performance of the CEO and determines and recommends his compensation to the board.

Compensation Consultants

The compensation committee has engaged Meridian to advise the committee on executive compensation matters. The compensation consultants report directly to the committee and, with the consent of the committee, coordinate and gather from members of management information with which to advise the committee.

Ultimately, decisions about the amount and form of executive compensation are made by the compensation committee alone and may reflect factors and considerations other than the information and advice provided by our compensation consultants or management.

Factors Considered When Determining Total Compensation of Executive Officers

Peer Group Benchmarking

In connection with determining the 2014 compensatory arrangements of our NEOs, the compensation committee, in consultation with its compensation consultants, used a peer group composed of the following companies:

AK Steel Holding Corporation	Devon Energy Corporation	Steel Dynamics, Inc.
Allegheny Technologies Incorporated	Eastman Chemical Company	The Mosaic Company
Arch Coal Inc.	Newmont Mining Corporation	United States Steel Corporation
Barrick Gold Corporation	Noble Energy, Inc.	Walter Energy, Inc.
Chesapeake Energy Corporation	Peabody Energy Corporation	Western Refining, Inc.
Cliffs Natural Resources Inc.	Spectra Energy Corporation	The Williams Companies, Inc.
CONSOL Energy Inc.

Each year, the compensation committee evaluates the peer group used for compensation and/or performance benchmarking to ensure that each company is appropriate. This determination is based on a variety of characteristics, including whether a company is a direct industry peer, is of similar size (as measured by revenue, assets, market capitalization and enterprise value), is a competitor with Alpha for business and/or talent, or is of similar scope and complexity. At the direction of the compensation committee, the peer group was developed with a particular focus on companies with mining or mining-related businesses that are of similar size, in terms of revenue and market capitalization, to Alpha. The compensation committee aims to position Alpha near the median of the peer group, in terms of size based on the factors described above.

In November 2014, the compensation committee approved a new peer group to more appropriately reflect companies of more similar revenue and size to Alpha at that time. As a result, Barrick Gold Corporation, United States Steel Corporation and Chesapeake Energy Corporation were removed from the peer group, and Olin Corporation, Schnitzer Steel Industries, Inc., The Scotts Miracle-Gro Company, SunCoke Energy, Inc. and Yamana Gold Inc. were added.

Internal Pay Equity

The compensation committee annually reviews the pay relationship between the CEO and NEOs to assess whether the differential is appropriate. The compensation committee reviews the relationship between the CEO’s total direct compensation, as well as each compensation element, to that of the 2nd highest paid NEO and the average of the NEOs (other than the CEO).

The following table summarizes the CEO’s 2014 total direct compensation (salary, target bonus opportunity and target long-term incentive opportunity, as a multiple of the target total direct compensation of the 2nd highest paid NEO and the average target total direct compensation of the NEOs (other than the CEO).

CEO Compensation as a Multiple of:	2014 Base Salary	2014 Target Bonus	2014 Target Long-Term Incentive Opportunity	2014 Total Direct Compensation
2nd Highest Paid NEO	1.44x	1.73x	1.92x	1.80x
Average of NEOs other than the CEO	2.16x	3.14x	3.99x	3.43x

Tally Sheets and Wealth Accumulation Analysis

The compensation committee annually reviews tally sheets for executive members of the management committee. The compensation committee primarily uses the tally sheet information to better understand the total value of the compensation and benefits awarded to each executive officer, including the value of benefits and perquisites paid, and any year-over-year increases in compensation. The tally sheets also assist the compensation committee in understanding each executive’s outstanding equity awards and the value of the stock vested and options exercised during the year. In addition, the compensation committee reviews a summary of severance benefits that would be paid upon termination of each executive officer’s employment under various scenarios to determine the appropriateness of these benefits. The tally sheet analysis provides the compensation committee with a comprehensive overview of the primary executive compensation components and assists the committee with its future compensation decisions.

The compensation committee also reviews a wealth accumulation analysis each year. The wealth accumulation analysis illustrates the potential value of equity awards for each of our executive officers at various levels of future stock price performance over a five year period. The purpose of the analysis is to identify potential wealth that may be created as a result of our compensation program and to assist the committee in determining if that level of wealth creation is appropriate under each of these scenarios.

Overview of the 2014 Executive Compensation Program

Pay Mix

As illustrated in the chart below, approximately 86% of the CEO’s and 78% of the other NEOs’ 2014 target total direct compensation is “at risk”, with most of the compensation subject to the achievement of short- and long-term financial and business objectives. We believe that this balance of fixed and variable compensation is consistent with the Company’s executive compensation philosophy, maintains a strong link between the NEOs’ compensation and Company performance and motivates executives to deliver strong business performance and, importantly, to create stockholder value. For 2014, 60% of the NEOs’ target annual long-term incentive opportunity was in the form of performance share units to be earned based on the achievement of performance goals related to relative TSR and cash flow from operations.

(1)	2014 target total direct compensation excludes the time-based retention awards granted to Messrs. Crutchfield, Vining and Sullivan in 2014.

Elements of Compensation

Base Salary

Base salary is the fixed element of each NEO’s annual cash compensation, and the foundation upon which other primary elements of compensation are based. The compensation committee awards competitive salaries in order to assist in attracting and retaining each NEO.

Base salaries are reviewed by the compensation committee annually and determined with reference to median of salaries for similarly-situated executives in the peer group and also reflect each NEO’s position-specific skills, tenure, experience, responsibility and performance.

The 2014 salaries of each NEO were as follows: Mr. Crutchfield, $1,045,000; Mr. Wood, $456,000; Mr. Vining, $725,000; Mr. Cavatoni $425,000; Mr. Sullivan, $386,000; and Mr. Groves, $425,000.

Annual Incentive Bonuses

The Amended and Restated Annual Incentive Bonus Plan (“AIB”) provides annual cash incentives to our executive officers and other key employees to reward performance against critical goals. The compensation committee targets the executives’ bonus opportunities at the median of competitive practice for target level performance. Potential 2014 bonus payouts ranged between zero and 200% of the original target opportunity, depending on the Company’s results for the year relative to pre-established performance measures.

For 2014, the compensation committee approved the following annual incentive target bonus opportunities for the NEOs:

Named Executive Officer	2014 Target Bonus Opportunity (as a % of salary)	2014 Target Bonus
Crutchfield	120%	$1,254,000
Wood	75%	$342,000
Vining	100%	$725,000
Cavatoni	75%	$318,750
Sullivan	75%	$289,500
Groves(1)	75%	$318,750

(1)	Mr. Groves was entitled to receive a pro-rata 2014 annual incentive bonus, based on his service with the Company in 2014, in accordance with the terms of his general release and non-disparagement agreement described below.

AIB Performance Measures

The compensation committee approves financial and operational goals for the AIB as well as the overall amount of funding for the program. The committee determined that the 2014 executive bonus pool would be funded by 3.5% of Alpha’s adjusted EBITDA (defined below) for the performance period of January 1, 2014 through December 31, 2014. The compensation committee then approved a mix of performance measures based on profitability (adjusted EBITDA), safety and strategic objectives, as described below.

•

Adjusted EBITDA. The adjusted EBITDA financial measure was chosen because it aligns the interests of the NEOs with those of our stockholders. Continued growth in EBITDA leads to long-term improvement in return on investment.

•

Safety. Safety is a core value at Alpha and the Company is committed to safety at every level. In order to further emphasize the importance of safety at Alpha, the compensation committee felt it was important to tie a meaningful portion of each NEO’s annual incentive under the AIB to safety.

•

Strategic Objectives. In light of continued challenging market and economic conditions, the compensation committee and management believed that it was also important to include key strategic objectives in the 2014 AIB. These objectives focus on environmental regulatory compliance, containing costs, maintaining short-term financial flexibility and preserving liquidity.

The compensation committee approved the following formula metrics and their respective weightings for the executives’ 2014 AIB awards, which were intended to align annual incentive compensation with the goals and objectives set forth in Alpha’s business plan for the upcoming year:

Performance Metric	Weighting
Adjusted EBITDA(1)	70%
Safety (TRIR)(2)	15%
Strategic Objectives	15%
Total	100%

(1)	Adjusted EBITDA was calculated as follows: Income from Continuing Operations plus Interest Expense, Income Tax Expense, Depreciation, Depletion and Amortization, and Amortization of Acquired Intangibles, less Interest Income and Income Tax Benefit, excluding the effect of (i) impairment of tangible and intangible assets and related charges, (ii) litigation or claim judgments or settlements (net of insurance payments) as reviewed and approved by the compensation committee, (iii) costs, revenues and gains associated with future and completed business combinations, reorganizations and/or restructuring programs, and (iv) any extraordinary, unusual, infrequent or non-recurring items as reported in the Company’s earnings release and as reviewed and approved by the compensation committee. For purposes of calculating the 2014 AIB executive bonus pool, Adjusted EBITDA was determined without excluding the effect of item (iv).

(2)	“TRIR” means Total Reportable Incident Rate, which is a standard established by the Mine Safety and Health Administration and is widely used by coal companies to judge their safety performance.

The threshold, target and maximum goals associated with the Adjusted EBITDA and Safety metrics established by the compensation committee are set forth below:

	2014 Corporate AIB Measures
Performance Levels	Adjusted EBITDA	Safety (TRIR)(1)
Threshold	$165 million	3.56
Target	$274 million	3.18
Maximum	$384 million	2.87

(1)	The compensation committee determined to adjust these goals, upon the recommendation of the safety, health, environmental and sustainability committee of the board, from 3.10 TRIR (threshold), 2.76 TRIR (target), and 2.48 TRIR (maximum) to the goals listed in the table. The adjustment was due to material changes in the Company’s operational footprint during 2014, after the original safety goals were established.

Strategic objectives support specific business goals and objectives. The goals were approved by the compensation committee based on recommendations from the CEO. The strategic objectives for 2014 were related to the following:

•	SG&A expenses (excluding annual and long-term incentives and certain litigation-related expenses);

•	operational improvements (direct cost/ton for Eastern active mines) and excluding annual- and long-term incentives and sales-related taxes;

•	liquidity levels; and

•	environmental violations per inspector day (VPID) rates.

In establishing 2014 performance goals, the compensation committee considered the economic environment and challenges to be faced in the coming year. The committee designed the performance goals to award payout relationship to ensure that performance significantly greater than target financial goals would be rewarded with above target payout levels, up to the cap established by the compensation committee. Similarly, the design provided that performance falling below the goals could reduce bonus payouts to as low as zero. In setting the target goals, the compensation committee sought to establish challenging but attainable goals that would motivate and reward the NEOs for strong performance without encouraging excessive risk taking. The table below identifies the percentage of the target bonus that could be earned for threshold, target and maximum performance for each objective.

Performance Level	Adjusted EBITDA	Safety	Strategic Objectives
Threshold	10%	50%	50%
Target	100%	100%	100%
Maximum	200%	200%	150%

AIB Bonus Payouts for 2014

In February 2015, the compensation committee determined that the 2014 AIB executive bonus pool was funded at approximately $7.6 million (3.5% of Adjusted EBITDA), and then assessed the Company’s performance against the financial, safety and strategic objectives:

•

Adjusted EBITDA. 2014 Adjusted EBITDA was $220.6 million under the formula previously adopted by the compensation committee and, as a result, 56.0% of the target performance goal was achieved. This outcome resulted, after interpolation, in a pay-out on this metric of 39.2% of target.

•	Safety. 2014 TRIR was 3.28, meaning that the safety objective was achieved at 86.8% of the target, which resulted in a pay-out under this objective, after interpolation, of 13.0% of target.

•

Strategic Objectives. The compensation committee also evaluated performance against each of the 2014 strategic objectives. Based on performance as to equally-weighted strategic objective goals, 85.3% of the target goal was achieved which resulted, after interpolation, in a pay-out on this metric of 12.8% of target, with the following achievement levels: SG&A expenses of $107.6 million (or 65.0%), operations improvement (direct cost/ton of Eastern active mines) of $53.46/ton (or 126.4%), liquidity levels at $2.1 billion (or 150.0%), and environmental VPID rate 0.010 (or 0.0%).

Based on the weightings of these goals, a payout of approximately 65.0% of target was determined, as illustrated in the following table:

Performance Goals	Actual Performance	Payout as % of Target (A)	Weighting (B)	Weighted Payout as % of Target Bonus Opportunity (AxB)
Adjusted EBITDA	$220.6 Million	56.0%	70%	39.2%
Safety	3.28 TRIR	86.8%	15%	13.0%
Strategic Objectives	See above	85.3%	15%	12.8%
Total			100%	65.0%

Individual payouts for each NEO under the 2014 AIB were as follows:

Officer	2014 Base Salary (A)	2014 Target Bonus Opportunity (as a % of salary) (B)	2014 Actual Performance as a Percent of Target Bonus Opportunity (C)	2014 AIB Bonus Payout (AxBxC)
Crutchfield	$1,045,000	120%	65.0%	$815,100
Wood	$456,000	75%	65.0%	$222,300
Vining	$725,000	90%	65.0%	$471,250
Cavatoni	$425,000	75%	65.0%	$207,188
Sullivan	$386,000	75%	65.0%	$188,175
Groves(1)	$425,000	75%	65.0%	$138,125

(1)	Mr. Groves was entitled to receive a pro-rata 2014 annual incentive bonus, based on his service with the Company in 2014, in accordance with the terms of his general release and non-disparagement agreement described below.

Long-Term Incentives

The objectives of our long-term incentive (“LTI”) program are to motivate and reward executives and other key employees for sustained long-term performance and to promote retention of key executives. Consistent with our pay-for-performance philosophy, Alpha’s 2014 long-term incentive program was designed to place significant emphasis on performance, with 60% of executives’ target long-term incentive opportunity awarded in performance share units and the remaining 40% awarded in restricted stock units. In February 2014, the compensation committee approved the following 2014 target LTI opportunities for the NEOs based on a review of peer company market practices and internal pay considerations.

Officer	2014 Target Long-Term Incentive Award Opportunity (as a percentage of salary)(1)	2014 Target Long-Term Incentive Award
Crutchfield	500%	$5,225,000
Wood(2)	250%	$1,140,000
Vining(3)	375%	$2,718,750
Cavatoni	250%	$1,062,500
Sullivan	200%	$772,000
Groves(4)	200%	$850,000

(1)	The long-term incentive award amounts were determined based on the NEOs’ salaries in effect in February 2014.

(2)	In connection with his retirement, Mr. Wood’s restricted stock units fully vested and performance share units vested pro-rata and will be paid if earned.

(3)	Mr. Vining forfeited his 2014 LTI awards upon his voluntary resignation.

(4)	In accordance with his general release and non-disparagement agreement, Mr. Groves’ 2014 LTI awards vested, and the performance share units vested and will be paid if earned.

Long-Term Incentive Awards

2014 Performance Share Units

The 2014 performance share unit awards align the interests of our executives with stockholders by tying the vesting of the awards to the achievement of three-year relative TSR (the “TSR Performance Share Units”) and one-year cash flow from operations (CFFO) (the “CFFO Performance Share Units”) goals. The potential payouts that may be earned by executives can range from 0% to 200% and 0% to 150% of the target number of TSR Performance Share Units and CFFO Performance Share Units granted, respectively, depending on performance.

The 2014 performance share units will not be paid until 2017. Each performance share unit granted to our NEOs corresponds to a single share of our common stock, and in the case of the TSR Performance Share Units, settles in our stock or cash, at the compensation committee’s discretion, and in the case of the CFFO Performance Share Units, settles in cash.

The compensation committee determined that a TSR goal would directly correlate payment, if any, of the awards to relative long-term stockholder returns. The performance levels for the three-year relative TSR goal against our Peer Group are summarized in the table below:

Performance Level	Percentage of Target Award Earned
Below 25th Percentile	0%
Threshold (25th Percentile)	50%
Target (Median)	100%
Maximum (75th Percentile or Above)	200%

The performance levels for the CFFO goal were as follows:

Performance Level	CFFO Achievement(1) ($)	Percentage of Target Award Earned
Maximum	$128,531,000	150%
	$123,175,000	140%
	$117,820,000	125%
	$112,464,000	110%
Target	$107,109,000	100%
	$101,754,000	90%
	$96,398,000	75%
	$91,043,000	60%
Threshold	$85,687,000	50%
Below Threshold	<$85,687,000	0%

(1)	CFFO was calculated as follows: Cash Generated from Operations (as calculated in the Company’s audited Statement of Cash Flows-Net Cash Provided by Operating Activities) plus amounts paid for legal settlements or awards (net of insurance payments), minus amounts received for legal settlements or awards, plus restructuring expenses paid in cash.

CFFO from January 1, 2014 through December 31, 2014 was approximately ($54.4) million, and as a result, the compensation committee determined that this half of the 2014 performance share unit awards had not been earned.

Restricted Stock Units

The 2014 restricted stock unit awards granted to our NEOs were awarded primarily for retention purposes and vest in three equal annual installments, commencing on the first anniversary of the grant date. The restricted stock units also link the NEOs’ compensation to future stock price performance and, as they are stock-settled upon vesting, increase the NEOs’ stock ownership.

2012 Performance Share Units

In 2012, performance share unit awards were granted to the NEOs and other key employees of Alpha. The awards had a performance period from January 1, 2012 through December 31, 2014 and were contingent on the Company achieving certain levels of TSR performance against a peer group of companies described in our proxy statement filed on April 8, 2013.

In January 2015, the compensation committee determined that, based on a review of Alpha’s performance against the TSR peer group applicable to the 2012 performance share unit awards, the awards had not been earned. As a result, no shares were issued to participants.

Other Programs, Agreements and Arrangements

Benefits

Our CEO and each of our other NEOs participate in employee benefit programs available to other employees, including health and welfare programs, the Company’s 401(k) Plan, a tax-qualified program that serves as the primary retirement benefit program for Company employees, and the deferred compensation plan (the “ANR DC Plan”).

Perquisites

Our NEOs are provided with certain limited perquisites and other personal benefits that the compensation committee feels are reasonable and consistent with the Company’s overall compensation philosophy. The compensation committee believes that perquisites should be kept to a low level while still maintaining a competitive program.

Stock Ownership Guidelines

The compensation committee believes NEOs and other senior executives should have a significant equity stake in the Company in order to more closely align the interests of our named executives and other senior executives with those of our stockholders. Therefore, the board has established executive stock ownership guidelines. Under these guidelines, our officers will accumulate over a five-year period, starting in November 2012 for executives serving at that time or five years from subsequent election or appointment to an executive position, and maintain equity ownership in Alpha having a value of no less than six times annual base salary, in the case of our CEO, three times annual base salary, in the case of the president, if any, and two times annual base salary in the case of our other executive officers. Equity granted as compensation to our officers is included in determining whether their applicable stock ownership guidelines were achieved. Our officers are encouraged not to sell any equity in Alpha until their applicable guideline is achieved (with certain limited exceptions).

Clawback or Forfeiture of Incentive Awards

The AIB and the forms of agreement for restricted stock units and performance share units include a “clawback” provision that primarily enables the Company to recoup payments made to certain employees based on fraudulent conduct involving the Company’s financial statements for amounts paid in the three years prior to restatement and/or for ethical misconduct.

Retention Program

The compensation committee approved a retention program consisting of cash bonuses to be paid over time to certain key executive officers of the Company, including Messrs. Crutchfield, Vining, Cavatoni and Sullivan. The retention bonuses (or portions thereof) will generally only be paid if the executives are employed with the Company on the applicable payment dates in a two-year or greater period. Mr. Vining voluntary resigned from the Company effective on January 31, 2015 and, as a result, will not be paid $1.5 million of his original $2 million retention award ($500,000 had been paid on the signing date of his retention bonus agreement in February 2014 subject to clawback in the event he resigned from, or was terminated for cause by, the Company prior to the six-month anniversary of that date).

Mr. Crutchfield is entitled to receive a retention bonus of $2 million, in the aggregate. Mr. Crutchfield received $500,000 of his bonus on the signing date of the retention bonus agreement in February 2014 (with this amount being subject to clawback in the event he resigned from, or was terminated for cause by, the Company prior to the six-month anniversary of that date). The retention bonus agreement also provides that, if he is employed with the Company on the first anniversary of the signing date, he will receive $500,000 on that date; provided, however, that if he resigns from, or is terminated for cause by, the Company within six months following that date, he will be required to repay that amount to Alpha. If Mr. Crutchfield is employed with the Company on August 28, 2016, he will receive $1,000,000.

In the case of Mr. Sullivan, $200,000 of his award was paid on December 31, 2014, because he was employed with the Company on that date. If he is employed with the Company on December 31, 2015 and December 31, 2016, he will be paid $300,000 and $500,000, respectively.

In the case of Mr. Cavatoni, the retention bonus agreement provides that he must generally be employed on a full-time basis by the Company or its subsidiaries on the following vesting dates to receive each related retention payment: on September 1, 2015, $120,000; on March 1, 2016, $180,000; and on March 1, 2017, $300,000.

If Messrs. Crutchfield’s, Cavatoni’s or Sullivan’s employment with the Company and its subsidiaries terminates due to death or disability during the applicable retention period, he (or his estate) will be entitled to a pro-rata portion of the retention bonus. If Messrs. Crutchfield’s or Sullivan’s employment is terminated without cause by the Company or in the event of a change in control of the Company, the executive will be entitled to receive the full retention bonus amount. If Mr. Cavatoni’s employment is terminated without cause by the Company, he will be entitled to receive a pro-rata portion of the retention bonus. If Mr. Cavatoni experiences a termination of employment with the Company as a result of certain corporate events, he will be entitled to receive the full retention bonus amount.

The retention bonus agreements also include a non-solicitation covenant providing that, during employment with the Company and for twelve months after the earlier to occur of (i) termination of employment with the Company or (ii) August 28, 2016 (Mr. Crutchfield) or December 31, 2016 (Mr. Sullivan), the executive will not solicit certain employees of the Company. Mr. Cavatoni’s non-solicitation covenant applies for the period of employment and for twelve months thereafter.

Employment Agreement, Key Employee Separation Plan and Change in Control Benefits

In 2009, we entered into an amended and restated employment agreement with our CEO, Mr. Crutchfield, in connection with his promotion to CEO, in order to retain and competitively compensate him for his greatly enhanced role with the new combined company that resulted from the Foundation Merger. The other NEOs are participants in Alpha’s Key Employee Separation Plan (“Separation Plan”). Under the CEO’s employment agreement, Separation Plan, AIB and equity award agreements, our currently serving NEOs and other employees of the Company are entitled to certain payments and benefits in the event their respective employment is terminated under qualifying circumstances in connection with a change in control, without cause, and, in certain instances, for good reason. Severance benefits are discussed in detail in “Potential Payments Upon Employment Termination or Change in Control” on page 56.

The compensation committee believes these change in control and termination provisions are necessary to ensure that the actions and recommendations of senior management and other employees with respect to change in control transactions are in Alpha’s and our stockholders’ best interests, and to reduce the distraction regarding the impact of such a transaction on the employment status of an NEO.

Section 4999 of the Code imposes a 20% excise tax on employees who receive certain benefits in connection with a change in control that equal or exceed three times the employee’s base amount compensation (generally the average W-2 income over the preceding five years). Under the employment agreement entered into with our CEO, the Company will pay our CEO an amount to cover the excise taxes he owes under Section 4999 of the Code due to his receipt of excess parachute payments, as well as for all other taxes due in connection with these payments. If the net after-tax benefit to our CEO after receiving such payment does not exceed 110% of the threshold amount at which the payments become an excess parachute payment resulting in the excise tax, the Company will not make any such payment and the benefits payable to the CEO will be reduced to the extent necessary to avoid the excise tax.

The Separation Plan does not provide for payment to cover excise taxes imposed under Section 4999 of the Code. Rather, payments due upon a change of control to participants will be reduced to the extent necessary to avoid the excise tax, unless it is determined that the net after tax benefits to a participant would be greater if the reductions were not imposed.

The terms of these payments and/or reduction in payments were reviewed by our compensation committee in 2009 and the committee concluded that the terms of these programs were in line with market practices.

Groves Separation and Consulting Agreements

Mr. Groves’ employment with Alpha was terminated on September 1, 2014. Under the Separation Plan, he became entitled to certain severance payments and benefits described therein, subject to his execution and delivery of a release of claims and non-disparagement agreement with Alpha and its subsidiaries, and compliance with one-year non-solicitation obligations. Mr. Groves received the following in connection with his termination of employment: (i) one and one-half times his (a) base salary and (b) target annual incentive bonus for 2014, (ii) a pro rata 2014 annual incentive bonus, if earned and subject to the attainment of the performance goals as determined by the compensation committee after the end of the 2014 performance period, (iii) accrued base salary, reimbursement for business expenses, and payment for accrued, but unused, vacation, (iv) up to 18 months of health and life insurance coverage, (v) $15,000 in outplacement assistance, and (vi) vesting of the unvested portion of his outstanding equity awards and, in the case of performance share unit awards, the payment of the awards will continue to be subject to the attainment of the applicable performance goals as determined by the compensation committee after the end of the applicable performance periods.

Mr. Groves also executed a consulting agreement with the Company in which he provided consulting services to the Company and its subsidiaries at the rate $17,500 per month over a six-month period from September 1, 2014. The consulting agreement prohibits Mr. Groves from soliciting the customers and employees of the Company and its affiliates for one-year following the termination of the consulting period.

For additional information regarding the separation payments and benefits received by Mr. Groves, see the “Summary Compensation Table” on page 45 and “Potential Payments Upon Employment Termination or Change in Control” on page 56.

No Hedging/Pledging Policies

Our insider trading policy prohibits hedging transactions in Alpha securities, such as short selling, buying or selling publicly traded options (including puts and calls), zero-cost collar, and forward sales contracts. The policy also prohibits the holding by employees, officers and directors of Alpha securities in a margin account or pledging Alpha securities as collateral for a loan.

Section 162(m) Deductibility

Section 162(m) of the Code provides that a publicly traded corporation may not deduct compensation in excess of $1 million for amounts paid to each of its chief executive officer or to any of the three other highest compensated officers other than the chief financial officer (collectively, “covered employees”), unless the excess compensation is “performance-based” or otherwise excepted. Among other requirements, for compensation to be “performance-based” for purposes of Section 162(m), the performance goals must be pre-approved and objective. Awards under the AIB as well as performance share and cash based awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

The compensation committee strives to provide the NEOs with compensation packages that will preserve the deductibility of significant components of those packages for the Company to the extent reasonably practicable and to the extent consistent with its other compensation objectives. However, the compensation committee believes that stockholder interests are best served by not restricting the compensation committee’s discretion and flexibility in structuring, determining and ultimately approving payment with respect to these compensation programs, even if these programs or decisions may result in certain non-deductible compensation.

COMPENSATION AND RISK

The Company’s compensation program is designed to motivate and reward our employees and executive officers for their performance during the fiscal year and over the long-term and for taking appropriate business risks. The compensation committee retained Meridian to conduct a risk assessment of the Company’s incentive compensation plans. Based on its review of the risk assessment and the risk mitigating components of the Company’s compensation programs, the compensation committee and management concluded that the Company’s compensation programs do not encourage executives or other employees to take inappropriate risks that are reasonably likely to have a material adverse effect on the Company.

Our compensation program for our executives and other key employees includes the following features, which reduce incentives for excessive risk taking and mitigate incentives to maximize short-term results at the expense of long-term value:

•	Balanced Pay Mix: The target compensation mix is heavily weighted towards long-term incentive compensation.

•

Mix of Performance Metrics: We do not rely on a single performance metric to determine payouts for performance-based awards. Instead, performance targets are tied to a variety of metrics, including EBITDA, TSR, cash flow from operations, strategic objectives and safety.

•	Calculation and Verification of Performance: Controls are in place to ensure accuracy of calculations as to actual performance against metrics.

•	Cap on Incentive Payouts: Payouts are capped at or less than 200% of the target award to protect against excessive payouts.

•	Performance Period and Vesting Schedules: The performance period and vesting schedules for long-term incentives overlap and, therefore, reduce the motivation to maximize performance in any one period.

•

Stock Ownership Guidelines: As it relates to our executives, this policy requires our CEO to own equity in the Company of six times his salary and other executive officers to own equity of two to three times their respective salaries, and to retain this level of ownership throughout their tenure with the Company.

•

Clawback Provisions: Executive and other key employee incentive awards include “clawback” provisions that enable the Company to recoup payments made to them in certain circumstances as described under “Clawback or Forfeiture of Incentive Awards” on page 41.

COMPENSATION TABLES

Summary Compensation Table (2014, 2013 and 2012)

The following table shows compensation information for: (i) Alpha’s principal executive officer (Mr. Crutchfield), (ii) principal financial officer serving at fiscal year-end 2014 (Mr. Wood), (iii) the next three most highly compensated executives serving at fiscal year-end 2014 (Messrs. Vining, Cavatoni, and Sullivan) and (iv) a former executive whose employment with the Company ended prior to fiscal year-end 2014 (Mr. Groves).

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non- Equity Incentive Plan Compensa- tion ($)(3)	Change in Pension Value and Non qualified Deferred Compensation Earnings(4) ($)	All Other Compensa- tion(5) ($)	Total ($)
Kevin S. Crutchfield	2014	1,045,000	500,000	5,260,786	815,100	—	154,463	7,775,349
Chairman and Chief Executive Officer	2013	1,045,000	—	5,851,728	948,024	—	110,256	7,955,008
	2012	1,070,385	—	4,435,362	523,710	—	163,911	6,193,368

Frank J. Wood	2014	456,000	—	1,147,804	222,300	292,761	43,450	2,162,315
Former Executive Vice President and Chief Financial Officer	2013	456,000	—	1,276,728	258,552	—	57,857	2,049,137
	2012	467,077	—	1,368,681	142,830	245,367	78,065	2,302,020

Paul H. Vining	2014	725,000	500,000	2,737,366	471,250	—	101,414	4,535,030
Former President	2013	641,250	—	2,513,563	436,307	—	75,903	3,667,023
	2012	609,519	—	4,040,991	241,026	—	299,800	5,191,336

Philip J. Cavatoni	2014	425,000	250,000	1,069,765	207,188	—	24,158	1,976,111
Executive Vice President and Chief Financial and Strategy Officer	2013	403,750	—	1,130,430	228,926	—	48,554	1,811,660
	2012	413,558	—	1,928,686	126,464	—	75,918	2,544,626

Brian D. Sullivan	2014	386,000	200,000	777,280	188,175	—	48,635	1,600,090
Executive Vice President and Chief Commercial Officer

Vaughn R. Groves	2014	315,209	—	855,818	138,125	—	1,448,541	2,757,693
Former Executive Vice President,	2013	403,750	—	904,342	228,926	—	51,910	1,588,928
General Counsel and Corporate Secretary	2012	413,558	—	1,068,352	126,464	—	75,320	1,683,694

(1)	The values set forth in this column for Messrs. Crutchfield, Vining and Sullivan relate to retention program payments, and the value for Mr. Cavatoni relates to a discretionary bonus payment for completion of the Rice initial public offering transaction.

(2)	The values set forth in this column and this footnote reflect the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. A discussion of the relevant assumptions made in the valuation of these awards is provided in the Form 10-K (Note 21). The amounts relating to the performance share units included in the table are based on the target number of performance share units (or 100%) for the 2012, 2013 and 2014 awards, which may be earned under the awards once performance and service conditions have been satisfied. With respect to the performance share unit awards granted in 2014, the aggregate value at the grant dates of the TSR Performance Share Units, assuming the performance conditions are achieved at maximum, is $1,603,289 (Mr. Crutchfield), $349,807 (Mr. Wood), $834,248 (Mr. Vining), $326,028 (Mr. Cavatoni), $236,889 (Mr. Sullivan) and 260,821 (Mr. Groves), and, for the CFFO Performance Share Units, assuming the performance conditions are achieved at maximum, is $2,351,252 (Mr. Crutchfield), $512,999 (Mr. Wood), $1,223,439 (Mr. Vining), $478,125 (Mr. Cavatoni), $347,402 (Mr. Sullivan) and $382,499 (Mr. Groves).

(3)	Annual bonuses earned for 2014 based on performance against metrics described in “Annual Incentive Bonuses” on page 36.

(4)	Amounts in this column reflect the net increase in the actuarial present value of benefits under the Retirement Plan for Salaried Employees of Foundation Coal (the “Qualified Salaried Plan”) and Foundation Supplemental Executive Retirement Plan (the “SERP”). $0 is shown for 2013 because the actual change in pension value for Mr. Wood in 2013 was a decrease of $85,282. The following assumptions and data were used in calculating the change in the actuarial present value: (i) service and compensation through December 31, 2010 (because these plans were frozen effective December 31, 2010); (ii) a decrease in the discount rate from 4.58% to 3.75% and a one year reduction in the discount period used to determine the present value of the benefit; (iii) retirement at age 62, the earliest age benefits are unreduced; (iv) no pre-retirement mortality; (v) post-retirement mortality and interest based on the better of Code Section 417(e)(3) mortality with interest rate equal to discount rate and UP-84 Unisex mortality with 4.0% interest; and (vi) payment in the form of a lump sum. Lump sum benefits are available, on a reduced basis, as early as age 55 if the participant has 10 or more years of service.

For more information regarding the Qualified Salaried Plan and the SERP and the effect of the Foundation Merger upon participant benefits thereunder, see the Pension Benefits Table and “Additional Information Regarding Our Pension Benefits Table” on page 52.

(5)	For 2014, perquisites and other items were as follows:

•

Mr. Crutchfield: (i) $133,981 — Company contributions to the ANR DC Plan, (ii) $5,382 — supplemental disability insurance, (iii) $5,100 — Company provided physical, and (iv) $10,000 — PAC Company matching contributions;

•	Mr. Wood: (i) $26,623 — Company contributions to the ANR DC Plan, (ii) $6,827 — supplemental disability insurance, and (iii) $10,000 — PAC Company matching contributions;

•

Mr. Vining: (i) $75,429 — Company contributions to the ANR DC Plan, (ii) $10,885 — supplemental disability insurance, (iii) $5,100 — Company provided physical, and (iv) $10,000 — PAC Company matching contributions;

•

Mr. Cavatoni: (i) $6,868 — Company contributions to the ANR DC Plan, (ii) $2,190 — supplemental disability insurance, (iii) $5,100 — Company provided physical, and (iv) $10,000 — PAC Company matching contributions;

•

Mr. Sullivan: (i) $32,241 — Company contributions to the ANR DC Plan, (ii) $1,294 — supplemental disability insurance, (iii) $5,100 — Company provided physical, and (iv) $10,000 — PAC Company matching contributions; and

•

Mr. Groves: (i) $17,048 — Company contributions to the ANR DC Plan, (ii) $2,983 — supplemental disability insurance, (iii) $6,500 — Company provided physical, (iv) $1,130,625 — severance pay and (v) $291,385 – 2012 and 2013 time-based restricted stock unit awards vesting in connection with employment termination (the amount vested in connection with 2014 awards is included in the “Stock Awards” column). The outstanding performance share unit awards, which also vested in connection with Mr. Groves’ termination of employment, continue to be subject to the achievement of the applicable performance goals except, in the case of the cash flow portion of the 2013 performance share units which were deemed earned at 184%, but which will not be paid until 2016. This portion of the 2013 performance share units that were deemed earned would have a value of $249,512, based on the closing market price of the Company’s common stock on next day after Mr. Groves’ employment termination, or September 2, 2014; the actual value of this portion of the 2013 performance share units is indeterminable since the value will be based on the value of the Company’s shares at the time of pay-out in 2016.

Grants of Plan-Based Awards (2014)

The following table sets forth each NEO’s non-equity and equity incentive plan award made or approved by the compensation committee in 2014.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin S. Crutchfield	—	275,880	1,254,000	2,413,950	—	—	—	—	—
	3/13/2014	—	—	—	178,939	357,877	536,816	—	1,567,501
	3/13/2014	—	—	—	178,939	357,877	715,754	—	1,603,289
	3/13/2014	—	—	—	—	—	—	477,168	2,089,996
Frank J. Wood	—	75,240	342,000	658,350	—	—	—	—	—
	3/13/2014	—	—	—	39,041	78,082	117,123	—	341,999
	3/13/2014	—	—	—	39,041	78,082	156,164	—	349,807
	3/13/2014	—	—	—	—	—	—	104,109	455,997
Paul H. Vining	—	159,500	725,000	1,395,625	—	—	—	—	—
	3/13/2014	—	—	—	93,108	186,216	279,324	—	815,626
	3/13/2014	—	—	—	93,108	186,216	372,432	—	834,248
	3/13/2014	—	—	—	—	—	—	248,286	1,087,493
Philip J. Cavatoni	—	70,125	318,750	613,594	—	—	—	—	—
	3/13/2014	—	—	—	36,387	72,774	109,161	—	318,750
	3/13/2014	—	—	—	36,387	72,774	145,548	—	326,028
	3/13/2014	—	—	—	—	—	—	97,029	424,987
Brian D. Sullivan	—	63,690	289,500	557,288	—	—	—	—	—
	3/13/2014	—	—	—	26,439	52,877	79,316	—	231,601
	3/13/2014	—	—	—	26,439	52,877	105,754	—	236,889
	3/13/2014	—	—	—	—	—	—	70,500	308,790
Vaughn R. Groves	—	70,125	318,750	613,594	—	—	—	—	—
	3/13/2014	—	—	—	29,110	58,219	87,329	—	254,999
	3/13/2014	—	—	—	29,110	58,219	116,438	—	260,821
	3/13/2014	—	—	—	—	—	—	77,625	339,998

(1)	The amounts relate to bonuses that were paid in 2015, if earned in 2014, under the AIB.

(2)	This column shows the performance share unit awards granted in 2014 under the Amended and Restated 2012 Long-Term Incentive Plan.

(3)	This column shows the number of restricted stock units awarded in 2014 under the Amended and Restated 2012 Long-Term Incentive Plan.

(4)	The grant date fair value calculations are computed in accordance with FASB ASC Topic 718. A discussion of the relevant assumptions made in the valuation of these awards is provided in the Form 10-K (Note 21). The amounts relating to the performance share units in this table are based on the target number of performance share units, which may be earned under the awards. For the value of the maximum number of performance share units, see footnote 2 of the Summary Compensation Table.

Additional Information Regarding Summary Compensation Table and Grants of Plan-Based Awards Table

Third Amended and Restated Employment Agreement with Kevin S. Crutchfield

Our indirect wholly-owned subsidiary, Alpha Natural Resources Services, LLC, entered into a Third Amended and Restated Employment Agreement with Mr. Crutchfield (the “Employment Agreement”), in connection with his appointment to chief executive officer, which agreement became effective as of July 31, 2009. The agreement term automatically renews for successive annual terms unless terminated by Mr. Crutchfield or us in advance of the end of the initial term or any renewal term.

Pursuant to the Employment Agreement, Mr. Crutchfield is entitled to the following: (i) a minimum annual base salary of $875,000 (subject to increase, which then establishes the minimum base salary under the agreement, with his current salary being $1,045,000), (ii) an annual bonus with minimum threshold, target and maximum bonus opportunities based upon achievement of certain performance goals, (iii) participation in our long-term incentive plans, including equity incentive plans (provided that, to the extent the compensation committee awards regular cycle annual grants of equity securities to senior officers who report to Mr. Crutchfield, he will receive an equity grant which will be targeted at 150% of the highest number of such security granted to any such officers), (iv) four weeks of paid vacation, or such greater amount of vacation as may be determined in accordance with our vacation policy as in effect from time to time, (v) reimbursement of business expenses, and (vi) participation in our benefit plans on the same basis as other employees.

Mr. Crutchfield is also entitled to certain payments upon the occurrence of a change in control or certain employment termination events, including his resignation for good reason and termination without employer cause. These events and the related payouts to which Mr. Crutchfield may be entitled to are discussed under “Potential Payments Upon Employment Termination or Change in Control” on page 56.

Amended and Restated Annual Incentive Bonus Plan

For the 2014 plan year, the Company granted to certain NEOs, as well as other executive officers and key employees, annual incentive awards under the AIB. If certain pre-approved performance goals were achieved, each NEO participant would be eligible to receive a cash bonus based upon a percentage of his annual base salary. Achievement of the goals was measured following the completion of the year and payment of any earned bonuses was made within the first quarter of 2015 (the year following the measurement period). For additional information regarding the effect of employment termination or a change in control upon the awards, see “Additional Information Regarding Tables Relating to Potential Payments Upon Employment Termination or Change in Control” on page 63.

Restricted Stock Units and Performance Awards

The Company’s equity plans provide for a variety of awards, including non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based awards and other types of awards deemed by the compensation committee to be consistent with the purposes of the plan. All long-term incentive awards granted to the NEOs after the 2012 annual meeting of stockholders have been granted under the Amended and Restated 2012 Long-Term Incentive Plan.

A mix of restricted stock units and performance awards were granted to our NEOs in 2014. These awards were made pursuant to award agreements. The restricted stock units vest over a three year period, with one third of the shares vesting on each of the first, second and third anniversaries of the grant date. The performance awards have one- and three-year performance goals and will generally vest after a three year period, if the performance criteria underlying the awards have been satisfied. These awards are further described under “Long Term Incentive Awards” on page 39. Please also see “Additional Information Regarding Tables Relating to Potential Payments Upon Employment Termination or Change in Control” on page 63 for a description of the circumstances under which these awards may accelerate and vest and/or be forfeited.

Outstanding Equity Awards at Fiscal Year-End (2014)

The following table sets forth the outstanding equity awards of our NEOs at December 31, 2014.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Kevin S. Crutchfield	33,950	19.00	2/14/2015	—	—	—	—
	—	—	—	1,046,488	1,747,635	581,714	971,462

Frank J. Wood	—	—	—	278,213	464,616	126,919	211,955

Paul H. Vining	—	—	—	793,773	1,325,601	282,364	471,548

Philip J. Cavatoni	—	—	—	357,009	596,205	116,015	193,745

Brian D. Sullivan	—	—	—	156,380	261,155	76,010	126,937

Vaughn R. Groves	—	—	—	—	—	92,812	154,996

(1)	Mr. Crutchfield’s stock option award vested, in equal annual installments, on each February 14th of 2006, 2007, 2008, 2009 and 2010.

(2)	The number of earned, but not vested, 2013 performance share units as to the CFFO portion are included in this column in the below amounts (except for Mr. Groves who earned and vested in the CFFO portion of his 2013 performance share unit award in accordance with his general release and non-disparagement agreement):

Name	Number of Units
Kevin S. Crutchfield	411,860
Frank J. Wood	89,860
Paul H. Vining	176,912
Philip J. Cavatoni	79,563
Brian D. Sullivan	42,564

The CFFO Performance Share Units and the 2012 performance share unit awards, for which the performance condition had ended on December 31, 2014 were not earned and cannot vest as a result and thus are not included in this column or elsewhere in this table.

This column also includes unvested restricted stock unit awards. Below is the vesting information for restricted stock units that are outstanding as of December 31, 2014.

Name	Vesting Date	Number of Restricted Stock Units	Total Restricted Units Originally Awarded

Kevin S. Crutchfield	3/13/2015	29,554	88,662
	2/27/2015	63,953
	2/27/2016	63,953	191,859
	3/13/2015	159,056
	3/13/2016	159,056
	3/13/2017	159,056	477,168

Frank J. Wood	3/13/2015	6,338	19,344
	10/8/2015	50,000	50,000
	2/27/2015	13,953
	2/27/2016	13,953	41,859
	3/13/2015	34,703
	3/13/2016	34,703
	3/13/2017	34,703	104,109

Paul H. Vining	3/13/2015	7,757	23,271
	4/11/2015	5,878	17,634
	10/8/2015	300,000	300,000
	2/27/2015	27,470
	2/27/2016	27,470	82,410
	3/13/2015	82,762
	3/13/2016	82,762
	3/13/2017	82,762	248,286

Philip J. Cavatoni	3/13/2015	5,709	17,127
	10/8/2015	150,000	150,000
	2/27/2015	12,354
	2/27/2016	12,354	37,062
	3/13/2015	32,343
	3/13/2016	32,343
	3/13/2017	32,343	97,029

Brian D. Sullivan	3/13/2015	2,409	7,227
	6/15/2015	27,689	55,377
	2/27/2015	6,609
	2/27/2016	6,609	19,827
	3/13/2015	23,500
	3/13/2016	23,500
	3/13/2017	23,500	70,500

(3)	These values were calculated based on a market price of $1.67 per share, the closing market price per share of Alpha’s common stock on December 31, 2014. In the case of the final column, the payout value reported is based on achieving performance goals at the threshold level for the TSR portion of the 2013 performance share unit awards and the 2014 TSR Performance Share Unit awards.

(4)	This column shows the number of unvested performance share units (for which the performance conditions have not been satisfied) as of December 31, 2014. The scheduled vesting date, in the case of the TSR portion of the 2013 performance share unit awards, is in the first quarter of 2016 and the scheduled vesting date for the 2014 TSR Performance Share Unit awards is in the first quarter of 2017, assuming, in both cases, the achievement of performance objectives. The performance share unit amounts presented for the TSR portion of the 2013 awards and the TSR Performance Share Unit awards are each based on achieving performance goals at threshold (50%). The table below sets forth the number of performance share units granted in 2013 (as to the TSR portion) and 2014 TSR Performance Share Units, respectively, at the level described in the preceding sentence.

Name	2013	2014
Kevin S. Crutchfield	223,837	357,877
Frank J. Wood	48,837	78,082
Paul H. Vining	96,148	186,216
Philip J. Cavatoni	43,241	72,774
Brian D. Sullivan	23,133	52,877
Vaughn R. Groves	34,593	58,219

Option Exercises and Stock Vested (2014)

This table shows the value (before applicable state and federal income taxes) of our NEOs’ stock options which were exercised, or for stock awards that vested, during 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares/Units Acquired on Vesting (#)(1)		Value Realized on Vesting ($)(1)(2)
Kevin S. Crutchfield	—	—	103,213		549,393
Frank J. Wood	—	—	23,621		120,633
Paul H. Vining	—	—	47,614		240,516
Philip J. Cavatoni	—	—	19,807		105,277
Brian D. Sullivan	—	—	26,547		113,190
Vaughn R. Groves	—	—	231,539	(3)	929,958

(1)	The CFFO portion of the 2013 performance share unit awards was deemed earned by the compensation committee in 2014. These awards continue, in the case of all NEOs other than Mr. Groves, to continue to be subject to time-based vesting and thus are not included in the table except as to Mr. Groves.

(2)	The value realized upon vesting was determined by multiplying the number of units by the closing market price of our common stock on the vesting date, or if the vesting date is a weekend or a holiday, the closing market price of our common stock on the next open market date.

(3)	This number includes the CFFO portion of the 2013 performance share unit awards that were earned and vested in accordance with the terms of Mr. Groves’ general release and non-disparagement agreement.

Pension Benefits (2014)

The following table provides information with respect to each plan that provides for specified retirement payments or benefits, or payments or benefits that will be provided primarily following retirement, including the tax-qualified defined benefit plan and the SERP, but excluding defined contribution plans.

	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit*(2) ($)	Payments During Last Fiscal Year ($)
Kevin S. Crutchfield	Qualified	—	—	—
	SERP	—	—	—
Frank J. Wood	Qualified	31.583	$1,386,694	—
	SERP(1)	1.417	$1,032,524	—
Paul H. Vining	Qualified	—	—	—
	SERP	—	—	—
Philip J. Cavatoni	Qualified	—	—	—
	SERP	—	—	—
Brian D. Sullivan	Qualified	—	—	—
	SERP	—	—	—
Vaughn R. Groves	Qualified	—	—	—
	SERP	—	—	—

*	Estimates shown as of fiscal year-end (December 31, 2014).

(1)	SERP benefits accrued prior to July 30, 2004 were cashed out prior to 2009 due to a previous change in control. SERP benefits accrued during the period August 1, 2004 through July 31, 2009 were cashed out in 2009 due to a subsequent change in control. SERP service represents the period after July 31, 2009.

(2)	The following assumptions and data were used in calculating the actuarial present value of accumulated benefits under the Qualified Salaried Plan and the SERP: (i) service and compensation through December 31, 2013; (ii) a discount rate of 4.58%; (iii) retirement at age 62; (iv) no pre-retirement mortality; (v) post-retirement mortality and interest based on the better of Code Section 417(e)(3) mortality with an interest rate equal to the discount rate and UP-84 Unisex mortality with 4.0% interest; and (vi) a lump sum election. Lump sum benefits are available, on a reduced basis, as early as age 55 if the participant has 10 or more years of service.

Additional Information Regarding Our Pension Benefits Table

Retirement Plan for Salaried Employees of Foundation Coal Corporation (the “Qualified Salaried Plan”)

The Qualified Salaried Plan was established by Foundation prior to the Foundation Merger to provide retirement benefits to eligible employees of the Company and certain subsidiaries and affiliates that elected to participate in the Qualified Salaried Plan. For purposes of this section, participating employers will be collectively referred to hereinafter as the “Company.” The Qualified Salaried Plan is a qualified defined benefit plan that provides for retirement benefits based on a participant’s years of service, compensation and social security benefits. Generally all salaried employees of the Company who are paid on the United States payroll and who were hired or transferred to an eligible status before January 1, 2009 are eligible to participate in the Qualified Salaried Plan. The Qualified Salaried Plan was frozen effective December 31, 2010 and no new or additional benefits will accrue for any participant after December 31, 2010 under any provision of the plan.

Normal Retirement Benefit

A participant who retires on or after attaining age 65, or if later, the fifth anniversary of commencing participation in the Qualified Salaried Plan (“normal retirement age”), is eligible for a normal retirement benefit, which generally will commence on the first day of the following month. For employees retiring on or after January 1, 2009, the normal retirement benefit is a single life annuity payable monthly and is determined in accordance with the following formula: (i) 1.7% of the participant’s final average compensation (defined below) determined as of the December 31 prior to retirement (but no later than December 31, 2010), multiplied by the number of full and fractional years of benefit service determined as of the December 31 prior to retirement (but no later than December 31, 2010); minus (ii) 1.1% of the participant’s social security offset (defined below) multiplied by the number of full and fractional years of benefit service determined as of the December 31 prior to retirement (but no later than December 31, 2010).

The term “final average compensation” means the average of compensation (defined below) over the five full consecutive calendar years during the last ten years of service (but determined no later than December 31, 2010) that yields the highest average.

The term “compensation” means the participant’s base salary, overtime, and certain bonuses paid during the year, up to the maximum annual compensation limit, which is established by the Internal Revenue Service ($245,000 for 2010).

A participant’s “social security offset” is determined by multiplying the participant’s highest average annual compensation for any consecutive 3-year period during the last ten years of employment (but determined no later than December 31, 2010) (up to a maximum of the covered compensation (defined below) amount) by 50% for participants born before 1938, 47% for participants born after 1937 and before 1955, and 44% for participants born after 1954.

The term “covered compensation” means an amount, which is annually adjusted (for periods prior to January 1, 2011), equal to the average of the annual maximum social security taxable wage bases for the 35-year period ending with the last day of the calendar year preceding the calendar year in which the participant attains (or will attain) his or her social security normal retirement age (i.e., age 65 if born before 1938, age 66 if born after 1937 but before 1955, and age 67 if born after 1954). Covered compensation will not be adjusted to reflect any changes in the social security taxable wage bases that become effective after December 31, 2010.

Normal Retirement Benefit for Certain Former AMAX Inc. Employees

The normal retirement benefit for a participant who was employed by AMAX Inc. on November 15, 1993, and became an employee of Cyprus Amax Minerals Company as a result of the merger of Cyprus Minerals Company and AMAX Inc. (“Former AMAX Employee”) is the greater of (1) the normal retirement benefit calculated under the terms of the Qualified Salaried Plan (as described above) taking into account all of the participant’s benefit service, including benefit service under the Retirement Plan for Salaried Employees of AMAX and its Subsidiaries (“AMAX Salaried Pension”), or (2) the normal retirement benefit under the AMAX Salaried Pension as of December 31, 1993; reduced by (a) the amount payable under the group annuity contract purchased in connection with the termination of the AMAX Retirement Plan for Salaried Employees in 1991 (“Terminated AMAX Plan Annuity”), and (b) the annual benefit which is the actuarial equivalent of the participant’s account balance under the AMAX Inc. Defined Contribution Pension Plan for Salaried Employees as of December 31, 1993.

The predecessor plan liability for the Former AMAX Employees’ accrued benefits under the AMAX Salaried Pension was transferred to an insurance carrier (Met Life) as of December 31, 1993. To the extent a participant’s accrued benefit is attributable to the normal retirement benefit under the AMAX Salaried Pension as of December 31, 1993, it remains subject to certain provisions of the AMAX Salaried Pension including, but not limited to, early retirement and optional forms of payment.

Mr. Wood is a Former AMAX Employee and his normal retirement benefit under the Qualified Salaried Plan is determined in accordance with the special provisions described above for Former AMAX Employees.

Late Retirement Benefit

If a participant continues to work after attaining normal retirement age, the participant will be eligible for a late retirement benefit, which generally will commence on the first day of the month following actual retirement. The late retirement benefit is determined in the same manner as the normal retirement benefit, using all of the participant’s credited service and compensation earned as of the actual retirement date (but determined no later than December 31, 2010).

Early Retirement Benefit

A participant, who retires on or after attaining early retirement age, but before attaining normal retirement age, is entitled to an early retirement benefit. A participant attains early retirement age on the later of the date on which the participant attains age 55 or completes ten years of vesting service. A participant’s early retirement benefit is determined by first calculating his or her normal retirement benefit based on the participant’s compensation and years of benefit service earned through the date of actual retirement (but determined no later than December 31, 2010). This amount is then reduced to reflect the participant’s age when benefit payments begin. A participant may elect to have the early retirement benefit begin on the first day of the month after retirement or may elect to delay the start of the early retirement benefit until any later month, but no later than the participant’s normal retirement age. If a participant elects to have the early retirement benefits begin before normal retirement age, the participant’s benefit will be reduced by 5% for each full year (or 0.4167% per month) prior to age 62 that the benefit payments begin.

Mr. Wood is eligible for early retirement benefits under the Qualified Salaried Plan as of December 31, 2014.

Vested Deferred Retirement Benefit

If a participant terminates employment after completing five years of vesting service, but before meeting the eligibility requirements for any other plan benefits (e.g., early or normal retirement), the participant is eligible for a vested deferred retirement benefit. The vested deferred retirement benefit is determined in the same manner as the normal retirement benefit, but is based on the participant’s compensation, benefit service and benefit formula in effect at the time of the participant’s termination of employment (but determined no later than December 31, 2010). The vested deferred retirement benefit generally is payable at the participant’s normal retirement age. However, if a participant has completed at least ten years of vesting service at the time of his or her termination of employment, the participant may elect to have the payment of the vested deferred retirement benefit commence at any time after the participant attains age 55. If a participant makes this election, the participant’s payments will be actuarially reduced to reflect the longer period of time over which they will be made.

Disability Retirement Benefit

A participant who terminates employment on account of a total disability may be eligible to receive a disability retirement benefit from the plan. A disability retirement benefit is determined based on the participant’s compensation and social security offset which is in effect on the first day of the month coincident with or following the month in which Company-sponsored long-term disability benefits (“LTD”) commence (but determined no later than December 31, 2010). For this purpose, benefit service will include periods during which LTD is being paid for any such periods before January 1, 2011. A participant’s disability retirement benefits generally will commence when the participant attains normal retirement age. However, if the participant has completed at least ten years of vesting service, the participant may elect to have disability retirement benefits commence as early as age 55. If a participant elects to have disability retirement benefits commence before age 62, the participant’s benefits will be reduced by 5% for each year prior to age 62 that benefit payments commence.

The term “total disability” means any total and permanent disability for which a participant is eligible for and receiving benefits under LTD. For this purpose, a total and permanent disability generally is defined as a physical or mental condition that renders a participant incapable of either continuing employment with the Company or engaging in any occupation or employment for remuneration and which is not the result of criminal activity.

Form of Benefit Payments

Unless a participant elects an optional form of payment, a participant’s benefit under the Qualified Salaried Plan will be paid in the form of a single life annuity if the participant is not married when payments commence, or in the form of an actuarially equivalent 50% joint and survivor annuity (with the participant’s spouse as the joint annuitant) if the participant is married when payments commence. Alternatively, a participant (with spousal consent, if applicable) can elect to receive his or her benefit under one of the following actuarially equivalent optional forms or payment: (i) single life annuity, (ii) 75% joint and survivor annuity, (iii) 100% joint and survivor annuity, and (iv) single lump sum payment.

Supplemental Executive Retirement Plan (“SERP”)

The SERP is a nonqualified, unfunded deferred compensation plan established by Foundation prior to the Foundation Merger. It is maintained for the benefit of eligible employees under the Qualified Salaried Plan, whose compensation and benefits exceed the limits imposed by sections 401(a)(17) and/or 415 of the Code. The purpose of the SERP is to assist the Company in retaining and attracting key executives and select employees by providing retirement benefits that are not restricted by the artificial limits imposed by the Code. In connection with the freezing of the Qualified Salaried Plan, the SERP was also frozen effective December 31, 2010 and no new or additional benefits will accrue for any participant after December 31, 2010 under any provision of the SERP.

The supplemental benefit provided under the SERP is determined under the following formula: (i) the participant’s vested benefit that would have been payable under the Qualified Salaried Plan (a) had the limitations of Code sections 415 and 401(a)(17) not been applied, and (b) had any compensation, included in the year of deferral, which is deferred under any deferred compensation plan sponsored by the Company been included in the participant’s compensation for purposes of the Qualified Salaried Plan; minus (ii) the participant’s vested benefit payable under the Qualified Salaried Plan, minus (iii) the participant’s supplemental benefit under the RAG American Coal Supplemental Executive Retirement Plan, if any; and minus (iv) any supplemental benefit previously paid from the SERP.

A participant’s supplemental benefit under the SERP generally is paid in an actuarial equivalent (using the actuarial assumptions specified in the Qualified Salaried Plan) single lump sum payment on the later of: (1) the six month anniversary of the date following the participant’s separation from service with the Company, or (2) the date the participant is first eligible for either early retirement or normal retirement benefits under the Qualified Salaried Plan. In the event of a change in control (as specifically defined in the SERP), a participant may be entitled to a change in control supplemental benefit equal to the actuarial equivalent of the participant’s supplemental benefit amount, if any, determined as though the participant experienced a separation from service on the date the change in control is deemed to have occurred. Any change in control supplemental benefit would be paid in a single lump sum payment within 90 days after the date the change in control occurs.

Mr. Wood received supplemental benefits under the SERP in connection with the Foundation Merger, which the committee administering the SERP determined constituted a change in control under the terms of the SERP.

Nonqualified Deferred Compensation (2014)

The following table sets forth information concerning each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(4) ($)
Kevin S. Crutchfield	157,642	133,981	107,670	—	1,718,244
Frank J. Wood	26,623	26,623	22,474	—	488,473
Paul H. Vining	75,429	75,429	13,585	—	402,417
Philip J. Cavatoni	6,868	6,868	14,942	—	283,038
Brian D. Sullivan	63,156	32,241	12,463	—	176,486
Vaughn R. Groves	18,314	17,048	10,294	—	355,020

(1)	The amount in this column reflects the amounts contributed by the NEOs into their accounts under the ANR DC Plan, which includes amounts reflected in the “Salary,” “Bonus” and “Non-Equity Incentive Plan Compensation” columns of the 2014 row, of the Summary Compensation Table. For Messrs. Crutchfield, Wood, Vining, Cavatoni, Sullivan and Groves, the salary amounts in the “Salary” column were $41,800, $26,623, $28,613, $0, $0, and $0 respectively, the other compensation amounts in the “Bonus” column were $40,000, $0, $25,000, $0, $10,000, and $0 respectively, and the incentive bonus amounts in the “Non-Equity Incentive Plan Compensation” column were the balance of the amounts in the column.

(2)	Our 2014 contributions under the ANR DC Plan are also included in the “All Other Compensation” column of the Summary Compensation Table for each NEO.

(3)	This column reflects earnings and losses (including interest, dividends, market or stock appreciation or depreciation). Since earnings are not “above market” or preferential, the earnings are not reported in the Summary Compensation Table.

(4)	This column includes executives’ contributions and our contributions, which are also included in the 2014, 2013 and 2012 rows, as applicable, of the “Salary,” “Bonus,” “Non-Equity Incentive Plan Compensation,” and “All Other Compensation” columns of the Summary Compensation Table.

Additional Information Regarding Our Nonqualified Deferred Compensation Plan Table

Alpha Natural Resources, Inc. and its Subsidiaries Deferred Compensation Plan

The ANR DC Plan is a nonqualified, unfunded deferred compensation plan maintained by the Company for the purpose of providing retirement benefits to a select group of management and highly compensated employees of the Company and any participating affiliates through a combination of deemed employer and employee deferrals. Only those employees who are specifically designated by the compensation committee (or its designee) are eligible to participate.

Under the ANR DC Plan:

•	Participants may defer up to the following amounts:

—	35% of their base salary

—	100% of their “annual bonus,” which means the annual cash bonus a participant earns for a particular calendar year under the AIB (or any successor plan thereto)

—	35% of other eligible compensation

•

The Company will make an annual contribution of 100% of the amount of eligible compensation deferred by the participant in the prior calendar year, not to exceed 6% of total annual compensation for the preceding calendar year, in excess of the compensation limits established by the Internal Revenue Service relating to tax-qualified pension or profit sharing plans for the year, plus any discretionary contributions as determined by the compensation committee.

•	Generally, any Company contributions will be 100% vested at all times.

The benefit provided under the ANR DC Plan equals the deferrals and supplemental retirement contributions credited to the participant’s account under the plan, if any, as adjusted for deemed earnings and losses. The deemed earnings and losses equal the earnings and losses (including, without limitation, interest, dividends, market appreciation or depreciation) that would have accrued if the participant’s account had been invested in the investment options designated by the participant from among the deemed investment options available under the plan. The balance in a participant’s account generally becomes distributable upon the six-month anniversary of a participant’s separation from service.

Potential Payments Upon Employment Termination or Change in Control

The following tables set forth information concerning the change in control and severance payments to be made to each of our NEOs in connection with a change in control or termination of employment, presuming a termination or change in control date of December 31, 2014 and a valuation of our common stock based on its closing market price on December 31, 2014 of $1.67 per share. The analysis below assumes that each executive will take all action necessary or appropriate for the person to receive the maximum available benefit, such as execution of a release of claims and compliance with restrictive covenants described below. Additional descriptions of the terms of our agreements, plans and arrangements with our NEOs are set forth in “Compensation Discussion and Analysis” beginning on page 27.

The payments and benefits detailed in the tables below are in addition to any payments and benefits under our plans or arrangements which are offered or provided generally to all salaried employees on a non-discriminatory basis and any accumulated vested benefits for each NEO, including those set forth in the Pension Benefits Table and Nonqualified Deferred Compensation Table, and any stock options vested as of December 31, 2014 (which are set forth in the Outstanding Equity Awards at Fiscal Year-End Table).

The definitions of terms used in the agreements, plans and arrangements described below are set forth in “Definitions” under “Additional Information Regarding Tables Relating to Potential Payments Upon Employment Termination or Change in Control” on page 65.

Mr. Crutchfield

The Employment Agreement provides that, in the event of a change in control, Mr. Crutchfield will receive a lump-sum cash payment equal to his pro-rata target bonus for the year in which the change in control occurs, which is based on the portion of the year that he was employed by the Company prior to the change in control.

Under the Employment Agreement, if Mr. Crutchfield retires, elects not to renew the term of his agreement or voluntarily terminates (other than for good reason), or is terminated by the Company for employer cause, he will be entitled, subject to his execution of a release, to the following: (i) any accrued amounts owing to him; (ii) vested amounts under the ANR DC Plan; (iii) if applicable, retiree medical benefits under the Company’s retiree medical benefit plan; and (iv) other amounts as determined by the compensation committee or board. Additionally, if Mr. Crutchfield resigns and the Company elects to impose the non-competition and non-solicitation covenants of his agreement upon him, the Company must pay him two and one-half times his base salary and target bonus for that year.

If Mr. Crutchfield’s employment terminates due to permanent disability or death, he (or his estate) will be entitled to the following: (i) any accrued amounts owing to him; (ii) vested amounts under the ANR DC Plan; (iii) a pro-rata share of any individual annual cash bonuses or individual annual cash incentive compensation, based on target levels set for these bonuses and the portion of the year in which he was employed by the Company; and (iv) if applicable, retiree medical benefits under the Company’s retiree medical benefit plan.

If Mr. Crutchfield resigns for good reason or the Company terminates his employment without employer cause (including by not renewing the term of his Employment Agreement), he will be entitled, subject to his execution of a release, to the following: (i) two times his base salary and target bonus; (ii) a lump sum payment of his pro-rata share of any individual annual cash bonuses or individual annual cash incentive compensation based on the portion of the year in which he was employed by the Company; provided, that the payment will continue to be subject to the attainment of performance goals as specified in the applicable plan; (iii) any accrued amounts owing to him and any vested amounts under the ANR DC Plan; and (iv) certain medical, life and welfare benefits until the earlier to occur of: (x) his reaching the age of 65, (y) his obtaining substantially similar benefits from another employer, or (z) the expiration of the COBRA continuation period (generally 18 months).

If Mr. Crutchfield’s employment is terminated by him during the 90 days prior to, or on or within one year after, a change in control for good reason or by the Company other than for (x) employer cause, (y) death or (z) permanent disability, he will be entitled, subject to his execution of a release, to the following: (i) a lump sum payment equal to three times his base salary and target bonus; (ii) a lump sum payment of his pro-rata share of any individual annual cash bonuses or individual annual cash incentive compensation, based on target levels set for the bonuses and the portion of the year in which he was employed by the Company; (iii) any accrued amounts owing to him and any vested amounts under the ANR DC Plan; (iv) certain medical, life and other welfare benefits until the earlier to occur of: (x) his reaching the age of 65, (y) his obtaining substantially similar benefits from another employer, or (z) the expiration of the COBRA continuation period (generally 18 months); (v) if applicable, a cash payment equal to the difference between the present value of any accrued pension benefits under the Company’s pension plans and the present value of the accrued pension benefits to which he would have been entitled to under the pension plans if he had continued participation in those plans for the 24-month period after the effective date of his termination; and (vi) a cash payment of $15,000 to cover outplacement assistance services.

In addition, in the event Mr. Crutchfield’s employment is terminated by the Company without cause, due to death or permanent disability, by him for good reason, or involuntarily in connection with a change in control, any unvested portion of equity awards granted to him by the Company will vest in full and, in the case of stock options, will remain exercisable until the earlier to occur of the expiration of the applicable option term or the two-year anniversary of his employment termination date; provided, however, that the payment of performance-based awards will continue to be subject to the attainment of performance goals as provided in the applicable plan or award agreements.

In the event that any payments or distributions to Mr. Crutchfield would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, then the Employment Agreement obligates the Company (subject to certain exceptions) to pay his additional tax gross-up payment such that the net amount retained by him, after deduction of any excise tax imposed under Section 4999 of the Code and any taxes imposed upon the gross-up payment itself, is equal to the amount that would have been payable or distributable to him if the payments or distributions did not constitute excess parachute payments.

Under the terms of the Employment Agreement, Mr. Crutchfield has also agreed to certain confidentiality, non-competition and non-solicitation obligations. These provisions essentially provide that (i) during the term of his employment and thereafter, he must keep all non-public business information, including information relating to the business, financial condition and strategic options, and trade secrets regarding Alpha, and our affiliates and subsidiaries, confidential and (ii) for a period of one year following his employment by us, he will not (A) engage in any line of business, property or project which is, directly or indirectly, competitive with any business that we or our affiliates or subsidiaries engage in or is planning to engage in during the term of employment, whether as an associate, officer, principal, manager, member, advisor, agent, partner, director, stockholder, employee or consultant, or otherwise, within the territory designated in the agreement, (B) solicit or induce any employee to interfere with our business or operations or to leave us or any of our affiliates or subsidiaries, (C) influence or attempt to influence our customers, distributors or suppliers to divert their business from us or any of our affiliates or subsidiaries or (D) acquire or attempt to acquire any business in the designated territory to which we or any of our affiliates or subsidiaries, prior to the termination of the employment term, has made an acquisition proposal relating to the possible acquisition of such business, or has planned, discussed or contemplated making such an acquisition proposal.

Kevin S. Crutchfield

	Retirement ($)	Voluntary Termination(1) and Termination for Cause ($)	Termination without Cause or for Good Reason ($)		Termination in Connection with a Change on Control(2) ($)		Death ($)		Disability ($)
Cash Compensation
Cash Severance	—	—	4,598,000		6,897,000		—		—
Pro-Rata Bonus	—	—	815,100		1,254,000		1,254,000		1,254,000
CIC Bonus Payment	—	—	—		1,254,000		—		—
Long Term Incentives
Restricted Stock Units — Unvested & Accelerated	—	—	1,747,635		1,747,635		1,747,635		1,747,635
Performance Share Units — Unvested & Accelerated	—	—	971,462	(3)	971,462	(3)	971,462	(3)	971,462	(3)
Performance Cash Retention Award	—	—	—	(4)	2,500,000		—	(4)	—	(4)
Time Cash Retention Award	—	—	1,500,000		1,500,000		166,667		166,667
Benefits and Perquisites
Health & Dental Insurance(5)	—	—	32,988		32,988		—		—
Supplemental Disability	—	—	—		—		—		1,005,000	(6)
Life Insurance	—	—	5,874	(7)	5,874	(7)	—		—
Outplacement	—	—	—		15,000		—		—
Total	—	—	9,671,059		16,177,959		4,139,764		5,144,764

(1)	If Mr. Crutchfield had voluntarily resigned on December 31, 2014, we would have had the option, in the Company’s discretion, to exercise our rights under his Employment Agreement to subject him to the non-solicitation and non-competition provisions set forth therein. This table assumes that the Company would not exercise that option. If, however, we had determined to do so on December 31, 2014, we would have been required to pay Mr. Crutchfield $5,747,500 in accordance with the terms of his agreement.

(2)	Additionally, upon a change in control, Mr. Crutchfield will receive, regardless of employment termination, a pro-rata change in control bonus for the year in which the change in control occurs, which is based on the portion of the year that he was employed by Alpha prior to the change in control, and full payment of his remaining retention award. These amounts are reflected in the table.

(3)	The amounts reflect an assumption that performance was achieved at the target award level for the TSR portion of the 2013 and 2014 TSR Performance Share Unit awards and that no payout was earned for the 2012 award and the 2014 CFFO portion of the 2014 award (which is the case). The CFFO portion of the 2013 award is reflected in restricted stock units and represents the number of units earned but unvested as of December 31, 2014. If the 2012 performance share units and the 2014 CFFO portion of the 2014 award had been deemed earned at target in connection with a qualifying termination at December 31, 2014, the additional value would have been $345,486 and $597,655, respectively.

(4)	Given the Company’s stock price at December 31, 2014, it is assumed no amount would be earned under these circumstances.

(5)	“Health & Dental” benefit expense reflects cumulative COBRA costs for the applicable continuation period based on 2015 COBRA rates.

(6)	This amount represents the expected cumulative monthly benefit payments (to be paid by the issuing insurance company), for the maximum duration under the terms of the policy. The maximum duration is based on the age of the insured as of the date of disability, such that Mr. Crutchfield would be entitled to receive benefits until age 65 (should he remain disabled until that age).

(7)	Life insurance expense represents the sum of monthly premiums to be paid by the Company.

Messrs. Wood, Cavatoni and Sullivan

Messrs. Cavatoni and Sullivan are currently participants in the Separation Plan, and Mr. Wood ceased to be a participant in the Separation Plan in connection with his retirement in February 2015. Additionally, the Separation Plan was amended in January 2015 to remove the right of a participant to terminate employment for good reason outside of a change in control but, since this provision was in place at December 31, 2014, the disclosure in the following tables describe the severance payments and benefits payable under the Separation Plan as in effect at December 31, 2014, including if the applicable NEO had terminated employment for good reason outside of a change in control on that date.

The Separation Plan provides that in the event of a change in control, participants will be entitled to receive a lump-sum cash payment equal to the participant’s pro-rata target annual bonus for the year in which the change in control occurs. Contingent upon the participant’s execution of a general release, non-disparagement and non-competition agreement, in the event a participant’s employment is terminated by us without cause or by a participant for good reason (per the terms of the Separation Plan prior to January 2015) prior to the 90 days preceding a change in control, the participant will be entitled to receive the following: (i) his or her base salary and target bonus multiplied by the applicable benefit factor (in the case of each of Messrs. Wood, Cavatoni and Sullivan, the factor was or is one and one-half); (ii) a pro-rata share of any individual annual cash bonuses or individual annual cash incentive compensation, based on the portion of the year in which the participant was employed by us; provided, however, that the payments will continue to be subject to the attainment of the applicable performance goals, (iii) any accrued base salary and other amounts accrued and/or owing to the participant; (iv) certain health and life benefits until the earliest to occur of: (x) the participant’s reaching the age of 65, (y) the participant obtaining substantially similar benefits from another employer, or (z) the expiration of the COBRA continuation period; (v) a cash payment equal to the difference between the present value of any accrued pension benefits under our pension plans and the present value of the accrued pension benefits to which the participant would have been entitled to under the pension plans if he had continued participation in those plans for the applicable service period (in the case of each of Messrs. Wood, Cavatoni and Sullivan, the period was or is 18 months) after the employment termination date; and (vi) a cash payment of $15,000 to cover outplacement assistance services and other expenses associated with seeking another position.

All of the above payments are generally required to be made, in lump sum, no later than 60 days after the employment termination date.

Contingent upon the participant’s execution of a general release, non-disparagement and non-competition agreement, in the event the participant’s employment is terminated by us without cause or by the participant for good reason during the 90 days prior to, or on or within one year after a change in control, the participant will be entitled to receive the following: (i) his base salary and target bonus multiplied by the applicable benefit factor (in the case of Messrs. Wood, Cavatoni and Sullivan, the factor was or is two); (ii) a pro-rata share of any individual annual cash bonuses or individual annual cash incentive compensation, based on target levels set for these bonuses and the portion of the year in which the participant was employed by us; (iii) any accrued base salary and other amounts accrued and/or owing to the participant; (iv) certain health and life benefits until the earliest to occur of: (x) the participant’s reaching the age of 65, (y) the participant obtaining substantially similar benefits from another employer, or (z) the expiration of the COBRA continuation period; (v) a cash payment equal to the difference between the present value of any accrued pension benefits under our pension plans and the present value of the accrued pension benefits to which the participant would have been entitled under the pension plans if he had continued participation in those plans for the applicable service period (in the case of each of Messrs. Wood, Cavatoni and Sullivan, the period was or is 24 months) after the employment termination date; and (vi) a cash payment of $15,000 to cover outplacement assistance services and other expenses associated with seeking another position.

All of the above payments are generally required to be made, in lump sum, no later than 60 days after the employment termination date.

The Separation Plan also provides that in the event of a termination of a participant’s employment with us under the circumstances described above, any unvested portion of equity awards granted to any participant by us, after the effective date of the plan, will vest in full and, in the case of stock options, will remain exercisable until the earlier to occur of the expiration of the applicable option term or the one year anniversary of the employment termination date; provided, however, that the payment of performance-based awards will continue to be subject to the attainment of performance goals as provided in the applicable plan or award agreements.

Under the terms of the Separation Plan, participants must agree, prior to their receipt of any payments or benefits thereunder, to execute a general release, non-disparagement and non-competition agreement. These provisions essentially provide that: (i) participants will keep all non-public business information, including information relating to the business, financial condition and strategic options, and trade secrets regarding Alpha, our affiliates and subsidiaries, confidential and (ii) for a period of one year following employment by us, a participant will not (A) engage in any line of business, property or project which is, directly or indirectly, competitive with any business that we or our affiliates or subsidiaries engage in or is planning to engage in during the term of employment, whether as an associate, officer, principal, manager, member, advisor, agent, partner, director, material stockholder, employee or consultant, or otherwise, within the contiguous United States, (B) solicit or induce any employee to interfere with our business or operations or to leave us or any of our affiliates or subsidiaries, (C) influence or attempt to influence our customers, distributors or suppliers to divert their business from us or any of our affiliates or subsidiaries or (D) acquire or attempt to acquire any business in the contiguous United States to which we or any of our affiliates or subsidiaries, prior to the termination of the term of employment, have made an acquisition proposal relating to the possible acquisition of such business, or have planned, discussed or contemplated making such an acquisition proposal.

Frank J. Wood*

	Retirement ($)		Voluntary Termination and Termination for Cause ($)	Termination without Cause or for Good Reason ($)		Termination in Connection with a Change on Control(1) ($)		Death ($)		Disability ($)
Cash Compensation
Cash Severance	—		—	1,197,000		1,596,000		—		—
Pro-Rata Bonus	222,300		—	222,300		342,000		222,300		222,300
CIC Bonus Payment	—		—	—		342,000		—		—
Long Term Incentives
Restricted Stock Units — Unvested & Accelerated	172,212		—	461,675		461,675		232,518		232,518
Performance Share Units — Unvested & Accelerated	97,838	(2)	—	211,955	(2)	211,955	(2)	97,838	(2)	97,838	(2)
Benefits and Perquisites
Health & Dental Insurance(3)	—		—	11,378		11,378		—		—
Supplemental Disability	—		—	—		—		—		270,000	(4)
Life Insurance	—		—	2,679	(5)	2,679	(5)	—		—
Outplacement	—		—	15,000		15,000		—		—
Total	492,350		—	2,121,987		2,982,687		552,656		822,656

*	Footnotes follow the last table in this section of the proxy statement.

Philip J. Cavatoni*

	Retirement ($)	Voluntary Termination and Termination for Cause ($)	Termination without Cause or for Good Reason ($)		Termination in Connection with a Change on Control(1) ($)		Death ($)		Disability ($)
Cash Compensation
Cash Severance	—	—	1,115,625		1,487,500		—		—
Pro-Rata Bonus	—	—	207,188		318,750		207,188		207,188
CIC Bonus Payment	—	—	—		318,750		—		—
Long Term Incentives
Restricted Stock Units — Unvested & Accelerated	—	—	596,205		596,205		336,580		336,580
Performance Share Units — Unvested & Accelerated	—	—	193,745	(2)	193,745	(2)	88,653	(2)	88,653	(2)
Benefits and Perquisites
Health & Dental Insurance(3)	—	—	32,988		32,988		—		—
Supplemental Disability	—	—	—		—		—		1,252,500	(4)
Life Insurance	—	—	2,497	(5)	2,497	(5)	—		—
Outplacement	—	—	15,000		15,000		—		—
Total	—	—	2,163,248		2,965,435		632,421		1,884,921

*	Footnotes follow the last table in this section of the proxy statement.

Brian D. Sullivan

	Retirement ($)	Voluntary Termination and Termination for Cause ($)	Termination without Cause or for Good Reason ($)		Termination in Connection with a Change on Control(1) ($)		Death ($)		Disability ($)
Cash Compensation
Cash Severance	—	—	1,013,250		1,351,000		—		—
Pro-Rata Bonus	—	—	188,175		289,500		188,175		188,175
CIC Bonus Payment	—	—	—		289,500		—		—
Long Term Incentives
Restricted Stock Units — Unvested & Accelerated	—	—	261,156		261,156		128,585		128,585
Performance Share Units — Unvested & Accelerated	—	—	126,937	(2)	126,937	(2)	55,190	(2)	55,190	(2)
Time Cash Retention Award	—	—	800,000		800,000		133,333		133,333
Benefits and Perquisites
Health & Dental Insurance(3)	—	—	32,988		32,988		—		—
Supplemental Disability	—	—	—		—		—		1,575,000	(4)
Life Insurance	—	—	2,267	(5)	2,267	(5)	—		—
Outplacement	—	—	15,000		15,000		—		—
Total	—	—	2,439,773		3,168,348		505,283		2,080,283

(1)	Additionally, upon a change in control, Messrs. Wood, Cavatoni and Sullivan would receive, regardless of employment termination, a pro-rata change in control bonus for the year in which the change in control occurs, which is based on the portion of the year that each was employed by Alpha prior to the change in control. These amounts are reflected in each table.

(2)	The amounts reflect an assumption that performance was achieved at the target award level for the TSR portion of the 2013 and 2014 TSR Performance Share Unit awards and that no payout was earned for the 2012 award and the 2014 CFFO portion of the 2014 award (which is the case). The CFFO portion of the 2013 award is reflected in restricted stock units and represents the number of units earned but unvested as of December 31, 2014. If the 2012 performance share units and the 2014 CFFO portion of the 2014 award had been deemed earned at target in connection with a qualifying termination at December 31, 2014, the additional values would have been $75,377, $66,740, and $28,173 and $130,397, $121,533, and $88,305 for Messrs. Wood, Cavatoni and Sullivan, respectively.

(3)	“Health & Dental” benefit expense reflects cumulative COBRA costs for the applicable continuation period based on 2015 COBRA rates.

(4)	This amount represents the expected cumulative monthly benefit payments (to be paid by the issuing insurance company), for the maximum duration under the terms of the policy. The maximum duration is based on the age of the insured as of the date of disability, such that Messrs. Wood, Cavatoni and Sullivan would be entitled to receive benefits until age 65 (should they remain disabled until that age).

(5)	Life insurance expense represents the sum of monthly premiums to be paid by the Company.

Paul H. Vining

Mr. Vining voluntarily resigned his employment with Alpha on January 31, 2015. He did not receive any additional compensation or accelerate and vest in any of his outstanding cash and equity awards in connection with his resignation.

Vaughn R. Groves

As described in “Compensation Discussion and Analysis” beginning on page 27, Mr. Groves’ employment with Alpha was terminated on September 1, 2014. Under the Separation Plan, he became entitled to certain severance payments and benefits described therein, subject to his execution and delivery of a release of claims and non-disparagement agreement with Alpha and its subsidiaries, and compliance with one-year non-solicitation obligations. Mr. Groves became entitled to receive the following in connection with his termination of employment: (i) $1,115,625 representing one and one-half times his (a) base salary and (b) target annual incentive bonus for 2014, (ii) $138,125 representing his pro rata 2014 annual incentive bonus, (iii) $4,198 representing up to 18 months of health and life insurance coverage, (iv) $15,000 in outplacement assistance, and (v) $929,958 representing the value of the unvested portion of his outstanding equity awards and, in the case of performance share unit awards (other than the CFFO portion of the 2013 performance share units award), the payment of the awards will continue to be subject to the attainment of the applicable performance goals as determined by the compensation committee after the end of the applicable performance periods and thus these values are indeterminable.

Additional Information Regarding Tables Relating to Potential Payments Upon Employment Termination or Change in Control

The following narrative provides additional information of the plans, arrangements, and agreements that relate to the potential payments set forth in the tables above. The definitions of terms used in these plans, arrangements and agreements are set forth below under “Definitions”.

AIB Termination Provisions

Unless otherwise determined by the compensation committee or as otherwise provided in a Company plan applicable to a participant or any agreement between the participant and the Company, participants who terminate employment prior to the end of the performance period of any award for any reason other than as described below, will forfeit their respective rights to payment for the award. The AIB provides that if a participant’s employment is terminated prior to the end of the performance period by reason of death, retirement, total and permanent disability, or without cause after July 1 of any annual performance period, the participant’s AIB award will be prorated to reflect the period of service during the one-year performance period of the award prior to the termination. If the participant’s employment is involuntarily terminated by Alpha other than for cause during the 90 days prior to, or on or within one year after a change of control, the award will be deemed earned at a target level.

Vesting Provisions Regarding Performance Share Units, Restricted Stock Unit Awards, and Performance Cash Awards

Alpha’s equity plans provide for the grant of a variety of awards, including non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock awards, restricted stock units, dividend equivalents, performance-based awards and other stock-based awards.

With respect to performance share unit awards, except as otherwise provided in another Company plan or agreement, in the event of a participant’s employment termination during the applicable performance period, other than as set forth below, or the participant’s breach of certain confidentiality covenants set forth in the award agreement, any performance share units, whether earned or unearned, will automatically be cancelled and forfeited in their entirety. Generally, if, during the performance period, the participant ceases to be employed by us as a result of the participant’s permanent disability or death, by reason of retirement, or the participant’s employment is terminated by us other than for cause, the participant will be entitled to receive a prorated portion of the shares earned pursuant to the performance share unit award, determined at the end of the performance period based on the ratio of the number of complete months the participant is employed or serves during the performance period to the total number of months in the performance period. Performance share units will not automatically vest in the event of a change of control unless there is also either (i) the participant’s involuntary termination of employment other than for cause (1) within the 90-day period immediately preceding the change of control, or (2) prior to the end of the performance period and on or within the one year period following the change of control, or (ii) the acquiring entity in a change of control does not assume the award or convert the performance share units into substantially comparable awards in the acquiring entity, in which case the performance share units underlying the award will be deemed vested and be paid out at a target award level.

With respect to restricted stock unit awards, except as otherwise provided in another Company plan or agreement, in the event a participant’s employment is terminated, other than as set forth below, or the participant breaches certain confidentiality covenants set forth in the award agreement, any unvested restricted stock units will be automatically forfeited. Generally, in the event a participant’s employment is terminated due to normal retirement or dissolution or liquidation of Alpha or the participant’s employer, all unvested restricted stock units will automatically vest. In the event of a participant’s early retirement, or termination due to death or disability, any unvested restricted stock units will vest based on the ratio of the number of complete months the participant is employed or serves with Alpha during the vesting period to the total number of months in the vesting period. If a participant’s employment is involuntarily terminated by us other than for cause, then the employee will be treated as if he or she was employed with the Company for an additional three months. In the event a change of control occurs and either (i) the participant is involuntarily terminated other than for cause (1) within the 90-day period immediately preceding the change of control, or (2) on or within the one year period following the change of control, or (ii) the acquiring entity in a change of control does not assume the award or convert the units into substantially comparable awards in the acquiring entity, the restricted stock units underlying the award will automatically vest.

With respect to retention restricted stock unit awards, except as otherwise provided in another Company plan or agreement, in the event of a participant’s employment termination (including for cause, due to retirement or resignation), other than as set forth below, or the participant’s breach of certain confidentiality covenants set forth in the award agreement, any unvested retention restricted stock units will be automatically forfeited. Generally, in the event of a participant’s death or permanent disability, all unvested retention restricted stock units will vest based on the ratio of the number of complete months the participant is employed or serves with Alpha during the vesting period to the total number of complete months in the vesting period. If we terminate a participant’s employment without cause, then the number of units that are vested will be calculated as if the participant had been employed with us for an additional three months. If a participant’s employment is involuntarily terminated without cause during the 90-day period immediately prior to the occurrence of a change of control or on or within the one-year period immediately following a change of control, all unvested retention restricted stock units will automatically vest.

With respect to long-term performance-based cash incentive compensation awards, except as otherwise provided in another Company plan or agreement, in the event a participant’s employment is terminated, other than as set forth below, or the participant breaches certain confidentiality covenants set forth in the award agreement, any incentive compensation covered by the agreement, whether earned or unearned, will be automatically forfeited. Except as otherwise provided in a Company plan or agreement, in the event the participant’s employment is terminated as a result of permanent disability or death, by reason of retirement, or the participant’s employment is terminated by us other than for cause, the participant will be entitled to receive a prorated portion of the incentive compensation to the extent earned, determined at the end of the performance period and based on the ratio of the number of complete months the participant is employed or serves during the performance period to the total number of months in the performance period. In the event a change of control occurs and either (i) the participant is involuntarily terminated other than for cause (1) within the 90-day period immediately preceding the change of control, or (2) on or within the one year period following the change of control, or (ii) the acquiring entity in a change of control does not assume the award or convert the award into a substantially comparable award in the acquiring entity, the award will automatically vest and be payable contemporaneous with the consummation of the change of control or, in the case of termination, within 60 days of termination, if termination occurs after the change of control.

Retention Program

Effective in 2014, the compensation committee approved retention cash awards for certain key executive officers of the Company, including Messrs. Crutchfield and Sullivan (the “Retention Program”). The retention bonuses (or portions thereof) will generally only be paid if the executives are employed with the Company on the applicable payment dates in a two-year or greater period.

If Messrs. Crutchfield’s or Sullivan’s employment with the Company and its subsidiaries terminates due to death or Permanent Disability during the applicable retention period, he (or his estate) will be entitled to a pro-rata portion of the retention bonus equal to the number of complete months he was employed with the Company during the period. If his employment is terminated without Cause by the Company or in the event of a Change in Control of the Company, the executive will be entitled to receive the full retention bonus amount.

Definitions

For purposes of the above-described agreements, plans and arrangements, the following definitions apply:

Cause. Cause is defined in the restricted stock unit agreements, performance award agreements and the AIB to mean Employer Cause as set forth in any employment agreement between the participant and Alpha or, in the absence of such an agreement, (i) Cause as defined by Alpha’s plans applicable to the participant or employment policies in effect at the time of the participant’s termination of employment and/or (ii) violation of Alpha’s Code of Ethics, in the case of the restricted stock unit award agreements.

Under the terms of the Employment Agreement, the Separation Plan and the Retention Program, Cause means termination of employment by Alpha for any of the following reasons: (i) employee’s gross negligence or willful misconduct in the performance of the duties and services required of him, (ii) employee’s final conviction of, or plea of guilty or nolo contendere to, a felony or his engaging in fraudulent or criminal activity relating to the scope of his employment (whether or not prosecuted), (iii) a material violation of our Code of Ethics, (iv) any continuing or repeated failure to perform the duties as requested in writing by the employee’s supervisor(s) or the board after employee has been afforded a reasonable opportunity (not to exceed 30 days) to cure the breach, (v) the conviction (or commission in the case of the Separation Plan) of a felony or crime involving moral turpitude, (vi) conduct which brings Alpha and/or any of its affiliates or subsidiaries into public disgrace or disrepute in any material respect and (vii) with respect to Mr. Crutchfield, his material breach of any material provision of his Employment Agreement, provided that he has received written notice from Alpha and been afforded a reasonable opportunity (not to exceed 30 days) to cure the breach. In all other cases, “cause” shall be as defined by our employment policies in effect at the time of termination.

Change of Control and Change in Control. Change in Control is defined in the Employment Agreement and the Separation Plan to mean the occurrence of any of the following: (i) any merger, consolidation or business combination in which the stockholders of Alpha immediately prior to the merger, consolidation or business combination do not own at least a majority of the outstanding equity interests of the surviving parent entity, (ii) the sale of all or substantially all of our assets in a single transaction or a series of related transactions, (iii) the acquisition of beneficial ownership or control of (including, without limitation, power to vote) a majority of our outstanding common stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act), (iv) the stockholders of Alpha approve any plan for the dissolution or liquidation of Alpha, or (v) a contested election of directors, as a result of which or in connection with which the persons who were our directors before such election or their nominees cease to constitute a majority of our board.

Change of Control is generally defined in the restricted stock unit award agreements, performance award agreements, the AIB and the retention program to mean (i) any merger, consolidation or business combination in which the stockholders of Alpha immediately prior to the merger, consolidation or business combination do not own at least a majority of the outstanding equity interests of the surviving parent entity, (ii) the sale of all or substantially all of Alpha’s assets in a single transaction or a series of related transactions, (iii) the acquisition of beneficial ownership or control of (including, without limitation, power to vote) a majority of the outstanding common stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act), or (iv) a contested election of directors, as a result of which or in connection with which the persons who were directors of Alpha before the election or their nominees cease to constitute a majority of the board.

Disability, Permanent Disability and Total and Permanent Disability. Disability is defined in the Separation Plan, and Permanent Disability is defined in the Employment Agreement and the performance award agreements to mean the employee’s physical or mental incapacity to perform his usual duties with the condition likely to remain continuously and permanently as determined by Alpha.

Permanent Disability is defined in the restricted stock unit award agreements to mean the participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the participant’s employer.

Total and Permanent Disability is defined in the AIB to mean: (i) if the participant is insured under a long-term disability insurance policy or plan which is paid for by Alpha, the participant is totally disabled under the terms of that policy or plan; or (ii) if no such policy or plan exists, the participant shall be considered to be totally disabled as determined by the compensation committee.

Good Reason. Good Reason is defined in the Employment Agreement to mean a termination of employment as a result of the occurrence, without the executive’s written consent, of one of the following events: (i) a material reduction in his (1) annual base salary or (2) target bonus opportunity (unless the reduction in (1) and/or (2) relates to an across-the-board reduction similarly affecting him and all or substantially all other executives of Alpha and its affiliates and subsidiaries), (ii) a failure to provide him with the opportunity to materially participate in any material equity-based plans on a similar basis to those of other similarly situated Alpha executives; (iii) a material adverse change in his position, authority, duties or responsibilities, caused by Alpha, which results in a significant diminution in his position, authority, duties or responsibilities, including without limitation, him being required to report to any person other than the board of directors, except in connection with a termination of his employment with Alpha for permanent disability, employer cause, death or temporarily as a result of his incapacity or other absence for an extended period, (iv) a relocation of our principal place of business or of his office to a location that increases his normal work commute by more than 50 miles, or (v) any illegal activity or material violation of governmental laws, rules or regulations by Alpha or our board in connection with Alpha or any of its affiliates or subsidiaries; provided, that the illegal activity or material violation has a material adverse effect on Alpha and its affiliates or subsidiaries, taken as a whole, thereby causing a material adverse change in the conditions under which he performs services.

Good Reason is defined in our Separation Plan to mean a termination of employment by an employee because of: (i) a material reduction in employee’s (1) annual base salary or (2) target bonus opportunity (unless the reduction in (1) and/or (2) relates to an across-the-board reduction similarly affecting the employee and all or substantially all other executives of Alpha and its affiliates and subsidiaries), (ii) a failure to provide employee with the opportunity to materially participate in any material equity-based plans of the Company and its affiliates on a similar basis to those of other similarly situated Alpha executives; (iii) a material adverse change in an employee’s scope of duties or responsibilities, caused by Alpha, which results in a significant diminution in employee’s scope of duties or responsibilities, except in connection with (A) a reassignment to a new job position, or (B) a termination of the employee’s employment with the Company for disability, cause, death, or temporarily as a result of employee’s incapacity or other absence for an extended period, (iv) a relocation of our principal place of business or of our executive’s office to a location that increases his normal work commute by more than 50 miles, or (v) any illegal activity or material violation of governmental laws, rules or regulations by Alpha or our board in connection with Alpha or any of its affiliates or subsidiaries; provided, that the illegal activity or material violation has a material adverse effect on Alpha and its affiliates or subsidiaries, taken as a whole, thereby causing a material adverse change in the conditions under which he performs services.

Retirement, Early Retirement and Normal Retirement. Under the terms of the Employment Agreement, retirement means the employee’s retirement at or after normal retirement age (either voluntarily or pursuant to Alpha’s retirement policy).

Under the terms of the AIB, retirement means (i) the date a participant reaches the age of 62 with ten years of service, (2) the date the participant reaches the age of 65 or (3) a combination of age and years of service which equals 80 (for example, a participant who reaches the age of 50 with 30 years of service).

Under the terms of the performance award agreements, retirement means (i) the date the participant reaches the age of 62 with ten years of service, (ii) the date the participant reaches the age of 65, or (iii) a combination of age and years of service which equals 80.

Under the terms of the restricted stock unit award agreements, early retirement is defined to mean a combination of age and years of service which equals 80, and normal retirement is defined to mean (i) the date the participant reaches the age of 62 with ten years of service or (ii) the date the participant reaches the age of 65.

EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION TABLE

This table provides information about our common stock subject to equity compensation plans as of December 31, 2014:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(2) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	15,734,458	(1)	$0.00	4,188,180	(3)
Equity compensation plans not approved by security holders	963,106	(4)	$25.48	—

Total	16,697,564		$25.48	4,188,180

(1)	Of this total, 11,193 are share units (including restricted stock units) that relate to the 2004 Stock Incentive Plan. In addition, the following amounts are related to the 2010 Long-Term Incentive Plan and the 2012 Long Term Incentive Plan, respectively: 224,672 and 5,332,840 are share units (including restricted stock units) and 1,555,980 and 8,609,773 are performance share units (assuming performance at a maximum level).

(2)	The weighted average exercise price does not take into account the share units and performance share units.

(3)	The entire amount available for awards under the Amended and Restated 2012 Long-Term Incentive Plan is 4,188,180. The Amended and Restated 2012 Long-Term Incentive Plan currently authorizes the issuance of an aggregate of up to 13,100,000 shares plus the number of shares that are represented by restricted stock unit and performance awards which previously had been granted and are outstanding under the 2010 Long-Term Incentive Plan as of May 17, 2012 that result from the expiration or lapse of these awards, are forfeited or cancelled, or result from the awards being settled without the delivery of the full number of shares underlying the awards after May 17, 2012. The awards under the Amended and Restated 2012 Long-Term Incentive Plan may be granted in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance grants and other share-based awards.

(4)	Of this total, the following amounts are related to the 2005 Long-Term Incentive Plan: 101,650 are shares underlying outstanding stock options with a weighted average exercise price of $19.12 and 26,993 are share units (including restricted stock units). In addition, this total is comprised of 437,873 shares underlying outstanding stock options related to the 2006 Stock and Incentive Compensation Plan with a weighted average exercise price of $26.25, 62,161 are share units (including restricted stock units), and 287,290 are performance share units (assuming performance at a maximum level); and 47,199 shares underlying outstanding stock options related to the 1996 Executive Stock Plan with a weighted average exercise price of $32.23.

THE 2004, 2005 AND 2010 LONG-TERM INCENTIVE PLANS

The 2004 Long-Term Incentive Plan and 2005 Long-Term Incentive Plan were each previously approved by Alpha’s predecessor’s stockholders and assumed by the Company at the time of the Foundation Merger. The 2005 Long-Term Incentive Plan reserved a maximum of 8,838,841 shares of common stock for issuance pursuant to awards and the 2004 Long-Term Incentive Plan reserved a maximum of 596,985 shares of common stock for issuance pursuant to awards, subject to certain adjustments in each case. Following stockholder approval of the 2010 Long-Term Incentive Plan at the 2010 annual meeting of stockholders, no new awards were granted pursuant to these plans. The compensation committee administered and interpreted the 2004 Long-Term Incentive Plan and 2005 Long-Term Incentive Plan and was authorized to make the following types of awards: stock options; stock appreciation rights; restricted stock and restricted stock units; performance grant awards and other share-based awards. The 2004 Long-Term Incentive Plan terminates on November 9, 2014 and the 2005 Long-Term Incentive Plan terminates on May 14, 2018. While awards granted under the 2004 Stock Incentive Plan, the 2005 Long-Term Incentive Plan, the 2004 Long-Term Incentive Plan and the 2010 Long-Term Incentive Plan continue to be subject to the terms and conditions of the applicable plan and any shares to be issued pursuant to the awards will be covered by the applicable plan, all awards granted after the 2012 annual meeting of stockholders are only granted under the Amended and Restated 2012 Long-Term Incentive Plan.

OTHER INCENTIVE PLANS

In connection with the acquisition of Alpha Appalachia (the “Acquisition”), Alpha assumed the Alpha Appalachia 2006 Stock and Incentive Compensation Plan, 1999 Executive Performance Incentive Plan, and 1996 Executive Stock Plan. The maximum number of shares that are issuable under the 2006 Stock and Incentive Compensation Plan cannot exceed 6,110,500 shares plus the number of restricted stock or unexercised vested or unvested stock options previously granted under the 1999 Executive Performance Incentive Plan and the 1996 Executive Stock Plan. The compensation committee administers and interprets the 2006 Stock and Incentive Compensation Plan, 1999 Executive Performance Incentive Plan, and 1996 Executive Stock Plan and, at the time of the Acquisition, Alpha Appalachia was authorized to make the following types of awards under the 2006 Stock and Incentive Compensation Plan: incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted units, unrestricted stock, and incentive awards. The 2006 Stock and Incentive Compensation Plan terminates on May 15, 2016. All awards granted after the 2012 annual meeting of stockholders were only granted under the Amended and Restated 2012 Long-Term Incentive Plan and the Company will not grant any future awards under the 2006 Stock and Incentive Compensation Plan.

OTHER INFORMATION

HOUSEHOLDING

The Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, beneficial stockholders who have the same address and last name and who do not participate in electronic delivery or Internet access of proxy materials will receive only one copy of the Company’s annual report and proxy statement unless one or more of these stockholders notifies the Company that they wish to continue receiving individual copies. This procedure is designed to reduce duplicate mailings and save significant printing and processing costs as well as natural resources. Each stockholder who participates in householding will continue to receive a separate proxy card or notice. Your consent to householding is perpetual unless you withhold or revoke it. You may revoke your consent at any time by contacting Broadridge Financial Solutions, Inc., either by calling toll-free at (800) 542-1061 or by writing to Broadridge Financial Solutions, Inc. Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of your response, after which you will receive an individual copy of the proxy materials.

INCORPORATION BY REFERENCE

Neither the compensation committee report nor the audit committee report shall be deemed soliciting material or filed with the SEC and neither of them shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate that information by reference. In addition, this document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this document.

AVAILABILITY OF SEC FILINGS, CORPORATE GOVERNANCE PRACTICES AND POLICIES, CODE OF BUSINESS ETHICS AND COMMITTEE CHARTERS

Copies of our reports on Forms 10-K (including the financial statements and financial statement schedules), 10-Q, 8-K and all amendments to those reports filed with the SEC, and our Corporate Governance Practices and Policies, Code of Ethics, and the charters of the audit, compensation, nominating and corporate governance, and safety, health, environmental and sustainability committees, and any reports of beneficial ownership of our common stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on, and may be obtained at no cost through our website, www.alphanr.com, by telephone at (276) 619-4410 or by mail to Investor Relations, Alpha Natural Resources, Inc., One Alpha Place, P.O. Box 16429, Bristol, Virginia 24209.

POLICIES AND PROCEDURES FOR REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

Our board approved and adopted a written policy which details the procedures for the review, approval and monitoring of transactions involving us and “related persons” (directors, executive officers, nominees to become directors, stockholders owning more than 5% of our common stock, any immediate family member of any of the foregoing persons, or any entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which the person has a 5% or greater beneficial ownership interest). The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Approval Procedures

Whenever a director or executive officer of the Company has any question about whether he (or an immediate family member) has a material interest in a transaction between the Company and another entity, person or organization, the director or executive officer shall review the matter with the general counsel. Once identified, the following are the steps we take with respect to approving related party transactions or their amendment:

•

Prior to entering into a transaction covered by the policy, notice will be given to our general counsel of the facts and circumstances of the proposed transactions including (i) the related person’s relationship to us and interest in the transaction, (ii) material facts of the proposed transaction (including proposed aggregate value or, in the case of indebtedness, amount of principal that is involved), (iii) benefits to us of the proposed transaction, (iv) if applicable, the availability of other sources of comparable products or services, and (v) an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally. Our general counsel will assess whether the proposed transaction is a related person transaction for purposes of the policy.

•

If our general counsel determines that the proposed transaction is a related person transaction, the proposed transaction will be submitted to our audit committee for consideration at the next committee meeting or, in those instances in which our general counsel, in consultation with our chief executive officer, determines that it is not practicable or desirable for us to wait until the next committee meeting, to our chairman of the audit committee (who possesses delegated authority to act between committee meetings).

•

Our chairman of the audit committee or our audit committee, as applicable, will consider the facts and circumstances of the proposed transaction. After our chairman of the audit committee or our audit committee, as applicable, makes a determination regarding the proposed transaction, the decision will be conveyed to our general counsel who will communicate their decision to the appropriate persons at Alpha. In the event our chairman of the audit committee reviews the proposed transaction and makes a decision with respect thereto, he will report the same to our audit committee at its next meeting.

Ratification Procedures

In connection with this process or otherwise, if our chief executive officer, chief financial officer, or general counsel becomes aware of a “related person” transaction that has not been previously approved or ratified under our policy, the following steps are taken:

•

If the transaction is pending or on-going, it will be submitted to our chairman of the audit committee or audit committee, as applicable, who will consider all of the facts and circumstances and, based on that review, evaluate all options including ratification, amendment or termination of the transaction.

•

If the transaction is completed, our chairman of the audit committee or audit committee, as applicable, will evaluate the transaction to determine if rescission of the transaction or disciplinary action is appropriate and will request our general counsel to evaluate our controls and procedures to ascertain the reason the transaction was not submitted in accordance with the approval procedures described above and whether any changes to those procedures are recommended.

Ongoing Transactions

At our audit committee’s first meeting of each fiscal year, our committee will review any previously approved or ratified “related person” transactions that remain on-going. Based on all relevant facts and circumstances, taking into consideration the Company’s contractual obligations, the committee shall determine if it is in the best interests of the Company and its stockholders to continue, modify or terminate the related person transaction.

Related Party Transaction

In 2010, the Company contracted with a third-party business to purchase a parcel of real estate and sell it to the Company for not more than the third party’s purchase price, which could not exceed $2.5 million, less certain amounts received by the third party in connection with any sales of portions of the parcel. The Company also agreed to pay the third party an amount equal to 7.5% of the purchase price for each year that it held the property.

The third party purchased the real estate in 2010 for $2.5 million. It subsequently sold two portions of the parcel to other parties. It then sold the remaining parcel to the Company in 2014. The total amount paid by the Company to purchase the property from the third party was approximately $2.4 million, including a payment of approximately $650,000 in 2012, a payment of approximately $675,000 in 2013 and a payment of approximately $1.1 million in 2014. During the course of this transaction, Stevan Rainero, a relative of an executive officer of the Company, served as an executive of, and was a part owner of, the third party. The transaction was not submitted to the audit committee for review at the time it was undertaken. In February 2015, the audit committee ratified the Company’s purchase of the property.

STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

Inclusion of Proposals in Our Proxy Statement and Proxy Card under SEC Rules

From time to time, stockholders may present proposals that are proper subjects for inclusion in the proxy statement and for consideration at an annual meeting. Pursuant to Rule 14a-8 of the Exchange Act, in order to be included in the Company’s proxy statement for the 2016 annual meeting, the proposals must be received by Alpha at our principal executive offices no later than December 11, 2015, unless the date of our 2016 annual meeting is changed by more than 30 days from May 21, 2016, in which case the proposal must be received at our principal executive offices a reasonable time before we begin to print and mail our proxy materials.

Bylaw Requirements for Stockholder Submissions of Nominations and Proposals

Pursuant to Alpha’s bylaws, stockholders of record may present proposals that are proper subjects for consideration at an annual meeting and/or nominate persons to serve on our board of directors at an annual meeting or special meeting at which directors are to be elected. Alpha’s bylaws require all stockholders who intend to make proposals at an annual stockholders’ meeting or special stockholders’ meeting to provide a written notice, including the information specified in Alpha’s bylaws (which information is summarized in the section entitled “Stockholder Director Nominations” on page 18), to Richard H. Verheij, Corporate Secretary, Alpha Natural Resources, Inc., One Alpha Place, P.O. Box 16429, Bristol, Virginia 24209, not later than the 90th day prior to the anniversary date of the date on which Alpha first mailed its proxy materials for the preceding year’s annual meeting nor earlier than the 120th day prior to the anniversary date of the date on which Alpha first mailed its proxy materials for the preceding year’s annual meeting. To be eligible for consideration at the 2016 annual meeting, notices must be received by Alpha between December 11, 2015 and January 10, 2016. In the event the date of the 2016 annual meeting is changed by more than 30 days from the anniversary of the date of the 2015 Annual Meeting, as set forth in this proxy statement, stockholder notice must be received no earlier than the close of business on the 120th day prior to the 2016 annual meeting and not later than the close of business on the date that is the later of the (i) 90th day prior to the 2016 annual meeting or (ii) 10th day following the day on which public announcement of the date of the 2016 annual meeting is first made. However, if the number of directors to be elected to the board of directors at an annual meeting is increased and there is no public announcement by Alpha naming all of the nominees for director or specifying the size of the increased board of directors at least 100 days prior to the anniversary of the mailing of proxy materials for the prior year’s annual meeting of stockholders, then a stockholder’s notice shall be considered timely, but only with respect to nominees for any new positions created by such an increase, if it is received by our corporate secretary no later than the close of business on the 10th day following the date on which such public announcement is first made by Alpha.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Alpha’s directors and executive officers and persons who own more than ten percent of a registered class of Alpha’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Alpha’s equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Alpha with copies of all Section 16(a) reports they file. Based solely on its review of the copies of the forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, Alpha believes that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2014, were met in a timely manner by its directors, executive officers, and greater than ten percent beneficial owners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes show information as of March 1, 2015, regarding the beneficial ownership of our common stock by:

•	each person who is known by us to own beneficially more than five percent of our common stock;

•	each member of our board of directors and each of our NEOs; and

•	all members of our board of directors and our executive officers as a group.

The number of shares and percentages of beneficial ownership set forth below are based on 221,775,004 shares of our common stock issued and outstanding as of March 1, 2015.

Name of Beneficial Owner	Number of Shares Owned(1)	Right to Acquire(2)	Total		Percentage
Steelhead Partners, LLC	22,053,100	—	22,053,100	(3)	9.94%
333 108th Avenue NE, Suite 2010, Bellevue, WA 98004
The Vanguard Group, Inc.	13,651,937	—	13,651,937	(4)	6.16%
100 Vanguard Boulevard, Malvern, PA 19355
BlackRock, Inc	12,885,518	—	12,885,518	(5)	5.81%
55 East 52nd Street, New York, NY 10022
State Street Corporation	12,847,592	—	12,847,592	(6)	5.79%
State Street Financial Center, One Lincoln St., Boston, MA 02111
Kevin S. Crutchfield	479,625	188,610	668,235	(7)	*
Frank J. Wood	226,666	—	226,666	(8)	*
Paul H. Vining	46,895	—	46,895		*
Philip J. Cavatoni	77,136	38,052	115,188	(9)	*
Brian D. Sullivan	31,387	25,909	57,296	(10)
Vaughn R. Groves	208,125	—	208,125	(11)	*
Angelo C. Brisimitzakis	25,598	—	25,598	(12)	*
William J. Crowley, Jr.	28,021	2,647	30,668	(13)	*
E. Linn Draper, Jr.	16,514	13,233	29,747	(14)	*
Glenn A. Eisenberg	19,747	2,000	21,747	(15)	*
Deborah M. Fretz	1,000	13,233	14,233	(16)	*
P. Michael Giftos	25,132	—	25,132	(17)	*
L. Patrick Hassey	—	13,233	13,233	(18)	*
Joel Richards, III	10,105	13,233	23,338	(19)	*
All Executive Officers and Directors as a Group (16 persons)(20)	757,060	355,362	1,112,422		*

*	Less than 1% of shares outstanding

(1)	The shares of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote, or direct the voting of, the security, or investment power, which includes the power to dispose of, or to direct the disposition of, the security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing the person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which the person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

(2)	The numbers in this column represent shares underlying stock options (2,000 for Mr. Eisenberg), restricted stock units (188,610, 38,052, and 25,909, for Messrs. Crutchfield, Cavatoni, and Sullivan, respectively) and deferred restricted stock units (2,647 for Mr. Crowley and 13,233 each for Ms. Fretz, Dr. Draper and Messrs. Hassey and Richards), which are exercisable, payable upon resignation due to deferral or will settle within 60 days of March 1, 2015.

(3)	The information for Steelhead Partners, LLC (“Steelhead”) is based solely on information furnished in the Schedule 13G/A filed by Steelhead with the SEC on February 17, 2015. Steelhead has (i) sole voting power with respect to 22,053,100 shares of our common stock, (ii) shared voting power with respect to zero shares of our common stock, (iii) sole dispositive power over 22,053,100 shares of our common stock and (iv) shared dispositive power with respect to zero shares of our common stock.

(4)	The information for The Vanguard Group, Inc. (“Vanguard”) is based solely on information furnished in the Schedule 13G/A filed by Vanguard with the SEC on February 11, 2015, in which it reported that it has (i) sole voting power with respect to 311,257 shares of our common stock, (ii) shared voting power with respect to zero shares of our common stock; (iii) sole dispositive power with respect to 13,357,680 shares of our common stock; and (iv) shared dispositive power with respect to 294,257 shares of our common stock.

(5)	The information for BlackRock, Inc. (“BlackRock”), as a parent holding company for a number of investment management subsidiaries, is based solely on information furnished in the Schedule 13G/A filed by BlackRock with the SEC on February 9, 2015 in which it reported that it has (i) sole voting power with respect to 12,254,772 shares of our common stock, (ii) shared voting power with respect to zero shares of our common stock, (iii) sole dispositive power with respect to 12,885,518 shares of our common stock and (iv) shared dispositive power with respect to zero shares of our common stock.

(6)	The information for State Street Corporation (“State Street”) is based solely on information furnished in the Schedule 13G filed by State Street with the SEC on February 11, 2015. which it reported that it has (i) sole voting power with respect to zero shares of our common stock, (ii) shared voting power with respect to 12,847,592 shares of our common stock, (iii) sole dispositive power with respect to zero shares of our common stock and (iv) shared dispositive power with respect to 12,847,592 shares of our common stock.

(7)	This number does not include 2,090,238 restricted stock units, 411,860 earned 2013 cash flow performance share units, or any unearned performance share units that have been issued to Mr. Crutchfield under our equity incentive plans.

(8)	This number does not include 89,860 earned 2013 cash flow performance share units, or any unearned performance share units that have been issued to Mr. Wood under our equity incentive plans.

(9)	This number does not include 640,501 restricted stock units, 79,563 earned 2013 cash flow performance share units, or any unearned performance share units that have been issued to Mr. Cavatoni under our equity incentive plans.

(10)	This number does not include 342,836 restricted stock units, 42,564 earned 2013 cash flow performance share units or any unearned performance share units that have been issued to Mr. Sullivan under our equity incentive plans.

(11)	This number does not include 63,651 earned 2013 cash flow performance share units, or any unearned performance share units that have been issued to Mr. Groves under our equity incentive plans.

(12)	This number does not include 24,025 restricted stock units that have been issued to Dr. Brisimitzakis under our equity incentive plans.

(13)	This number includes 4,336 shares of common stock owned by Mr. Crowley’s wife. This number does not include 46,305 restricted stock units that have been issued to Mr. Crowley under our equity incentive plans.

(14)	This number does not include 37,459 restricted stock units that have been issued to Dr. Draper under our equity incentive plans and does not include 73,099 share units, which are described in more detail in “Director Compensation” on page 21.

(15)	This number does not include 37,459 restricted stock units that have been issued to Mr. Eisenberg under our equity incentive plans.

(16)	This number does not include 35,081 restricted stock units that have been issued to Ms. Fretz under our equity incentive plans and does not include 21,215 share units, which are described in more detail in “Director Compensation” on page 21.

(17)	This number does not include 35,719 restricted stock units that have been issued to Mr. Giftos under our equity incentive plans.

(18)	This number does not include 45,143 restricted stock units that have been issued to Mr. Hassey under our equity incentive plans.

(19)	This number does not include 35,719 restricted stock units that have been issued to Mr. Richards under our equity incentive plans.

(20)	This number does not include an additional 1,329,266 restricted stock units, 106,628 earned cash flow performance share units, or any unearned performance share units issued under our equity incentive plans.

Brokerage account agreements may grant security interests in securities held at the broker to secure payment and performance obligations of the brokerage account holder in the ordinary course. Shares shown in the table for directors, director nominees and executive officers may be subject to this type of security interest.

PROPOSALS

PROPOSAL 1 — ELECTION OF DIRECTORS

The first proposal item to be voted on is the election of seven directors. Our directors are elected annually. The board has nominated the following persons, each of whom currently serves as a director of Alpha, to stand for election at the 2015 annual meeting for an additional one-year term.

Kevin S. Crutchfield	Deborah M. Fretz	L. Patrick Hassey
William J. Crowley, Jr.	P. Michael Giftos	Joel Richards, III
E. Linn Draper, Jr.

Biographical information regarding each of these nominees appears in the section entitled “Our Directors” beginning on page 7. Each nominee has indicated his or her willingness to serve, but if any of the nominees should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by the board, or the board may decide to reduce the size and number of directors serving on the board.

The board of directors currently consists of nine directors. The board has determined, in accordance with Alpha’s bylaws, that the number of directors will be reduced to seven effective as of the annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH DIRECTOR NOMINEE NAMED ABOVE

PROPOSAL 2 — AUTHORIZED SHARE INCREASE

The second proposal item to be voted on is approval of the amendment of the Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 400 million to 600 million.

On February 25, 2015, the board of directors adopted resolutions (1) approving and declaring advisable an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our Common Stock from 400 million to 600 million shares (the “Authorized Share Increase Amendment”) and (2) directing that the Authorized Share Increase Amendment be submitted to the holders of our Common Stock for their approval, and (3) recommending that the holders of our Common Stock approve the Authorized Share Increase Amendment.

The proposed Authorized Share Increase Amendment will increase the number of shares of Common Stock the Company is authorized to issue from 400 million to 600 million. The proposed Authorized Share Increase Amendment is set forth in the Form of Certificate of Amendment attached as Appendix A to this proxy statement.

If the Authorized Share Increase Amendment is approved by the Company’s stockholders, we will have 249,722,823 shares of Common Stock available for general corporate purposes (after taking into account the number of shares outstanding and reserved for issuance as of December 31, 2014).

Purpose for the Proposed Increase to the Number of Shares of Common Stock

As of December 31, 2014, 233,734,517 shares of Common Stock were issued and outstanding (including 12,136,233 treasury shares), 8,847,775 shares of Common Stock are reserved for issuance under the Company’s equity incentive plans and 107,694,885 shares of Common Stock are reserved for issuance under the Company’s outstanding convertible notes. Accordingly, as of that date, the Company had only 49,722,823 shares of Common Stock available for issuance, which represents only 12.4% of the Company’s authorized common share capital.

The board of directors believes that the number of shares of Common Stock presently available for future issuance under our Amended and Restated Certificate of Incorporation does not provide us with sufficient flexibility to issue shares and other instruments convertible into Common Stock for future corporate purposes and, accordingly, the board of directors is proposing to increase the number of authorized shares to ensure that the Company has that flexibility. The board of directors believes this additional flexibility is particularly important to maintaining the Company’s liquidity and capital structure, particularly in light of the market conditions currently facing the industry in which the Company operates. If this proposal is approved by our stockholders, then we may issue shares of Common Stock in the future in connection with, among other things, debt-for-equity exchanges or other refinancings or restructurings of our existing indebtedness, additional public or private stock offerings, acquisitions and other strategic transactions, equity incentives for employees, the payment of stock dividends, stock splits or other recapitalizations.

In addition, although the Company has no present plans to issue additional Common Stock, except for shares reserved for future issuance under the Company’s equity plans and the convertible notes, approval of the proposed Authorized Share Increase Amendment will allow the Company to act promptly in the event corporate opportunities such as refinancing or restructuring opportunities or other strategic developments requiring the issuance of additional shares of Common Stock arise.

The board of directors believes that if an increase in the authorized number of shares of Common Stock were postponed until an actual need arose, the delay and expense incident to obtaining approval of the Company’s stockholders at that time would significantly impair the Company’s ability to meet financing goals or other objectives. Failure of the stockholders to approve the proposed Authorized Share Increase Amendment would adversely affect the Company’s ability to pursue these opportunities.

The issuance of the additional shares of Common Stock may have the effect of diluting the stock ownership of persons seeking to obtain control of the Company. Although the board of directors has no present intention of doing so, the Company’s authorized but unissued Common Stock could be issued in one or more transactions that would make a takeover of the Company more difficult or costly and less likely. The proposed Authorized Share Increase Amendment is not being recommended in response to any specific effort of which we are aware to obtain control of the Company, nor is the board of directors currently proposing to stockholders any anti-takeover measures.

The Authorized Share Increase Amendment does not change the terms of the Common Stock. All shares of Common Stock, including those now authorized and those that would be authorized by the proposed Authorized Share Increase Amendment, are equal in rank and have the same voting rights, the same rights to dividends and the same liquidation rights. However, stockholders should consider that additional issuances of Common Stock could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

Authorized shares of Common Stock may be issued by the board of directors from time to time without further stockholder approval, except in situations where stockholder approval is required by state law or the rules of the New York Stock Exchange (“NYSE”). Stockholders of the Company have no preemptive right to acquire additional shares of Common Stock, which means that current stockholders do not have a right to purchase any new issue of shares of Common Stock in order to maintain their proportionate ownership interest in the Company.

In the event that the Authorized Share Increase Amendment and the Reverse Stock Split that is the subject of Proposal 3 are both approved by the Company’s stockholders, and the Reverse Stock Split is subsequently effected, the number of authorized shares of Common Stock will be subject to adjustment as contemplated by Proposal 3 and as discussed in more detail under “Authorized Shares” on page 82.

No Appraisal Rights

Under Delaware law and our Amended and Restated Certificate of Incorporation, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Authorized Share Increase Amendment.

Effective Date

If the Authorized Share Increase Amendment is approved by our stockholders, it will become effective upon the filing of the Certificate of Amendment of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we currently expect would occur promptly after the Annual Meeting assuming approval by our stockholders.

The Board reserves the right to abandon the Authorized Share Increase Amendment without further action by our stockholders at any time before the effectiveness of the Authorized Share Increase Amendment even if the Authorized Share Increase Amendment has been approved by our stockholders.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to approve the Authorized Share Increase Amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AUTHORIZED SHARE INCREASE AMENDMENT.

PROPOSAL 3 — REVERSE STOCK SPLIT AND AUTHORIZED SHARE DECREASE

The third proposal item to be voted on is approval of a series of ten alternative amendments of our Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split (as defined below) of the Company’s Common Stock at any time prior to the next Annual Meeting of stockholders following the Annual Meeting at which it is approved by stockholders and, if and when the Reverse Stock Split is effected, to contemporaneously amend our Amended and Restated Certificate of Incorporation to correspondingly decrease the number of shares of Common Stock that the Company is authorized to issue.

On February 25, 2015, the board of directors adopted resolutions (1) approving and declaring advisable a series of ten alternative amendments of our Amended and Restated Certificate of Incorporation to effect, at the discretion of the board of directors, a reverse stock split at one of five reverse stock split ratios, 1-for-5, 1-for-10, 1-for-12, 1-for-15 or 1-for-20 (each of which is referred to in this proxy statement as a “Reverse Stock Split”), and contemporaneously with such reverse stock split, to effect a corresponding reduction in the number of authorized shares of Common Stock from either (i) 400,000,000 to 80,000,000, 40,000,000, 33,333,333, 26,666,667, or 20,000,000, respectively, or (ii) if the Authorized Share Increase Amendment is approved by our stockholders as described above and such Authorized Share Increase Amendment is filed and has become effective, from 600,000,000 to 120,000,000, 60,000,000, 50,000,000, 40,000,000 or 30,000,000, respectively (collectively, the “Reverse Stock Split Amendments”), (2) directing that the Reverse Stock Split Amendments be submitted to the holders of our Common Stock for their approval, and (3) recommending that the holders of our Common Stock approve the Reverse Stock Split Amendments.

The actual number of authorized shares of our Common Stock after giving effect to the Reverse Stock Split, if and when effected, will depend on the Reverse Stock Split ratio that is ultimately determined by the board of directors and whether the Authorized Share Increase Amendment is approved and effected. The table below shows the Reverse Stock Split ratio and the number of shares of Common Stock that will be authorized for each of the ten alternative amendments, identified as Amendments A-J (Amendments A-E may be effected if the Authorized Share Increase is not approved or effected and Amendments F-J may be effected if the Authorized Share Increase is approved and effected):

Amendment	Reserve Stock Split ratio	Number of authorized shares of Common Stock following the Reverse Stock Split Amendment Amendments A-E may be effected if the Authorized Share Increase is not approved or effected
A	1 for 5	80,000,000
B	1 for 10	40,000,000
C	1 for 12	33,333,333
D	1 for 15	26,666,667
E	1 for 20	20,000,000

		Amendments F-J may be effected if the Authorized Share Increase is approved and effected
F	1 for 5	120,000,000
G	1 for 10	60,000,000
H	1 for 12	50,000,000
I	1 for 15	40,000,000
J	1 for 20	30,000,000

Upon receiving stockholder approval of the Reverse Stock Split Amendments, the board of directors will have the authority, but not the obligation, in its sole discretion, at any time prior to the next Annual Meeting of stockholders following the Annual Meeting at which the Reverse Stock Split Amendments are approved, to elect without further action on the part of the stockholders, as it determines to be in the best interests of the Company and its stockholders, whether to effect a Reverse Stock Split and, if so, to determine the Reverse Stock Split ratio from among the proposed ratios and to effect the Reverse Stock Split Amendment by filing an amendment to the Company’s Amended and Restated Certificate of Incorporation in the form of Certificate of Amendment attached as Appendix B to this proxy statement. For convenience of our stockholders, each of the ten amendments has been set forth in a single appendix, indicating in brackets the Reverse Stock Split ratio and the corresponding total number of authorized shares and number of authorized shares of Common Stock that we would be authorized to issue for each of the alternate Amendments A-J. Only the Reverse Stock Split Amendment providing for the Reverse Stock Split ratio selected by the board of directors will be filed with the Secretary of State of the State of Delaware and become effective. The board of directors shall abandon all other Reverse Stock Split Amendments.

If the Reverse Stock Split is effected, a corresponding reduction in the number of authorized shares of our Common Stock will contemporaneously be effected as set forth in the table above and as further described below under “Authorized Shares” on page 82. The decrease in authorized shares as a result of the Reverse Stock Split will not affect any stockholder’s proportionate voting power or other rights (other than as a result of the payment of cash in lieu of fractional shares as described below). If the board of directors abandons the Reverse Stock Split there will be no reduction in the number of authorized shares of our Common Stock.

The board of directors believes that stockholder approval of these five selected Reverse Stock Split ratios (as opposed to approval of a single reverse stock split ratio) provides the board of directors with maximum flexibility to achieve the purposes of a reverse stock split and, therefore, is in the best interests of the Company and its stockholders. In determining a ratio following the receipt of stockholder approval, the board of directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of our Common Stock;

•	the number of shares of our Common Stock outstanding;

•	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

•	the continued listing requirements of the NYSE; and

•	prevailing general market and economic conditions.

The board of directors reserves its right to elect to abandon any or all of the Reverse Stock Split Amendments, notwithstanding stockholder approval thereof, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Depending on the ratio for the Reverse Stock Split determined by the board of directors, 5, 10, 12, 15 or 20 shares of existing Common Stock, as determined by the board of directors, will be combined into one share of Common Stock. The number of shares of Common Stock issued and outstanding will therefore be reduced, by an amount based upon the Reverse Stock Split ratio determined by the board of directors. If the Reverse Stock Split Amendments are approved by our stockholders and the board of directors elects to effect the Reverse Stock Split prior to the next Annual Meeting following the Annual Meeting at which the Reverse Stock Split Amendments are approved, a Certificate of Amendment of the Amended and Restated Certificate of Incorporation (each a “Reverse Stock Split Amendment Certificate”) that sets forth the applicable Reverse Stock Split Amendment and provides for the Reverse Stock Split ratio determined by the board of directors in its discretion will be filed with the Secretary of State of the State of Delaware and become effective (the “Effective Time”), and all other Reverse Stock Split Amendments will be abandoned.

The exact timing of the filing of the Reverse Stock Split Amendment will be determined by the board of directors based on its evaluation as to when the filing would be the most advantageous to the Company and its stockholders. If a Reverse Stock Split Amendment Certificate has not been filed with the Secretary of State of the State of Delaware prior to the commencement of the Annual Meeting of stockholders following the Annual Meeting at which the Reverse Stock Split Amendments are approved, the board of directors will abandon the Reverse Stock Split and all of the Reverse Stock Split Amendments.

To avoid the existence of fractional shares of our Common Stock, stockholders of record who would otherwise hold fractional shares as a result of the Reverse Stock Split will be entitled to receive cash (without interest) in lieu of such fractional shares from our transfer agent as described under “Fractional Shares” on page 82.

The board of directors reserves the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of any Reverse Stock Split Amendment even if the Reverse Stock Split Amendments have been approved by our stockholders. By voting in favor of the approval of the Reverse Stock Split Amendments, you are expressly also authorizing our board of directors to determine not to proceed with, and abandon, the Reverse Stock Split if it should so decide.

Purpose for the Reverse Stock Split Amendments

The Common Stock is currently listed on the NYSE. In order for the Common Stock to continue to be so listed on the NYSE, the Company is required to comply with various listing standards, including that the Company maintain a minimum average closing price of at least $1.00 per share of Common Stock during a consecutive 30 trading-day period. Failure to comply with this listing requirement may lead to delisting from the NYSE, which could have material, adverse effects on the Company’s business, financial condition and common stock. The Board is submitting the Reverse Stock Split Amendments to stockholders for approval with the primary intent of increasing the price of our Common Stock to ensure ongoing compliance with this listing requirement.

In addition, the Board believes that increasing the price of our Common Stock will make it more attractive to a broader range of institutional and other investors, since the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our Common Stock a more attractive and cost-effective investment for many investors, which would enhance the liquidity of the holders of our Common Stock.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split Amendments, as applicable, is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, even if a Reverse Stock Split Amendment is effected, it may not result in the intended benefits described above, including compliance with the NYSE listing requirements, the market price of our Common Stock may not increase following the Reverse Stock Split or even if it does, the market price of our Common Stock may decrease in the future. Additionally, the market price per share of our Common Stock after the Reverse Stock Split may not increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Finally, we believe that a Reverse Stock Split and a corresponding reduction in the number of authorized shares of Common Stock will provide the Company and its stockholders with other benefits. Currently, the fees that we pay to list our shares on the NYSE are based on the number of shares we have outstanding. Also, the fees that we pay for custody and clearing services, the fees that we pay to the SEC to register securities for issuance and the costs of our proxy solicitations are frequently based on or related to the number of shares being held, cleared or registered as applicable. Reducing the number of shares that are outstanding and that will be issued in the future may reduce the amount of fees and tax that we pay to these organizations and agencies, as well as other organizations and agencies that levy charges based on the number of shares rather than the value of the shares.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

If approved and effected, the Reverse Stock Split will take effect simultaneously and in the same ratio for all outstanding shares of our Common Stock. The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in us, except to the extent that the Reverse Stock Split would result in any holder of our Common Stock receiving cash in lieu of fractional shares. As described below, holders of Common Stock otherwise entitled to fractional shares as a result of the Reverse Stock Split will receive a cash payment in lieu of the fractional shares. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The principal effects of the Reverse Stock Split will be that:

•	depending on the ratio for the Reverse Stock Split selected by our Board, each 5, 10, 12, 15 or 20 shares of Common Stock owned by a stockholder will be combined into one share of Common Stock;

•

based upon the Reverse Stock Split ratio selected by our Board, proportionate adjustments will be made to the per-share exercise price and the number of shares issuable upon the exercise of our convertible notes and outstanding stock options, as well as to the number of shares that would be owned upon vesting of restricted stock awards and restricted stock units, which will result in approximately the same aggregate price that would have been required to be paid upon exercise of such options, as well as the same number of shares that would have been owned upon vesting of such restricted stock awards or units, immediately preceding the Reverse Stock Split;

•

the aggregate number of shares issuable pursuant to stock options, restricted stock units or other awards made under the Company’s equity incentive plans will be reduced proportionately based upon the Reverse Stock Split ratio selected by our Board; and

•	the number of authorized shares of our Common Stock will contemporaneously and correspondingly be reduced based upon the Reverse Stock Split ratio selected by our board of directors.

After the Effective Time, our Common Stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and stock certificates with the old CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

Beneficial Holders of Common Stock. Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders in “street name” (i.e., through a bank, broker, custodian or other nominee), in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of our Common Stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee.

Registered “Book-Entry” Holders of Common Stock. Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with the transfer agent, they will be sent a transmittal letter by the transfer agent after the Effective Time and will need to return a properly completed and duly executed transmittal letter in order to receive any cash payment in lieu of fractional shares or any other distributions, if any, that may be declared and payable to holders of record following the Reverse Stock Split.

Holders of Certificated Shares of Common Stock. Stockholders of record at the Effective Time holding shares of our Common Stock in certificated form (the “Old Certificates”) will be sent a transmittal letter by the transfer agent after the Effective Time and, following a determination by the board of directors that shall apply to all holders of the Old Certificates, these holders will receive in exchange for their Old Certificates either (i) registered shares in book-entry form or (ii) new certificates (the “New Certificates”), in each case representing the appropriate number of whole shares of our Common Stock following the Reverse Stock Split.

The letter of transmittal will contain the necessary materials and instructions on how a stockholder should surrender his, her or its Old Certificates representing shares of our Common Stock to the transfer agent. No registered shares in book-entry form or New Certificates will be delivered to a stockholder until the stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. Stockholders will then receive either a statement reflecting the shares in book-entry form registered in their accounts or New Certificates representing the number of whole shares of Common Stock for which their shares of our Common Stock were combined as a result of the Reverse Stock Split.

Until surrendered, outstanding Old Certificates will only represent the number of whole shares of our Common Stock following the Reverse Stock Split to which the shares formerly represented by the Old Certificate were combined into as a result of the Reverse Stock Split. Stockholders must exchange their Old Certificates in order to effect transfers or deliveries of shares on the NYSE.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged, based upon the determination by the board of directors, for registered shares in book-entry form or New Certificates. If an Old Certificate bears a restrictive legend, the registered shares in book-entry form or New Certificate will bear the same restrictive legend. If a stockholder is entitled to a payment in lieu of any fractional share interest, the payment will be made as described below under “Fractional Shares”.

Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split Amendment. Therefore, we do not expect to issue certificates representing fractional shares. Stockholders of record who would otherwise hold fractional shares because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by the board of directors will be entitled to receive cash (without interest and subject to applicable withholding taxes) in lieu of the fractional shares from our transfer agent. Our transfer agent will aggregate all fractional share interests following the Reverse Stock Split and sell the fractional shares resulting therefrom into the market. The total amount of cash that will be paid to the stockholders of record who would otherwise hold fractional shares following the Reverse Stock Split will be an amount equal to the net proceeds (after customary brokerage commissions and other expenses) attributable to such sale. Stockholders of record who would otherwise hold fractional shares as a result of the Reverse Stock Split will be paid such proceeds on a pro rata basis, depending on the fractional amount of shares that they owned. If a stockholder who holds shares in certificated form is entitled to a payment in lieu of any fractional shares, the stockholder will receive a check as soon as practicable after the Effective Time and after the stockholder has submitted an executed transmittal letter and surrendered all Old Certificates, as described under “Holders of Certificated Shares of Common Stock” on page 81. If a stockholder holds shares of our Common Stock with a bank, broker, custodian or other nominee, those stockholders should contact their bank, broker, custodian or other nominee for information on the treatment and processing of fractional shares by their bank, broker, custodian or other nominee. By signing and cashing the check, stockholders will warrant that they owned the shares of Common Stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is received.

After the Reverse Stock Split, a stockholder will have no further interest in the Company with respect to its fractional share interest and persons otherwise entitled to a fractional share will not have any voting, dividend or other rights with respect thereto except the right to receive a cash payment as described above.

Authorized Shares

If and when the Reverse Stock Split is effected, the number of authorized shares of our Common Stock will contemporaneously be reduced in proportion to the Reverse Stock Split ratio.

The actual number of authorized shares of our Common Stock after giving effect to the Reverse Stock Split, if and when effected, will depend on the Reverse Stock Split ratio that is ultimately determined by the board of directors and whether the Authorized Share Increase Amendment is approved.

The actual number of authorized shares after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio that is ultimately determined by the board of directors and whether the Authorized Share Increase Amendment is approved. The table set forth above on page 78 shows the ten possibilities for the number of authorized shares of Common Stock under these various scenarios.

As a result of the reduction in authorized shares of Common Stock that will occur if and when the Reverse Stock Split is effected, the same proportion of authorized but unissued shares to shares authorized and issued (or reserved for issuance) would be maintained if the board of directors elects to effect the Reverse Stock Split. If the Reverse Stock Split is abandoned by the board of directors, it will also abandon the reduction in the number of authorized shares.

Accounting Matters

The proposed amendments to our Amended and Restated Certificate of Incorporation will not affect the par value of our Common Stock per share, which will remain at $0.01. As a result, as of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately to the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a U.S. holder). This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

Each prospective investor should consult its own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of the Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

U.S. Holders. The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon the Reverse Stock Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the Common Stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered. A U.S. holder who receives cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of our Common Stock surrendered that is allocated to the fractional share of our Common Stock. The capital gain or loss should be long term capital gain or loss if the U.S. holder’s holding period for our Common Stock surrendered exceeded one year at the Effective Time. The deductibility of net capital losses by individuals and corporations is subject to limitations.

U.S. Information Reporting and Backup Withholding. Information returns generally will be required to be filed with the Internal Revenue Service (IRS) with respect to the receipt of cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split in the case of certain U.S. holders. In addition, U.S. holders may be subject to a backup withholding tax (at the current applicable rate of 28%) on the payment of this cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders. The discussion in this section is addressed to “non-U.S. holders.” A non-U.S. holder is a beneficial owner of our Common Stock who is a foreign corporation or a non-resident alien individual. Generally, non-U.S. holders will not recognize any gain or loss upon the Reverse Stock Split. In particular, except as described in the next paragraph, gain or loss will not be recognized with respect to cash received in lieu of a fractional share provided that (a) the gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment in the United States), (b) with respect to non-U.S. holders who are individuals, the non-U.S. holders are present in the United States for less than 183 days in the taxable year of the Reverse Stock Split Amendment and other conditions are met, and (c) the non-U.S. holders comply with certain certification requirements.

A non-U.S. holder may be subject to U.S. federal income tax and/or withholding tax under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) with respect to the cash received in lieu of a fractional share of our Common Stock if it owned (or is deemed to have owned) a significant amount of our Common Stock (in excess of a specified threshold) at some point during the shorter of the five years preceding the Effective Time and the holder’s holding period in the Common Stock (a “significant holder”). The remainder of this disclosure does not address the FIRPTA treatment of significant holders. Significant holders should consult their own tax advisors about how the FIRPTA rules would apply to them.

U.S. Information Reporting and Backup Withholding Tax. In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of our Common Stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our Common Stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

No Appraisal Rights

Under Delaware law and our Amended and Restated Certificate of Incorporation, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split Amendment.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to approve the Reverse Stock Split Amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE REVERSE STOCK SPLIT AMENDMENTS.

PROPOSAL 4 — ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

The fourth proposal item to be voted on is advisory approval of the Company’s executive compensation.

Alpha is required to provide its stockholders with the opportunity to cast an advisory vote on compensation paid to our NEOs, as disclosed in this proxy statement. At the 2011 annual meeting of stockholders, the Company held an advisory (non-binding) vote to determine the frequency of future advisory votes to approve the compensation paid to our NEOs. Based on the voting results for this proposal, the Company determined that an advisory vote to approve the compensation paid to our NEOs will be conducted on an annual basis, until the next advisory vote held on this matter.

As described in detail in the “Compensation Discussion and Analysis” section of this proxy statement beginning on page 27, Alpha strives to recruit individuals who will support the Company’s mission, vision, and values — Running Right. To accomplish this goal, our compensation committee developed the following primary objectives of our executive compensation program: attract and retain top talent, drive the achievement of short-term and long-term objectives, link pay with performance, align managements’ interests with our stockholders’ interests, and to be competitive in the markets in which Alpha competes for talent.

The compensation committee continually reviews the compensation programs for our executive officers to ensure they achieve the goal of Running Right and to align our executive compensation structure with our stockholders’ interests and current market practices. The “Compensation Discussion and Analysis” section of this proxy statement, which begins on page 27, describes in more detail Alpha’s executive compensation program and the decisions made by the compensation committee in connection with 2014 executive compensation. Please read the “Compensation Discussion and Analysis” section for additional details about our executive compensation programs, including information about the fiscal year 2014 compensation paid to our NEOs.

As described in “Compensation Discussion and Analysis,” related tables and narrative sections in this proxy statement, more than a majority of our executive compensation program is ‘at risk’ and based on the achievement of Company business goals established generally at the time of our board approving the upcoming year’s annual corporate budget. See, particularly, the section entitled “Pay-for-Performance” on page 28.

We are asking our stockholders to indicate their support for the compensation paid to our NEOs as described in this proxy statement. This proposal gives our stockholders the opportunity to express their views on the compensation paid to our executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation paid to our executive officers and the philosophy, policies and practices described in this proxy statement.

Accordingly, we ask our stockholders to vote “FOR,” on an advisory basis, the compensation paid to our executive officers by adopting the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the ‘Compensation Discussion and Analysis’, compensation tables and narrative discussion is hereby APPROVED.”

As an advisory vote, your vote will not be binding on the Company or the board of directors. However, our board of directors and our compensation committee, which is responsible for designing and administering the Company’s executive compensation program, value the opinions of our stockholders and to the extent there is any significant vote against the compensation paid to our executive officers, we will consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

PROPOSAL 5 —   RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The fifth proposal item to be voted on is to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

The audit committee approved, and the board of directors has ratified, that KPMG act as Alpha’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The board of directors has directed that this appointment be submitted to Alpha’s stockholders for further ratification at the annual meeting.

Stockholder ratification of the appointment of KPMG as Alpha’s independent registered public accounting firm is not required. The board of directors, however, is submitting the appointment to the stockholders for ratification as a matter of good corporate governance practice. If the stockholders do not ratify the appointment, the audit committee will reconsider whether to retain KPMG.

Representatives of KPMG are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.

Independent Registered Public Accounting Firm and Fees

The following table presents fees billed for professional audit services rendered by KPMG for the audit of Alpha’s annual financial statements for the years ended December 31, 2014 and December 31, 2013, and fees for other services rendered by KPMG during those periods.

	Fiscal 2014	Fiscal 2013
	(In thousands)	(In thousands)
Audit fees(1)	$2,780	$2,932
Audit-related fees	$—	$—
Tax fees(2)	$—	$749
All other fees	$—	$—
Total	$2,780	$3,681

(1)	For fiscal years 2014 and 2013, includes KPMG fees for audit services relating to the annual audit of the Company’s consolidated financial statements, the audit of the effectiveness of internal control over financial reporting, quarterly reviews, services that are normally provided by the accountants in connection with statutory or regulatory filings or engagements, and accounting consultations. Also includes reimbursement of out of pocket expenses of $0.2 million in 2014 and $0.2 million in 2013.
(2)	For fiscal year 2013, includes work on a legal entity rationalization project.

Policy for Approval of Audit and Permitted Non-Audit Services

Our audit committee’s policy is to review in advance, and grant any appropriate pre-approvals of (i) all auditing services to be performed by the independent auditor and (ii) all non-audit services to be provided by the independent auditor as permitted by Section 10A of the Exchange Act, and, in connection therewith, to approve all fees and other terms of the engagement, provided that pre-approval of de minimis services shall not be required to the extent provided by, and subject to the requirements of, the Exchange Act. Our audit committee will consider annually for pre-approval a list of specific services and categories of services, including audit and audit-related services, for the upcoming or current fiscal year. All non-audit services are approved by our audit committee in advance in accordance with our policy on a case-by-case basis. Any service that is not included in the approved list of services or that does not fit within the definition of a pre-approved service is required to be presented separately to our chairman of the audit committee or our audit committee for consideration at its next regular meeting or, if earlier consideration is required, by other means of communication. If the estimated fees for non-audit services are $100,000 or less, management must contact our chairman of the audit committee to obtain her approval. If these fees are in excess of $100,000, management must seek the approval of the entire audit committee. In 2014, all KPMG professional fees were pre-approved in accordance with the Company’s pre-approval policies then in place.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION

OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

PROPOSAL 6 — STOCKHOLDER PROPOSAL REGARDING PROXY ACCESS

The sixth proposal item to be voted on is a stockholder proposal requesting that Alpha amend its bylaws to permit certain stockholders to nominate persons to stand for election as director.

We have been notified of the intention to present the following resolution at the annual meeting. The board and the Company accept no responsibility for the proposed resolution and supporting statement. As required by SEC rules, the resolution and supporting statement are printed verbatim below. Stockholders submitting a proposal must appear personally or by proxy at the Annual Meeting to move the proposal for consideration. Alpha will provide the name, address and stock holding (to our knowledge) of the stockholder proponent upon oral or written request made to the Corporate Secretary of the Company. The stockholder proposal follows.

STOCKHOLDER PROPOSAL

RESOLVED: Shareholders of Alpha Natural Resources, Inc. (the “Company”) ask the board of directors (the “Board”) to adopt, and present for shareholder approval, a “proxy access” bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the “Nominator”) that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company’s proxy card.

The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the directors then serving. This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:

a)	have beneficially owned 3% or more of the Company’s outstanding common stock continuously for at least three years before submitting the nomination;

b)	give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the “Disclosure”); and

c)	certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; and (c) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the “Statement”). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

SUPPORTING STATEMENT

We believe proxy access is a fundamental shareholder right that will make directors more accountable and contribute to increased shareholder value. The CFA Institute’s 2014 assessment of pertinent academic studies and the use of proxy access in other markets similarly concluded that proxy access:

•	Would “benefit both the markets and corporate boardrooms, with little cost or disruption.”

•	Has the potential to raise overall US market capitalization by up to $140.3 billion if adopted market -wide. (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1)

The proposed bylaw terms enjoy strong investor support – votes for similar shareholder proposals averaged 55% from 2012 through September 2014 – and similar bylaws have been adopted by companies of various sizes across industries, including Chesapeake Energy, Hewlett-Packard, Western Union and Verizon.

We urge shareholders to vote FOR this proposal.

END OF STOCKHOLDER PROPOSAL

ALPHA’S STATEMENT IN OPPOSITION TO THE STOCKHOLDER PROPOSAL

Alpha carefully considered this proposal and believes it is not in the best interests of the Company or of our stockholders. This proposal undercuts the critical role of our independent nominating and corporate governance committee, ignores the effective voice stockholders already have, and, contrary to the study cited by the proponent, would introduce an unnecessary and potentially expensive and destabilizing dynamic into the board election process and board operations. In short, the proposal advances a solution for a problem that does not exist at our Company, does so at the risk of considerable harm to the Company, and will only interfere with the board’s ability to serve the long-term interests of our stockholders.

Implementation of a Proxy Access Bylaw Would Undermine the Important Role of the Independent Nominating and Corporate Governance Committee, Which Considers Candidates Submitted by Stockholders

Allowing stockholders to nominate competing candidates for director in our proxy statement would usurp the role of the independent nominating and corporate governance committee and our board in one of the most crucial elements of corporate governance, the selection and nomination of directors. Our independent nominating and corporate governance committee and our board of directors are best situated to assess the particular qualifications of potential director nominees and determine whether they will contribute to an effective and well-rounded board that operates openly and collaboratively and represents the interests of all stockholders, not just those with special interests.

•

The nominating and corporate governance committee has developed criteria and a process for identifying and recommending director candidates for election by our stockholders, which are discussed above under “Nominating and Corporate Governance Committee” on page 17.

•

As part of this process, stockholders can recommend prospective director candidates for the nominating and corporate governance committee’s consideration as discussed in “Stockholder Director Nominations” on page 18. Nominees proposed by stockholders for the committee’s consideration are evaluated and considered in the same manner as a nominee recommended by a board member, management, search firm or other source. The members of our nominating and governance committee, all of whom are independent, non-management directors, owe fiduciary duties to act in the best interests of the Company.

•

The nominating and corporate governance committee oversees an annual evaluation of the board and its committees. This annual evaluation includes a review of each director’s performance, taking into consideration, among other criteria, each director’s representation of the stockholders’ interests and the director’s understanding of the short- and long-term goals of the Company.

•

In the event that an incumbent director is not elected at a meeting involving an uncontested election of directors and no successor has been elected at that meeting, the Company’s Corporate Governance Practices and Policies provide that the director is expected to tender his or her resignation. The nominating and corporate governance committee will determine whether to accept the director’s resignation and submit its recommendation for prompt consideration by the board.

The committee’s process is carefully designed to identify and nominate director candidates who possess a combination of expertise, professional experience and diversity of backgrounds necessary to oversee our business and who can contribute to the overall effectiveness of our board. The committee also carefully reviews and considers the independence of potential nominees, which for the Company is a complex undertaking in light of the scope of Alpha’s business and the resulting risk that nominees or their affiliates may have business relationships with the Company. Under the process overseen by our nominating and corporate governance committee, we are responsive to our stockholders’ recommendations for director nominees and currently have a well-functioning team of directors with a diverse range of expertise and experience. Through this process, we believe that our nominating and corporate governance committee and board achieve the optimal balance of directors and best serve Alpha and all of our stockholders.

This proxy access proposal would enable a holder or a group of holders owning as little as 3% of our outstanding shares to completely bypass our director nomination process by placing directly into nomination board candidates who may fail to (i) meet independence or other qualifications established by the board, NYSE or SEC; (ii) contribute to the desired mix of skills, experiences and perspectives necessary for our board and business; or (iii) represent the interests of our stockholders as a whole.

Stockholders Currently Have the Ability to Effectively Voice Their Opinions and Ensure that the Board of Directors is Accountable to Stockholders

For example:

•	All directors are elected annually.

•

Directors are elected by a majority vote standard and, if a director is not elected, the director is expected to tender his or her resignation from the board under our Corporate Governance Practices and Policies.

•	We have a lead independent director with substantive responsibilities.

•	A substantial majority of our board members are independent;

•	Stockholders are able to:

•	Communicate with any director, any board committee or the full board, as discussed under “Communicating with the Board of Directors” on page 24;

•

Submit proposals for consideration at an annual meeting and for inclusion in Alpha’s proxy statement for that meeting, subject to certain conditions and the rules and regulations of the SEC as described under “Stockholder Proposals for the 2016 Annual Meeting” on page 72; and

•

Submit proposals, including nominations of director candidates, directly at an annual meeting, subject to the conditions set forth in our bylaws as described under “Nominating and Corporate Governance Committee” on page 17.

Implementation of a Proxy Access Bylaw Could Have a Number of Other Significant Adverse Consequences

•

Inexperienced, Fragmented and Unstable Board. Proxy access may lead to an inexperienced, fragmented and unstable board that is less efficient and less focused on creating long-term value for our stockholders. High turnover and an inability to attract highly qualified individuals to the board could produce an inexperienced board that lacks the sufficient knowledge and understanding of our current and past business necessary to provide meaningful and effective oversight of our operations and long-term strategies.

•

Distraction to the Board and Management. Our directors and management would be required to divert their attention from managing and overseeing our business to focusing on disruptive proxy contests in the election of directors. This could also encourage a short-term focus to the management of the business that would not be in the best interests of our stockholders.

•

Increasing Influence of Special Interest Groups. Proxy access allows a stockholder with a special interest to use the proxy access process to promote a specific agenda rather than the interests of all stockholders, creating the risk of factionalizing the board and politicizing the board election process at virtually no cost to the proponent. The election of a stockholder-nominated director via the proposed proxy access process, particularly one representing a narrow interest, risks disrupting the board and preventing the board from effectively promoting the long-term interests of all stockholders. Unlike the members of the nominating and corporate governance committee, who owe a fiduciary duty to all of the stockholders when recommending nominees, a stockholder making a nomination through the proxy access procedure has no fiduciary obligations and could look to serve its own interests to the detriment of the other stockholders.

•

Increasing and Inequitably Allocating Proxy Expenses. Proxy access would create an uneven playing field by facilitating expensive and disruptive proxy contests in which we would bear substantial additional expense, while stockholders would need to expend little resources to promote their nominee(s) and thus have little financial, vested interest or “skin in the game.” Alpha already bears the significant expense of filing and distributing its own proxy materials. Proxy access would enable stockholders to impose on the Company a substantial portion (if not all) of the expenses associated with soliciting proxies for their nominee(s). Additionally, in a proxy contest, the board would likely undertake an additional and expensive campaign to support its nominees and inform stockholders why the stockholder nominee(s) should not be elected. The United States Court of Appeals for the District of Columbia invalidated the SEC’s proxy access rule because the Court determined, among other failings, that the SEC did not adequately assess the expenses resulting from proxy contests.

This Proposal Does Not Protect the Company or Its Stockholders

The proposal asks the board to implement a potentially risky version of proxy access, which not only lacks protection against abuse but may actually invite it. The proposal does not expressly include protections. For example:

•

The proposal does not address any protections relating to independence of a stockholder nominee or information to be provided to the Company with respect to a nomination. Additionally, the introduction of a non-independent director to the board may cause the Company to be out of compliance with NYSE or SEC independence requirements, which could ultimately harm stockholders.

•

The proposal does not require nominating stockholders to retain voting and investment power of the shares they must own to establish eligibility to nominate a director. A stockholder could have a net short position on the Company’s stock and still be entitled to make a nomination. Proxy access should only be available to stockholders that possess ultimate ownership rights over the shares.

•

The proposal does not require nominating stockholders to retain ownership of their shares through the meeting date. A nominating stockholder could sell all of its shares prior to the meeting date, potentially creating a misalignment between the interests of the nominating stockholder and the other stockholders of the Company.

•

The proposal does not require that nominating stockholders certify that they are not seeking to effect a change in control of the Company. Proxy access is intended to give stockholders an opportunity to have their nominees for election included in the Company’s proxy materials; it should not be a mechanism for effecting a change in control of the Company.

Proponent Admits It Targeted Alpha Solely Because It Is a Fossil Fuel Company, and Not Because of Its Corporate Governance Practices

The proponent’s website lists 75 companies to whom it submitted this proposal under its so-called “Board Accountability Project,” one-third of which are energy companies. The sole reason presented for submitting this proposal to us is that Alpha is a fossil fuel company. The proponent does not indicate that we have objectionable governance practices; rather, the proponent targets Alpha because of the assets that we own and the business that we conduct. This discriminatory targeting of Alpha simply because it is a fossil fuel company demonstrates the political motivation of this proposal, which has nothing to do with any corporate governance issue identified by the proponent. The proposal is a political device that is not presented for the purpose of promoting the best interests of all of our stockholders.

For all the reasons described above, the Company believes it is in the best interests of the Company and its stockholders to vote against this proposal.

IF PROPERLY PRESENTED AT THE ANNUAL MEETING, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THE STOCKHOLDER PROPOSAL

REGARDING PROXY ACCESS

Your vote is very important, and we urge you to vote by one of the following ways:

•	via the internet,

•	by telephone, or

•	by marking, signing, dating and promptly returning your proxy card by mail.

Any proxy may be revoked at any time before your shares are voted at the annual meeting.

By Order of the Board of Directors

Richard H. Verheij

Executive Vice President, General

Counsel and Corporate Secretary

April 9, 2015

Bristol, Virginia

APPENDIX A

CERTIFICATE OF AMENDMENT OF

THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF ALPHA NATURAL RESOURCES, INC.

The undersigned officer of Alpha Natural Resources, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The name of the Corporation is Alpha Natural Resources, Inc.

SECOND: Section (A) of Article IV: AUTHORIZED CAPITAL STOCK of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

A.	The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 610,000,000, which shall be divided into two classes as follows:

1.	600,000,000 shares of Common Stock, par value $0.01 per share (“Common Stock”); and

2.	10,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”). The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, as are not inconsistent with this Certificate of Incorporation or any amendment hereto, and as may be permitted by the Delaware Code.

THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: The foregoing amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, this [            ] day of [            ], [            ].

ALPHA NATURAL RESOURCES, INC.

By:
Name:
Title:

A-1

APPENDIX B

The following sets forth the text of ten proposed amendments (the “Reverse Stock Split Amendments”) to the Company’s Amended and Restated Certificate of Incorporation, identified as Amendments A-J. The text of each alternate amendment differs solely with respect to the bracketed values set forth below. The share values for each of the ten Reverse Stock Split Amendments shall be inserted based upon (i) the Reverse Stock Split ratio determined by the board of directors, and (ii) whether the Authorized Share Increase has been approved by stockholders and effected. Only the applicable Reverse Stock Split Amendment providing for the Reverse Stock Split ratio selected by the board of directors will be filed with the Secretary of State of the State of Delaware and become effective. Upon such an event, the board of directors shall abandon all other Reverse Stock Split Amendments.

CERTIFICATE OF AMENDMENT OF

THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF ALPHA NATURAL RESOURCES, INC.

The undersigned officer of Alpha Natural Resources, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The name of the Corporation is Alpha Natural Resources, Inc.

SECOND: Section (A) of Article IV: AUTHORIZED CAPITAL STOCK of the Amended and Restated Certificate of Incorporation of the Corporation shall be hereby amended to read in its entirety as follows:

A. The total number of shares of all classes of stock that the Corporation shall have the authority to issue is [Amendment A: 90,000,000; Amendment B: 50,000,000; Amendment C: 43,333,333; Amendment D: 36,666,667 Amendment E: 30,000,000; Amendment F: 130,000,000; Amendment G: 70,000,000; Amendment H: 60,000,000; Amendment I: 50,000,000; Amendment J: 40,000,000], which shall be divided into two classes as follows:

1. [Amendment A: 80,000,000; Amendment B: 40,000,000; Amendment C: 33,333,333; Amendment D: 26,666,667 Amendment E: 20,000,000; Amendment F: 120,000,000; Amendment G: 60,000,000; Amendment H: 50,000,000; Amendment I: 40,000,000; Amendment J: 30,000,000] shares of Common Stock, par value $0.01 per share (“Common Stock”); and

2. 10,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”). The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, as are not inconsistent with this Certificate of Incorporation or any amendment hereto, and as may be permitted by the Delaware Code.

Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware Code of this Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation, each [Amendment A: 5; Amendment B: 10; Amendment C: 12; Amendment D: 15; Amendment E: 20; Amendment F: 5; Amendment G: 10; Amendment H: 12; Amendment I: 15; Amendment J: 20] shares of the Corporation’s Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and non-assessable share of the Corporation’s Common Stock, par value $0.01 per share, automatically and without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as

B-1

described below (the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional shares upon the submission of a transmittal letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the proceeds attributable to the sale of the fractional shares resulting from the aggregation and sale by the Corporation’s transfer agent of all fractional share interests attributable to the fractional shares otherwise issuable. Until surrendered, each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall only represent the number of whole shares of Common Stock into which the shares of Common Stock formerly represented by such Old Certificate were combined into as a result of the Reverse Stock Split.

THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: The foregoing amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, this [            ] day of [            ], [            ].

ALPHA NATURAL RESOURCES, INC.

By:
Name:
Title:

B-2

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 20, 2015.
Vote by Internet
• Go to www.envisionreports.com/ANR
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example except as otherwise provided. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	The Board of Directors recommends a vote FOR the Director nominees in Proposal 1.

1. Election of seven nominees each to serve as a director, and each of whom is currently serving as a director of Alpha.									+
	For	Against	Abstain	The Board of Directors recommends a vote FOR Proposals 2 – 5.
01 - Kevin S. Crutchfield	☐	☐	☐
						For	Against	Abstain
02 - William J. Crowley, Jr.	☐	☐	☐	2.	APPROVAL OF A PROPOSED AUTHORIZED SHARE INCREASE.	☐	☐	☐
03 - E. Linn Draper, Jr.	☐	☐	☐	3.	APPROVAL OF A REVERSE STOCK SPLIT AND AUTHORIZED SHARE DECREASE.	For ☐	Against ☐	Abstain ☐
04 - Deborah M. Fretz	☐	☐	☐	4.	ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.	For ☐	Against ☐	Abstain ☐
05 - P. Michael Giftos	☐	☐	☐	5.	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, KPMG LLP.	For ☐	Against ☐	Abstain ☐
06 - L. Patrick Hassey	☐	☐	☐	The Board of Directors recommends a vote AGAINST Proposal 6.

07 - Joel Richards, III	☐	☐	☐	6.	A STOCKHOLDER PROPOSAL REGARDING PROXY ACCESS.	For ☐	Against ☐	Abstain ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

Driving Directions:

Nearest Airport: Tri Cities, Tennessee — TRI

Take TN 75 South toward Airport Pkwy/TN-357 N. Merge onto Airport Pkwy/TN-357 N via the ramp on the Right. Merge onto I-81 N (Crossing into Virginia). Take the Old Airport Road exit, Exit 7. Turn left off the exit onto Old Airport Road. Turn left onto Linden Drive. The Holiday Inn Hotel & Suites - Bristol Convention Center is at the top of the hill.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Alpha Natural Resources, Inc. (the “Company”) hereby appoints Kevin S. Crutchfield, Richard H. Verheij and William L. Phillips III, and each of them, the proxies of the undersigned, with power to act without the other and with full power of substitution, to attend and represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Holiday Inn Hotel & Suites - Bristol Convention Center, located at 3005 Linden Drive, Bristol, Virginia 24202, on Thursday, May 21, 2015, at 8:00 a.m. Eastern Time, and at any adjournment or postponement thereof, and to vote all of such shares that the undersigned is entitled to vote at such Annual Meeting or at any adjournment or postponement thereof, as stated on the reverse side or as otherwise properly presented at such Annual Meeting.

THIS PROXY WILL BE VOTED BY THE PROXIES AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4 AND 5 AND “AGAINST” PROPOSAL 6, AND IN ACCORDANCE WITH THE PROXIES’ BEST JUDGMENT UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

You are urged to vote by Internet or by telephone or mark, sign, date and return your proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed in the United States.

B	Non-Voting Item
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign
Below

NOTE: Please sign exactly as name appears on this proxy. If joint owners, EACH should sign this proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your FULL title as such and the name of such trust, corporation or other organization.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+